================================================================================
     As filed with the Securities and Exchange Commission on April 16, 1997
                                                      Registration No. 333-22643

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                 AMENDMENT NO. 1
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                                 UP SEDONA, INC.
      (Exact Name of Registrant as specified in its governing instruments)
                             ---------------------
                         2601 E. THOMAS ROAD, SUITE 225
                             PHOENIX, ARIZONA 85018
                                 (602) 955-9190
                    (Address of principal executive offices)
                             ---------------------
                                 William Oliver
                                 UP Sedona, Inc.
             2601 E. Thomas Road, Suite 225, Phoenix, Arizona 85018
                                 (602) 955-9190
                     (Name and address of agent for service)

                                   COPIES TO:

                               Jean E. Harris, Esq
          O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A.
                       One East Camelback Road, Suite 1100
                           Phoenix, Arizona 85012-1656
                                 (602) 263-2400

            APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF
                          THE SECURITIES TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                                              PROPOSED MAXIMUM
                 TITLE OF                       AGGREGATE         AMOUNT OF
        SECURITIES BEING REGISTERED          OFFERING PRICE    REGISTRATION FEE
--------------------------------------------------------------------------------
Resort Hotel Investment Units
(Condominium Units coupled with
  mandatory rental pool)...................    $43,827,100      $13,280.94(1)(2)
================================================================================

(1) Calculated pursuant to Rule 457(o) of the Rules and Regulations under the Securities Act of 1933.
(2) Of the $13,280.94, $12,878.79 was previously paid by the Registrant upon the initial filing of this Registration Statement with the Securities and Exchange Commission on March 3, 1997.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS                          Subject to Completion, dated April ___, 1997
----------


                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                       225 RESORT HOTEL INVESTMENT UNITS


          UP Sedona, Inc., is offering for sale 225 condominiums as resort hotel investment units in a hotel called the Sedona Golf Resort and Conference Center. Each unit is subject to a mandatory Hotel Operating and Rental Pool Agreement that appoints Delta Hotels International, Inc. as the manager of the hotel. Each owner will own his unit, which includes an undivided interest in the common areas of the hotel.

          The units sell for between $165,900 and $207,900, depending on the size and location within the hotel. The hotel will consist of one-bedroom, studio and executive units, a lobby, ballroom, conference rooms, restaurant, pool and access to recreational facilities.

          UP Sedona, Inc. will pay a commission of up to _____% of the gross sales price of the unit to broker-dealers selected by UP Sedona, Inc. to participate in the offering.







--------------------------------------------------------------------------------
The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------


          The information in this Prospectus is not complete and may be amended. UP Sedona, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted.

              The date of this Prospectus is ________________, 1997

[Inside front cover]









                    Picture of Sedona Golf Resort golf course













              Rendering of Model of Hotel Against Surrounding Area








          Purchasers are not acquiring any interest in the above golf course or in any revenue generated from the golf course operations. The hotel is not yet constructed.

                                TABLE OF CONTENTS
                                -----------------

QUESTIONS AND ANSWERS......................................................  1

SUMMARY....................................................................  3

RISK FACTORS...............................................................  7
     Revenue May Not Cover Expenses........................................  7
     Risks in Relying on Forcasts..........................................  7
     Dependence on the Hotel Operator......................................  7
     Inexperience of Association Directors.................................  8
     Dependence on Golf Operator...........................................  8
     Competition...........................................................  8
     Hotel Operating Uncertainties.........................................  8
     Seasonal Fluctuations.................................................  9
     Remoteness of Location................................................  9
     Potential Liability of Ownership......................................  9
     Limited Resale Market.................................................  9
     Potential Liability for Violation of Environmental Laws...............  9
     Significant Income Tax Considerations to Owners.......................  9

THE HOTEL.................................................................. 12
     General............................................................... 12
     The Units............................................................. 12
     Conference Facilities................................................. 13
     Other Facilities...................................................... 13
     Recreational Amenities................................................ 13
     Additional Benefits to Owners......................................... 13
     The Sedona Golf Resort................................................ 14
          The Golf Course.................................................. 14
          Multi/Single Family Residential Development...................... 14
          Commercial/Retail Development.................................... 14
          The Ridge Timeshare Resort....................................... 14

THE HOTEL INDUSTRY......................................................... 15
     General............................................................... 15
     Hotel Terminology..................................................... 15
     Recent Performance.................................................... 16
     Resort Market......................................................... 16
     Arizona............................................................... 18
     The Sedona Market..................................................... 19
          Sedona     ...................................................... 19
          Market Overview.................................................. 19
          Resort Market Seasonality........................................ 25
          Market Demand.................................................... 25
          Future Demand Growth............................................. 27
          Prospective New Resort Supply.................................... 27
          Market Penetration for the Hotel................................. 27
          Average Daily Rate............................................... 29
          Conclusion ...................................................... 29

BASIS FOR FORECASTS AND SUMMARY OF SELECTED
     FINANCIAL PERFORMANCE................................................. 29

THE HOTEL OPERATOR......................................................... 32
     Delta Hotels International, Inc....................................... 32

MANAGEMENT OF THE HOTEL AND THE RENTAL POOL................................ 34
     Management of the Rental Pool......................................... 34
          Mandatory Participation in the Rental Pool....................... 34
          Owners' Use of Units............................................. 34
     Allocation of Revenue and Expenses.................................... 35
     Direct Expenses of Owners............................................. 36
     Rental Pool Reports................................................... 37
     Distributions from Rental Pool........................................ 37
     Reserves.............................................................. 38
     Shortfalls............................................................ 38
     Hotel Operator May Rely Upon Acts of Board of Directors............... 39
     Management and Maintenance of the Hotel............................... 39
     Fees Paid to Hotel Operator........................................... 39
     Termination of Hotel Operator......................................... 41
     Removal of the Hotel Operator's Brand................................. 42
     Sale of a Unit by An Owner............................................ 42

SUMMARY OF DECLARATION AND RELATED
     DOCUMENTS............................................................. 43
     The Association....................................................... 43
          Voting Rights.................................................... 44
          Meetings   ...................................................... 45
          Board of Directors; Officers..................................... 45
     Use Restrictions...................................................... 46
     Development Rights.................................................... 47
     Insurance............................................................. 47
     Enforcement of the Declaration........................................ 47

UP SEDONA, INC............................................................. 48
     Management............................................................ 48
     Development of the Hotel.............................................. 49
     Prior Developments of United Properties............................... 49

DETERMINATION OF PURCHASE PRICE............................................ 50

USE OF PROCEEDS............................................................ 50

PLAN OF DISTRIBUTION....................................................... 50

HOW TO PURCHASE............................................................ 50

CERTAIN FEDERAL AND STATE INCOME TAX ASPECTS............................... 51
     Entity Classification of Rental Pool and Taxation of
          Ownership of Units............................................... 52
     Classification as a Partnership....................................... 53
     Tax Consequences of Rental Pool to Owners............................. 53
     Administrative and Compliance Matters................................. 58
     Possible Changes in Federal Tax Laws.................................. 59
     Investment by Foreign Persons......................................... 59
     Corporate Investors................................................... 60
     State and Local Taxes................................................. 60

LEGAL MATTERS.............................................................. 60

EXPERTS.................................................................... 60

SUMMARY OF PROMOTIONAL AND SALES MATERIAL.................................. 61

ADDITIONAL INFORMATION..................................................... 61

FORECASTS..................................................................F-1

FINANCIAL STATEMENTS......................................................FS-1

Annex A - Schedule of Purchase Prices of Units................................
Annex B - Hotel Operating and Rental Pool Agreement...........................
Annex C - Percentage Interest Schedule........................................
Annex D - Purchase Contract...................................................

                              QUESTIONS AND ANSWERS

Q:   What is a resort hotel investment unit?

A: A resort hotel investment unit (a "Unit") is a condominium, together with an undivided interest in the common areas of the hotel, which will be operated with other condominiums as a hotel under a mandatory rental pool. Each condominium is a hotel suite.

Q:   What type of hotel is it?

A: The hotel is a first-class resort hotel. The hotel will consist of the suites, the lobby, the conference rooms, the restaurant and all other hotel facilities. Owners and guests will have access to golf and spa facilities at discounted rates. The hotel should be open by January 1, 1999.

Q:   Who is going to manage the hotel?

A: The hotel will be managed by Delta Hotels International, Inc., a wholly owned subsidiary of Delta Hotels Limited, under the Hotel Operating and Rental Pool Agreement. Delta Hotels Limited is Canada's largest privately owned hotel company. Most of the rooms under Delta Hotel's management are in hotels rated "four-star" by the Canadian/American Automobile Association.

Q:   What happens if Delta quits?

A: The Board of Directors of the Condominium Association will be responsible for selecting another hotel operator. In the unlikely event that a replacement operator cannot be found immediately, the Condominium Association will be responsible for running the hotel.

Q:   What is UP Sedona's involvement after the offering?

A: UP Sedona will not have a role in managing the hotel. If all the Units are not sold, it will be an owner treated the same as every other owner.

Q:   How often can I use my Unit?


A: If you give six months advance notice, you are guaranteed the use of your Unit for a maximum of 14 days per year. If you give 15 days notice or less, you may reserve your Unit for an additional 14 days per year but only if your Unit has not been reserved and the hotel is less than 80% booked. You should be aware that there may be adverse tax consequences if you exercise this additional right.

Q:   How does the Hotel Operating and Rental Pool Agreement work?


A: The hotel operator will rent the Units to hotel guests and pool the revenue for the owners. After paying the expenses associated with running the hotel, the hotel operator will distribute the balance, if any, to the owners. You will not share in the revenue of the hotel for any day you use your Unit, but will still be obligated for your share of the expenses.

Q:   What happens if the hotel loses money?

A: If the hotel loses money, you and other Unit owners will be responsible for making up any shortfalls. During the first year of operations, UP Sedona, Inc. is obligated, no matter how well the hotel performs, to contribute to each owner an amount necessary to ensure a break-even cash flow for owners, assuming a certain amount of financing, whether taken out or not. (See "Cash Flow Distributions" on page 4 for a more detailed explanation.)

Q:   Will there be any debt on the hotel property?

A: The only debt will be that of individual owners. The construction of the hotel will be financed by UP Sedona, Inc. This debt against each Unit will be discharged on the closing of each sale.

Q: What if UP Sedona Inc. gets into financial difficulty and cannot complete construction of the hotel?

A: All funds from sales of Units are held in escrow during construction and are not released to UP Sedona, Inc. until completion of the hotel. In the event the hotel is not completed, the funds deposited by you will be returned and you will have no obligation to complete the purchase of your Unit. Your funds cannot be held for more than two years.

Q:   How does the Condominium Association work?

A: All of the owners of Units are members of the Sedona Golf Resort and Conference Center Condominium Association. The members elect a Board of Directors whose duties will include approving the annual operating plan and budget for the hotel and reviewing the performance of the hotel Operator.

Q:   What payments will I make as an owner of a Unit?

A: You will have to make payments on any loan you obtained to buy your Unit, pay the real property taxes on your Unit, your share of Condominium Association expenses, and pay any income and/or capital gains taxes that may result from the ownership of your Unit.

Q:   Do I own the contents in my Unit?


A: Yes; however, you may not alter or remove any of the furnishings or fixtures.

Q:   May I sell my Unit?

A: You may sell your Unit at any time as long as the purchaser signs the Hotel Operating and Rental Pool Agreement.

Q:   How well is the U.S. hotel industry doing?

A: By three key measures of financial performance (occupancy, average daily rate and revenue per available room), the U.S. hotel industry has been on the rise over the past five years, according to Smith Travel Research. While there are still many opportunities and challenges that face the industry, the latter part of this decade still looks to be one of the most attractive times to participate in this industry.

Q:   What are the tax implications of owning a Unit?


A: You will be required to report on your federal income tax return your share of income from the hotel. The rental pool will be taxed as a partnership for federal income tax purposes.

     You may be able to deduct property taxes, interest expense and depreciation for your Unit. Your tax deductions may be limited by certain provisions of the Internal Revenue Code, including provisions governing vacation home rentals, passive activity losses, and interest expense.

Q:   Are there risks involved in purchasing a Unit?

A: There are inherent risks in any investment. While we have tried to present as realistic a picture as possible, the hotel may not perform as well as anticipated. Conditions that today are favorable to the hotel industry may change substantially before the hotel opens. Even though we believe our analysis points to the hotel being successful, we cannot assure you that this will be the case.

                                     SUMMARY

          This Summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. To understand what ownership of a Unit means and for a more complete description of the legal terms involved, you should read carefully this entire Prospectus including the documents in the Annex.


Seller The seller of the Units is UP Sedona, Inc., an Arizona corporation ("UP Sedona"), which is indirectly owned by United Properties Ltd., a Canadian real estate development company. United Properties Ltd. was incorporated in 1975 and operates in British Columbia and the Northwest United States. It has developed approximately 4,500 housing units having an aggregate sales value of in excess of $650 million (Canadian). You will not acquire any ownership interest in either UP Sedona or United Properties Ltd.

                   UP Sedona will not have any management role in the hotel after the offering. Once the last Unit is sold, UP Sedona's involvement will be limited to honoring the break-even cash flow contribution and construction guarantees. If all the Units are not sold, the Units will remain in the rental pool and UP Sedona will be an owner on the same basis as other owners.

                   UP Sedona maintains its principal executive offices at 2601 East Thomas Road, Suite 225, Phoenix, Arizona 85016, and its telephone number is (602) 955-9190.

The Units          Each  Unit  is  a fully-furnished hotel suite  with  kitchen facilities and a living/sleeping area. Each Unit also includes an undivided interest in the common areas of the hotel and is subject to a mandatory rental pool agreement.

The Hotel          The  hotel is  called  Sedona  Golf  Resort and  Conference
                   Center. It is located in the Village of Oak Creek, Arizona, near the city of Sedona. Construction of the hotel is anticipated to begin in April 1997 and to be completed by December 31, 1998. The hotel will contain 225 suites (hotel rooms), a conference center, lobby, ballroom, restaurant, pool and parking facilities. Owners of Units and guests of the hotel will also be able to use the golf course of Sedona
                   Golf Resort and the Ridge Spa and Racquet Club at discounted rates.

The Hotel          The Hotel Operating and Rental Pool Agreement  requires  the
Operating and      pooling of  all revenue earned by all  of the  Units in the
Rental Pool        rental pool and  all  expenses.  A   mandatory  rental  pool
Agreement          provides the hotel  operator with a sufficient number of the hotel rooms to effectively operate the hotel. Your Unit will be in the rental pool unless you reserve  your Unit for your own use.  You will not share in the revenue for any day that you use your Unit but you will be obligated to pay your full
                   share  of  expenses.   Delta  Hotels   International,   Inc.
                   ("Delta")  will  be  the  hotel  operator  under  the  Hotel
                   Operating and Rental Pool Agreement.

Personal Use       You are guaranteed the use of your Unit for a maximum of 14 days per year with six months notice. An additional 14 days use is permitted with no more than 15 days notice but only if your room has not already been reserved and the hotel is less than 80% booked. You will be responsible for monitoring your usage and the hotel operator and UP Sedona will not have any liability for any adverse tax consequences of your personal usage. If you begin a stay on a Friday or a Saturday, you must stay a minimum of two nights. You may not use your Unit for two or three day stays beginning on a Friday or a Saturday more than four times per year. Certain
                   Units called "executive Units" will not be available for personal use.

The Hotel          Delta  Hotels  International, Inc. is owned by Delta  Hotels
Operator           Limited, based in  Toronto, Ontario, Canada.  Delta  Hotels
                   Limited is Canada's largest privately owned hotel company, with over 6,500 guest rooms under management in Canada.
                   Delta Hotels Limited through its affiliates also manages hotels in Florida, the Caribbean and in Asia. Delta is not affiliated with either UP Sedona or United Properties Ltd.

Reserves At the closing of the purchase of your Unit, you will be required to contribute your share, as outlined in Annex A, of an operating cash reserve of $250,000. This reserve will be available to the hotel operator for working capital purposes commencing in the second year of hotel operations. The hotel operator will also establish reserves for capital expenditures for the repair and replacement of the hotel property and for the repair and replacement of furniture, fixtures and equipment ranging from 2% of gross revenue beginning in year two of operations to a maximum of 5% of gross revenue for year five and after. These reserves are in addition to the retention of a portion of distributable cash flow, which is described below.

Shortfalls         If at  any  time the  funds from  hotel  operations are  not sufficient to pay the expenses of operating the hotel, to maintain reserves, or to make capital expenditures in excess of the established reserves, all owners of Units will be obligated to pay their share of the shortfall. The hotel operator may elect, but is not obligated, to advance such amount and be repaid, plus interest, out of future cash flow from hotel operations. Interest on advances by the hotel operator will be computed at the prime rate (as outlined in the Hotel Operating and Rental Pool Agreement) plus 2% per annum.

Cash Flow          UP Sedona will contribute to each owner an amount  necessary
Distributions      to ensure a break-even cash flow after debt service for the first year of operations. The amount contributed assumes an amount of debt service as if a purchaser obtained an adjustable rate mortgage for 75% of the purchase price at an interest rate of 8% with a five-year term and 30 year amortization. An amount not less than $1.1 million from the sale proceeds of the Units will be held in escrow for the benefit of owners to meet this obligation. UP Sedona forecasts, though cannot assure, that the hotel will begin to provide annual cash flow distributions in year two in an amount that exceeds the implied debt service.

Risks of           The  hotel  has no  operating  history  on  which  to rely;
Forecasts          therefore, the anticipated performance is based on forecasts.
                   While UP Sedona  believes that it has considered all factors that might affect the overall  economic  performance,  there are inherent  risks in relying on forecasts.  Actual results
                   can  differ  materially  from  results   forecasted  if  the
                   assumptions  underlying the forecasts prove to be incorrect.
                   Adverse consequences can occur if forecasted results are not achieved.

Timing  of         The  hotel  operator will  prepare  monthly  reports on the
Distributions      operation of the hotel and distribute any rental pool income to owners by the 20th day  following  the end of each month.
                   The  hotel  operator  may  choose to make  distributions  of
                   income   based  on  an   estimate   of  the  annual   amount
                   distributable to owners, less an amount not to exceed 20%, and make distributions in 12 equal monthly installments with the balance, if any, paid at the end of the year. Prior to making distributions of rental pool income, the hotel operator will adjust your share of such income to take into account your use of your Unit.

Prices of          The initial  purchase  prices of Units have been established
Units              by UP Sedona.  UP Sedona is not  required  to  maintain  the initial  purchase price schedule,  and may increase or lower the purchase  price of any Unit.  The price of a Unit cannot be changed once a purchase  contract  has been  executed for such Unit.  The  schedule of  purchase  prices for each Unit designated by type and location  together with the amount to
                   be   contributed  to  the  operating  cash  reserve  by  the
                   purchaser of such Unit are set forth in Annex A. The percentage interest for a Unit determines the share of revenue and expenses for that Unit and is set forth in Annex
                   C. The percentage interest will not change even if prices of Units change in the future.

Purchase           To purchase a Unit you must execute an irrevocable  purchase
Procedure          contract.  Upon  execution of a  purchase  contract, you are required to make a down  payment in the amount of 10% of the purchase  price of your Unit with an  additional  10% due as construction  progresses.  The down  payment will be held in escrow  for  your  benefit  and will  not be  available  for
                   distribution   to  UP  Sedona   until  the   completion   of
                   construction (estimated to be no later than December 31, 1998) and the hotel is ready to commence operations. At that time, the purchase of all Units under contract will be completed and the balance of the purchase price together with any closing costs and the operating cash reserves contribution will be due. Additional closings will occur as Units are sold. No minimum number of Units must be sold before UP Sedona can complete the sale of Units.

Financing          Prospective owners may obtain financing from  any  available source. UP Sedona may make referrals for financing for owners on terms that will vary based on market conditions.
                   Each prospective owner will be required to qualify for financing based on the requirements of the particular lender. If a prospective owner is rejected for a loan, either the prospective owner or UP Sedona may cancel the purchase contract.

Tax                 The rental pool will be treated as a partnership for federal
Considerations      income tax purposes. You must therefore report your share of the  rental  pool's  taxable  income  and  loss on your  own federal  income  tax  return.  You will be  entitled  to any available  deductions  associated with ownership of the Unit for federal  income tax purposes,  including  deductions for
                    property   taxes,    investment    interest    expense   and
                    depreciation. For a more complete discussion of the tax consequences of Unit ownership, see "Certain Federal and State Income Tax Aspects" on page 51

                    If you use your Unit for more than the greater of (i) 14 days, or (ii) 10% of the total number of days during the year that your Unit is rented for fair value, you may deduct your share of expenses from the rental pool only up to the amount of your share of gross income from the rental pool. In addition, your personal use increases the portion of any expenses that will be non-deductible as personal expenses. However, personal use in excess of 14 days may permit you to deduct interest on any financing used to acquire a Unit as qualified residence (or home mortgage) interest if the Unit is treated as a second residence.

                    You are encouraged to consult your own tax advisors concerning your particular situation and the impact that your participation in the hotel may have on your federal income tax liability and any state and local income and other tax laws liability.

The                 When you purchase your Unit, you will automatically become a
Condominium         member of the Sedona Golf  Resort  and   Conference   Center
Association         Condominium Association. The Association  will supervise the maintenance and management of the Units, will enter into and monitor the Hotel Operating and Rental Pool Agreement, and will levy, collect and enforce the assessments of the Association. The Association assessments (after taking into account hotel revenue and expenses) are currently budgeted at a total of $50,000 for the first year and are intended to cover fees for professional services and administrative expenses incurred by the Association. The owners will elect a Board of Directors who will be responsible for managing the Association and acting on behalf of the owners.

                                  RISK FACTORS

          Prospective investors should carefully consider the following together with the other information contained in this Prospectus before purchasing Units.

          REVENUE MAY NOT COVER EXPENSES. If the hotel fails to reach the level of occupancy anticipated and room rates are not as high as expected, the hotel may not generate enough income to cover its operating expenses. In addition, if operating costs exceed those forecasted, there can be no assurance that revenue will increase sufficiently to cover such increases. There can be no assurances that the rental pool income payable to an owner in any year will exceed the owner's share of hotel operating costs, reserves and potential capital expenditures in excess of such reserves for that year and the payments on any loan obtained by an owner to purchase a Unit. Occupancy required to break-even before any debt service, assuming the forecasted average daily rate, is 38.08% in year five, the anticipated first year of stabilized operations. The level of occupancy required to cover debt service on an owner's loan will depend on the terms of the specific financing obtained by him.

          If a significant number of owners default on assessments made to cover hotel operating costs, the Association may have insufficient funds to pay maintenance and operating costs, which could result in the loss of the ability to operate the property as a hotel. In such event, while the defaulting owners will not be relieved from their obligation to pay delinquent assessments, an increased regular assessment or a special assessment (which requires a two-thirds vote of all Unit owners, except delinquent owners whose voting rights have been suspended) may be levied against all Units in order to defray the operating shortfall.

          RISKS IN RELYING ON FORECASTS. The hotel has no operating history; therefore, the anticipated performance is based on forecasts. While UP Sedona believes it has considered all factors that might affect the overall economic performance, there are inherent risks in relying on forecasts. Actual results can differ materially from results forecasted if the assumptions underlying the forecasts prove to be incorrect. Factors that can cause actual performance to vary with that of a forecast include, among others, occupancy rate achieved, actual average daily rate, restaurant performance, the effects of competition, strength of the tourist sector of the economy and assumptions regarding the effects of inflation. No assurance can be given that the assumptions will prove correct or that actual results will not differ from the results forecasted. Adverse consequences can occur if forecasted results are not achieved.

          DEPENDENCE ON THE HOTEL OPERATOR. The Hotel Operating and Rental Pool Agreement appoints the hotel operator as the manager of the rental pool and the bookings of the Units for a term of 10 years, unless earlier terminated. Success of the hotel will depend to a great extent on the efforts and abilities of the hotel operator. The loss of its services could have a material adverse effect on the hotel's business and results of operation. The hotel operator may terminate its appointment upon 60 days' prior notice if the owners fail to make or authorize it to make capital expenditures without which the hotel cannot be operated as a first class hotel (in the opinion of the hotel operator).

          If the hotel operator is terminated or resigns, it may be difficult to contract with another party to immediately provide replacement services at comparable costs. Termination could result in cancellations of reservations, reduced maintenance, loss of operating licenses such as liquor licenses, loss of staff and delays in transferring operations to a new hotel operator. The hotel could experience lower occupancy and thus reduced revenue during a transition. If the Condominium Association is required to operate the hotel for an interim period, the Association may be at a disadvantage without the benefits of an advanced reservation booking system and national advertising provided by a hotel operator.

          INEXPERIENCE OF ASSOCIATION DIRECTORS. Following relinquishment of control of the Association by UP Sedona, the Association will be governed by a Board of Directors, all of whom will be Unit owners. These directors may have little or no experience in operating a hotel or a rental pool. While the directors may hire an independent management company, management agent or executive director to assist the directors in performing their duties to oversee and review the services and operational results of the hotel operator, the hotel operating inexperience of the directors may result in the directors not being able to recognize or take corrective action to remedy operating deficiencies by the hotel operator.

          DEPENDENCE ON GOLF OPERATOR. Satisfactory occupancy and room rates is dependent on access to golf facilities, which has been arranged with the Sedona Golf Resort. Neither the hotel operator nor the owners will have any ability to control or direct the operations of the golf course. If the owner of the golf course fails to properly maintain the golf course, occupancy and room rates may decline.

          COMPETITION. The success of the hotel will be determined by its location, quality of accommodations, roomrate structure and the quality of its food and beverage menus and meeting facilities. The hotel will compete with existing hotels and resorts, as well as with future hotels and resorts that may be developed in proximity to the hotel. Although 846 rooms (excluding the hotel) have recently been added to the hotel supply or are under development or in the planning process, only 150 are full service and are directly competitive with the hotel. Because of the capacity constraints, UP Sedona believes that it is unlikely that additional hotel development will result in an over supply of hotel rooms. Competition in the future may be affected by changes in the hotel market in Sedona, changes in local or regional population patterns, changes in disposable income characteristics, changes in travel patterns and preferences, and periodic over-building that can adversely affect patronage levels.

          HOTEL OPERATING UNCERTAINTIES. The value of the hotel will depend on the ability of the hotel operator to maintain or increase gross revenue sufficient to cover operating expenses and generate a reasonable return for its owners. Income from the hotel may be adversely affected by a range of factors in addition to increased competition as discussed above, including increases in operating costs as a result of inflation and other factors, which the hotel operator may determine cannot be offset by increased revenue; strikes and other labor disturbances of hotel employees; increases in energy costs and other expenses of travel; change in demand from tour operators due to fluctuations in foreign currency exchange rates; weather conditions; and adverse effects on general and local economic conditions. Due to minimal commercial activity in Sedona and limited access to the Sedona area, the hotel is particularly dependent upon individual leisure travelers, group bookings and tourism;
occupancy by commercial travelers is expected to be minimal. All of these factors could reduce the hotel's ability to generate revenue.

          SEASONAL FLUCTUATIONS. The Sedona resort market is seasonal, with demand fluctuating at different levels throughout the year. This seasonality may cause fluctuations in the gross revenue generated from the operation of the hotel. The peak season extends from April through August plus the month of October. The low season includes the latter part of November, December and January.

          REMOTENESS OF LOCATION. Sedona is located 119 miles north of Phoenix. The primary mode of transportation to the Sedona area is automobile or bus, via two highways. Because Sedona is not located along an interstate freeway, its ability to draw casual overnight guests is limited. Significant improvements have been proposed for the highway to the City of Sedona; construction is scheduled to begin by 1998. The Sedona Airport has no control tower and is mainly used by small single-engine and multi-engine propeller aircraft and helicopters. The lack of scheduled airline service from Phoenix and other large cities to Sedona, combined with the lack of airport infrastructure, will continue to limit Sedona's ability to become a national group destination. No near-term plans have been proposed to increase airline traffic to Sedona.

          POTENTIAL LIABILITY OF OWNERSHIP. Included in your share of hotel operating costs will be a share of insurance premiums for property damage, public liability and fire and other hazard insurance carried by the Association against certain risks of operating the hotel. There can be no assurance that the amount of insurance carried by the Association will be adequate. There are certain risks which may be uninsurable or not insurable at reasonable terms. In the event insurance is unavailable for any reason, the Association will have to self-insure for all or part of any potential loss or to seek coverage at higher rates from alternative carriers.

          You may personally have joint and several liability for tort and contract claims as a result of ownership of your Unit or participation in the rental pool. Although UP Sedona believes that the insurance coverage maintained by the Association will be adequate to protect the interests of owners, you are urged to consult an insurance advisor or attorney with respect to the nature and extent of such personal liability and to determine what additional liability insurance coverage, if any, may be necessary or appropriate for your particular circumstances.

          LIMITED RESALE MARKET. There can be no assurance that there will be a resale market for the sale of your Unit as the Units will not be listed on a publicly traded exchange. Your resale ability could be further diminished if the hotel's performance does not reach expectations. You, therefore, may not be able to sell your Unit quickly in an emergency. Consequently, the purchase of a Unit should be considered only as a long-term investment.

          POTENTIAL LIABILITY FOR VIOLATION OF ENVIRONMENTAL LAWS. Under various federal, state, and local environmental laws, ordinances, regulations, and common law, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, or in such property. Such laws, ordinances and regulations often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. UP Sedona is not aware of any material violations of currently applicable environmental laws or regulations. However, there can be no assurance that violations will not occur in the future or that more stringent laws will not be enacted in the future, and that UP Sedona, the hotel operator or the owners will not suffer material adverse consequences as a result.

          SIGNIFICANT INCOME TAX CONSIDERATIONS TO OWNERS. The following is a brief summary of the most significant tax considerations involved in an investment in a Unit and participation in the rental pool. Unless otherwise noted, this summary is based upon the opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., Phoenix, Arizona, which is counsel to UP Sedona ("Counsel"). See Exhibit 8.1 - Opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A. as to the Tax Matters. If the IRS disagrees with any of the positions described below, you may be subject to additional taxes.

          Certain  additional tax  considerations  are discussed  under "Certain
Federal and State Income Tax Aspects." You are strongly urged to review the material and to discuss with your tax advisors the tax consequences of an investment in a Unit and participation in the rental pool.

               (a) Classification of the Rental Pool as a Partnership

          Counsel has opined that, under current law and regulations and interpretations thereof, the rental pool should more likely than not be classified as a "partnership" for federal income tax purposes. Counsel's opinion is not binding on the Internal Revenue Service (the "Service") or the courts. If it were determined that the partnership is taxable as a corporation rather than as a partnership, the tax consequences to you and the rental pool would be significant and adverse. See "Certain Federal and State Income Tax Aspects - Classification as a Partnership." The remainder of this discussion of tax considerations assumes that the rental pool will be taxed as a partnership.

               (b) Section 183 Hobby Loss Rules

          The tax code distinguishes between activities engaged in for profit and activities not engaged in for profit. Your ability to deduct your share of any losses from the rental pool may be limited by Section 183 of the Code, which is commonly called the "hobby loss rule". If the rental pool is subject to the hobby loss rules, the amount you will able to deduct for your share of expenses and losses from the rental pool will be limited to the income you receive from the rental pool. See "Certain Federal and State Income Tax Aspects - Tax Consequences of Rental Pool to Owners - Section 183."

               (c) Vacation Home Rental Rules

          Your share of any rental pool losses will be limited by the vacation home rental rules in the tax code. Section 280A of the tax code establishes a gross income limitation and an expense allocation formula for apportioning deductions between personal (that is, your use of your own Unit) and business use of a dwelling unit. Your Unit is considered a dwelling unit for federal income tax purposes. You will be permitted to deduct your share of the rental pool operating expenses only to the extent such expenses are allocable to business use of your Unit. In addition, if your personal use of your Unit exceeds the greater of 14 days or 10% of the number of days during the year that your Unit is rented for fair value, your deductible expenses from the rental pool will be limited to your share of the rental pool income. See "Certain Federal and State Income Tax Aspects - Tax Consequences of Rental Pool to Owners
- Section 280A."

               (d) Passive Activity Rules

          Your participation in the rental pool is considered a passive activity under the tax code. Losses from passive activities generally may only be deducted against income from the same or other passive activities. See "Certain Federal and State Income Tax Aspects - Tax Consequences of Rental Pool to owners - Income and Losses From Passive Activities."

               (e) Partnership Audit Risk

          If the rental pool's information return is audited and adjusted, such audit may cause corresponding adjustments to, and may increase the probability of an audit of, your federal income tax return. See "Certain Federal and State Income Tax Aspects - Administrative and Compliance Matters."

                                    THE HOTEL

GENERAL.


          The hotel will consist of 225 suites and will be located on a 7.43 acre site within the Sedona Golf Resort commercial/residential master planned community. The Sedona Golf Resort is situated in the Village of Oak Creek, a residential area located approximately five miles south of Sedona, Arizona. (See "The Sedona Golf Resort" below.) The hotel will be three stories and have a grand lobby, conference center, ballroom, and recreational amenities, including a swimming pool and jacuzzi. The hotel will offer food and beverage service from a lounge and a restaurant . The restaurant will offer all day full service and room service targeted to the mid-price range.

          The hotel will be located within the Sedona Golf Resort master planned community, which includes a retail/commercial center, multi- and single-family residential development, timeshare properties, the golf course, the Ridge Spa and Racquet Club (see "Recreational Amenities" below"), and the proposed hotel. UP Sedona believes that the hotel will fill a void in the Sedona market for first-class full-service hotel facilities and that the mix of residential, recreational and commercial uses within the Sedona Golf Resort is an ideal setting for the proposed development.

THE UNITS.

          The hotel will comprise a mix of one-bedroom, executive and studio Units. All Units include a patio or balcony and offer scenic views of the adjacent golf course and/or the red rocks of Sedona. Six one-bedroom plans, two studio plans and one executive plan have been designed; the plan of a Unit will depend upon its location within the hotel. All of the Units will have similar furnishings depending on size, except for the executive Units. One-bedroom Units will include a separate living/sleeping area, full kitchen and fireplace and the studio Units will have a living/sleeping area and a kitchenette. Each of the studio Units will be adjacent to a one-bedroom Unit, allowing a one-bedroom Unit and a studio Unit to be rented as a two-bedroom suite. Each executive Unit will be equipped for small meetings with a conference table and will have a murphy bed.

          Currently only one of the hotel properties in the Sedona market offers comparable suites in both size and amenity package. In response to UP Sedona's market studies, UP Sedona has determined that a mix of 171 one-bedroom Units, six executive Units and 48 studio Units will best serve the combination of individual and group travel.


          The floor plans for the majority of the Units and the building layouts indicating the location of the Units and other hotel facilities are set forth at the beginning and end of this Prospectus.

CONFERENCE FACILITIES.

          UP Sedona believes that there is a significant need for additional quality conference facilities in the Sedona market. See "The Hotel Industry - The Sedona Market" below. Conference facilities planned for the hotel will comprise 10,000 square feet of meeting space, including a 5,000 square foot ballroom, several "breakout" conference rooms and hospitality suites and pre-function, storage and kitchen spaces. UP Sedona believes that the hotel's planned meeting space will be the largest, most flexible facility available in northern Arizona.

OTHER FACILITIES.

          The hotel will include a 125 seat full-service restaurant, a lobby lounge, and an outdoor swimming pool and jacuzzi. The hotel will offer pool side food and beverages in the area surrounding the swimming pool.

RECREATIONAL AMENITIES.

          UP Sedona believes that access to golf activities is an important factor for a successful resort hotel. It has therefore entered into an agreement with the Sedona Golf Resort (see below) pursuant to which guests of the hotel will receive preferential tee times and a ten percent discount on greens fees. Owners will not participate in any revenue from the golf course operations. The agreement permits the hotel to reserve rounds for its guests up to 40% of the total rounds played in the previous year. In 1996, approximately 43,000 rounds were played, which would have entitled the hotel to reserve approximately 17,200 rounds in 1997 if it were to have been operational. The golf course can accommodate approximately 45,000 rounds of golf per year. In addition, the Ridge Spa and Racquet Club, a full-service private health/fitness facility located within a short walk from the hotel, has agreed to allow guests of the hotel to use its facilities at a one-third discount off the current daily guest fee of $20. The services offered by the spa include a fitness center, aerobic room, heated lap pool and outdoor jacuzzi, three racquetball courts, three lighted tennis courts, social lounge with courtyard seating, full service pro shop, juice and snack bar, and sauna and steam room facilities.

ADDITIONAL BENEFITS TO OWNERS

          Each owner and up to three of the owner's guests will receive a 25% discount off their food tab (excluding beverages) when they dine in the restaurant after 5:00 p.m. This discount will apply regardless of whether the owner has reserved his Unit for use at the time. Each owner will also have privileges with other Delta hotels in North America managed or operated by Delta or its parent company at a 25% discount off the rack rate, subject to availability. In addition, each owner will be entitled to participate in the Delta Privilege program, which is a guest recognition program offering complimentary additional services and conveniences for the frequent traveler, such privileges to be available at any Delta hotel, including the subject hotel.

THE SEDONA GOLF RESORT

The Golf Course.

          The golf course at Sedona Golf Resort, the only 18-hole public golf course in the Sedona area, is recognized as one of the premiere golf courses in the United States and was recently rated as the second best course in Arizona by The Arizona Republic. The course provides scenic views of Sedona's red rocks and can be played year-round. In November 1996, the owner and developer of the golf course opened a new 18,000 square foot clubhouse facility adjacent to the hotel site that offers a full-service restaurant and lounge, a retail facility, men's and women's locker facilities and a small meeting room. The golf course also includes a driving range and professional instruction.

Multi/Single Family Residential Development.

          Residential development is a significant component of the Sedona Golf Resort master plan. Currently there are approximately 50 multi-family condominium units located west of the hotel site, adjacent to the Ridge Spa and Racquet Club. The current master plan provides for the development of 300 single family homes throughout the resort. Golden Heritage Homes, the exclusive home builder in the development, intends to sell lots ranging from 6,600 square feet to 10,000 square feet, with finished home prices ranging from $250,000 to $310,000. Custom homes will be available on some of the larger lots. Home construction began in November 1996.

Commercial/Retail Development.

          The master plan also includes neighborhood/tourist retail and food and beverage development, to be located between the hotel site and State Route 179 in the northeastern portion of the master plan.

The Ridge Timeshare Resort.

          An unaffiliated developer has begun construction of a 120-unit timeshare resort, to be situated on a 11.5 acre parcel located southwest of the hotel. The first phase of construction began in October of 1996 and is expected to include 12 Units and an 11,000 square foot clubhouse and sales center. The developer of this timeshare resort also owns and operates the Ridge Spa and Racquet Club. All timeshare owners will have membership access to the spa facilities and have the right to reserve up to 10% of the total rounds played in the previous year on the golf course at Sedona Golf Resort.

                               THE HOTEL INDUSTRY

GENERAL.

          The lodging industry is very cyclical and profitability is determined by the relative availability of hotel room supply to actual lodging demand. Demand is closely linked to the strength of the economy. The growth of hotel supply, however, is closely linked to the availability of capital, which may lag behind an increase in demand for hotel room supply. Accordingly, historically, supply growth has not matched demand successfully.

          Demand for lodging accommodations rose significantly from 1991 to 1995, while only a limited amount of new hotels were constructed resulting in improved operating performance. In 1995, annual average occupancy levels reached 66.3%, the highest level in more than 12 years. As occupancy levels increased, hotel operators were able to raise rooms rates. In addition to increased occupancy and room rates, the hotel industry has benefitted from technological advances. Hotels operating in today's environment are more labor efficient, energy efficient, and generally more cost effective in virtually every department when compared to those operating as recently as 10 years ago. Improvements in hotel management and lower interest rates have also contributed to the lodging industry's overall performance. The U.S. lodging industry generated $7.6 billion in pretax hotel profits in 1995. All of the above factors have contributed to increased profitability, which in turn has increased the attractiveness of hotel investment for both current and potential owners.

          The performance of the U.S. industry as a whole may not be indicative of results that can be achieved in a specific geographic area. Factors that would not necessarily have a material effect on the national industry because it is geographically diverse may have a significant impact on a smaller market. Individual hotel markets may underperform or outperform the industry as a whole.

HOTEL TERMINOLOGY.

          The hotel industry uses common terms to describe hotels and their performance. The following are a few of such terms used throughout this
Prospectus:

          + "First class" hotels are full service hotels, offering all day dining and room service, lounge and meeting facilities, rated three to four stars by the American Automobile Association ("AAA"), and typically offering bellman and concierge services.

          + "Full service" hotels are described as generally mid-price, upscale or luxury hotels with a restaurant, lounge facilities and meeting space as well as minimum service levels often including bell service and room service.

          + "Limited service" hotels include hotels with rooms-only operations (i.e., without food and beverage service) or hotels that offer a bedroom and bathroom for the night, but very few other services and amenities. These hotels are often in the budget or economy group.

          + "Average daily rate" or "ADR" is determined by dividing the actual annual room revenue by the annual occupied room nights.

          + "Revenue per available room" or "REVPAR" is determined by dividing total actual annual room revenue by the total number of rooms.

RECENT PERFORMANCE.

          Two key measures of performance in the U.S. lodging industry are occupancy and ADR. As of the end of 1995, the U.S. lodging industry experienced 50 consecutive months of increases in occupancy and ADR. While the improved performance, commencing in 1992, was driven primarily by increased occupancy, the past two years have witnessed steady increases in ADR with no negative impact on occupancy levels. The following table from Smith Travel Research's 1996 Host Study outlines the growth in occupancy and average daily rate for the total U.S. lodging industry from 1991 through 1995:







                               [GRAPHIC OMITTED]






RESORT MARKET.

          Resort hotels showed significant improvement in both their market and financial performance in 1995. As the economy continues its steady pace of growth and consumer confidence slowly improves, it appears that business and leisure travelers alike are seeking the luxurious facilities and services offered at the nation's resorts. In 1995, resort hotels achieved the highest average room rate of all property types according to PKF Consulting - Trends 1996. The following tables, which supports the PKF findings, sets forth occupancy, ADR and REVPAR as reported by Smith Travel Research's Annual Host Studies for the total U.S. full service market and the total U.S. resort market from 1991 through 1995:

                               [GRAPHIC OMITTED]

          Seasonality is a major factor affecting the performance of hotels in the resort segment of the lodging industry. In their Trends 1996 report, PKF Consulting indicates that resorts have softened the depressing effects of off-season demand by attracting demand from the corporate and meetings business. Leisure travel occupancy in resorts has declined from 62% in 1990 to 54% in 1995 while corporate and meetings business has risen from 33% in 1990 to 44% in 1995.


ARIZONA.

          Tourism is Arizona's second largest industry and plays a significant economic role throughout the state. The growth of the tourism industry in Arizona is based on the following:

               + Favorable climate
               + Natural beauty
               + More leisure time
               + Number and  quality  of resort  hotels  and
                 championship golf courses
               + Development of new tourist attractions
               + Low airfare structure
               + Expansion of sporting events
               + Shopping
               + Healthy economy
               + Aggressive tourism development

          UP Sedona has obtained a report from Smith Travel Research on the performance of a representative set of resort properties for 1995 for the State of Arizona as set forth in the following table:

          ------------------------------------------------------------
              OCCUPANCY                ADR                  REVPAR
          ============================================================
                76.2%                $121.72               $34,977
          ------------------------------------------------------------

          Note: The resort properties   represented  include  Radisson  Resort,
                Scottsdale;  Hilton  Inn,   Scottsdale;   Sheraton   Hotel   El
                Conquistador, Tucson; Doubletree Resort, Scottsdale; Red Lion La Posada, Scottsdale; Marriott Camelback Inn, Scottsdale; Marriott Mountain Shadows, Scottsdale; Regal McCormick Ranch, Scottsdale; Pointe Hilton at Squaw Peak, Phoenix; Pointe Hilton Tapatio, Phoenix; and Loews Ventana Canyon, Tucson.

          Because the representative hotels did not all report for prior years, Smith Travel Research's Host database was not able to provide data for the same sample for prior years comparable to the information available for U.S. full service and U.S. resort hotels.

          UP Sedona believes that the above factors all contribute to the strong growth the tourism industry has experienced throughout the state of Arizona. As a result of significant tourist activity, several markets throughout the state, including Sedona, experience high levels of unsatisfied demand primarily during the peak and shoulder season periods. Unsatisfied demand is that demand which is forced to move out of the direct market area due to capacity constraints. Factors such as the level of unsatisfied demand are extremely important when considering the potential support for new hotel development in a particular area. UP Sedona has selected the Sedona market as a particularly attractive location for such development.

--------------------------------------------------------------------------------
     It should be noted that Smith Travel Research has not provided any form of consultation, advice or counsel regarding any aspects of, and is in no way whatsoever associated with, this proposed offering.
--------------------------------------------------------------------------------

THE SEDONA MARKET.

Sedona.

          Sedona is located in the central portion of the State of Arizona in a mountainous area known for its majestic red rocks, some of the most spectacular geological formations in the United States, and recreational and cultural activities. Sedona is approximately 120 miles north of Phoenix and 30 miles south of Flagstaff, Arizona. While Sedona has four distinct seasons, it is known for its mild climate, with an average daily maximum temperature of 74.7 degrees. Approximately 3.5 million visitors travel through Sedona annually to view the rock formations and to take advantage of the recreational opportunities. Sedona is well located as a base for day trip activities and as a hub for visitors to northern Arizona. Sedona is convenient to many of northern Arizona's numerous scenic attractions including Oak Creek Canyon, Slide Rock State Park, Grand Canyon National Park, Sunset Crater, Walnut Canyon and Montezuma's Castle. The Sedona market includes the Village of Oak Creek.

Market Overview.

          According to the Sedona Chamber of Commerce, there are approximately 1,800 hotel/motel rooms and 100 bed and breakfast rooms in the greater Sedona market and an estimated 3.5 million visitors annually. Currently, only five properties in the lodging supply offer over 80 rooms. There was no significant new hotel development in the Sedona market from 1988 through 1994. In response to this pent-up demand, certain existing hotels have begun expansion projects and a number of new properties have recently opened or are currently under construction. According to Warnick & Company, a hotel consulting firm, a total of 491 rooms have been added to the Sedona lodging market since 1995. An additional 355 rooms (excluding the subject property) are expected to be available within the next two to three years. The new hotel construction is primarily of the "limited-service" variety except for the proposed The Cliffs at Oak Creek, the expansion at Bell Rock Inn and the expansion at Poco Diablo Resort, which are all "full-service" hotels. The Holiday Inn Express, the Desert Quail Inn and the expansion at Bell Rock Inn represent recent development in the Village of Oak Creek.

                        SEDONA HOTEL DEVELOPMENT ACTIVITY

================================================================================
PROPERTY                          DEVELOPMENT STATUS          NO. OF ROOMS
================================================================================
COMPLETED NEW HOTELS

  Desert Quail Inn:                  Opened 1995               21 rooms
    Village of Oak Creek

  Comfort Inn: Sedona                Opened 1995               53 rooms

  Southwest Inn: West Sedona         Opened 1995               28 rooms

  Best Western Inn at Sedona:        Opened 1996              110 rooms
    West Sedona

  Holiday Inn Express:               Opened 1996              102 rooms
    Village of Oak Creek

  Comfort Suites: West Sedona        Opened 1996               37 rooms
                                                              ---------
Sub Total:                                                    351 rooms

EXPANSION

  Bell Rock Inn:                    Expanded 1995              52 rooms*
    Village of Oak Creek

  Quality Inn King's Ransom:        Expanded 1995              60 rooms
    Sedona

  Poco Diablo Resort: Sedona        Expanded 1996              28 rooms*
                                                              ---------
Sub Total:                                                    140 rooms

Total Completed New Rooms                                     491 rooms

UNDER DEVELOPMENT

  Hampton Inn: Central           Under Construction            52 rooms
    Sedona

  Sedona Real: West Sedona       Under Construction            47 rooms

  Homewood Suites:            Approved for Construction        70 rooms
    Central Sedona

  Sleep Inn:  West Sedona    Preliminary Planning Process      60 rooms

  The Cliffs at Oak Creek:   Preliminary Planning Process      70 rooms*
    Central Sedona

  Unnamed Motel: West        Preliminary Planning Process      56 rooms
    Sedona                                                     ---------

Total Rooms Under Development                                  355 rooms

TOTAL                                                          846 rooms
================================================================================
*  Full-service hotels represent 18% of total new rooms.
Source:  Sedona Planning Department

Competition.

    UP Sedona believes that six properties in the Sedona market are directly competitive with the Hotel. These are the Enchantment Resort, L'Auberge de Sedona, Los Abrigados Resort, Poco Diablo Resort, Junipine Resort and Best
Western Arroyo Roble. The following chart sets forth the characteristics of these properties and those of the subject hotel:

==============================================================================================
                                      YEAR       NO. OF
PROPERTY                             OPENED      ROOMS           FACILITIES / AMENITIES
==============================================================================================
Sedona Golf Resort and            Anticipated     225      Restaurant, lounge, pool, whirlpool
 Conference Center (Subject         Opening                spa, 10,000 square feet of
 hotel/Village of Oak Creek)        January                conference space including a 5,000
                                      1999                 square foot ballroom, one-bedroom
                                                           fully furnished suites with full
                                                           kitchens and fully furnished studio
                                                           suites with kitchenettes and access
                                                           to golf, spa, fitness and tennis
                                                           facilities

The Enchantment Resort                1987        165      Restaurant, lounge, 4 pools,
 West Sedona/Boynton Canyon                                whirlpool spas, spa and fitness
                                                           center, tennis center, pitch and putt
                                                           golf course, full kitchens in some
                                                           units, rental facilities

L'Auberge de Sedona                   1985         97      Two restaurants, lounge, pool,
 Central Sedona/creekside location                         whirlpool spa, villa units located
                                                           along Oak Creek

Los Abrigados                         1986         50(1)   Multiple restaurants, lounge, spa
  Central Sedona/creekside location                        and fitness center, pool, whirlpool
                                                           spa, tennis courts, indoor/outdoor
                                                           meetings/ conference and function
                                                           space, guest rooms have a suite
                                                           orientation

Poco Diablo Resort                    1978        137      Restaurant, lounge, pool, whirlpool
  Southern Sedona/proximate to                             spas, par 3 golf course, tennis and
  Oak Creek                                                racquetball courts, 6,000 square
                                                           feet of conference space, each
                                                           room equipped with wet-bar and
                                                           refrigerator, suites available

Junipine Resort                       1986         50      Restaurant, all units are one/two
  Upper Oak Creek Canyon/                                  bedroom fully equipped
  creekside location                                       condominiums

Best Western Arroyo Roble/            1983         60      Pool, whirlpool spa, tennis courts,
  Central Sedona                                           a 15,000 square foot clubhouse
                                                           with a variety of recreational/
                                                           fitness amenities, fully equipped
                                                  ---      suites available
                                                  559
                                                  ===

(1) At year-end 1995, Los Abrigados had approximately 50 of its total 172 suites available for use by the resort as hotel rooms. The property has been involved with a timeshare conversion for the past several years. It is estimated that the remaining inventory will be reduced by approximately 25 units per year during the sell-out of timeshare units.
================================================================================

Source:  Warnick & Company

          The factors considered in determining this competitive supply included: (i) the number of rooms and amount and quality of meeting space, (ii) quality and value of overall facilities and amenities, (iii) character and style of the hotel, (iv) rate structure and market position, and (v) location factors such as surrounding land uses.


          With the exception of Poco Diablo Resort, all of the properties in the competitive resort supply were developed in the early to mid-1980's. According to Warnick & Company, the upper end of these hotels is represented by Enchantment Resort and L'Auberge de Sedona and to a lesser degree, by Los Abrigados and the Junipine Resort. These properties generally offer higher quality facilities and amenities and capture the highest average rates in the Sedona marketplace. Poco Diablo and Arroyo Roble represent the lower end of the competitive continuum, primarily due to rate structure and, in the case of Arroyo Roble, inferior facilities and amenities.


          Of the competitive supply, Los Abrigados and Enchantment offer suite amenities. A portion of the units at Enchantment have full kitchens. As noted above, Los Abrigados is being converted to timeshare and the rooms will no longer be available for use as hotel rooms.


          The Bell Rock Inn and the Best Western at Sedona are not included in the competitive supply. The Bell Rock Inn has a lower rate structure and virtually no meeting facilities. The Best Western Inn at Sedona has recently opened and represents a limited service hotel with a lower rate structure.


          UP Sedona believes that the subject hotel's anticipated quality, proposed facilities and amenities, and golf/spa affiliation should allow it to be positioned well above the mid-range established by the upper and lower competitive properties with respect to both quality of facilities, available services and amenities, and overall average rate structure.

          UP Sedona obtained a survey from Warnick & Company regarding the historical performance of the competitive supply as follows:

               HISTORICAL PERFORMANCE OF COMPETITIVE RESORT SUPPLY
                                1992 THROUGH 1996

================================================================================
                        NO. OF                      AVERAGE
         YEAR           ROOMS       OCCUPANCY      ROOM RATE          REVPAR
================================================================================
         1992            598          65.6%          $124.50          $29,810
         1993            574          71.4%          $132.00          $34,401
         1994            550          77.2%          $138.70          $39,083
         1995            528          79.0%          $146.80          $42,330
         1996            503          76.0%          $160.00          $44,384
================================================================================
Source:  Warnick & Company, PKF Consulting, and individual properties

          The average rate indicated in the previous table does not reflect the rate disparity between properties representing the upper and lower end of the competitive resort market. According to Warnick & Company, the four properties in the upper resort tier (Los Abrigados, L'Auberge, Enchantment Resort, and the Junipine Resort) had average annual room rates ranging between $160 and $180 during 1995. Conversely, average room rates at the Best Western Arroyo Roble and the Poco Diablo Resort during 1995 averaged between $100 and $110. The average rate at Poco Diablo will likely be enhanced as a result of the recent opening of 28 suites and renovation efforts. Every property in the competitive supply has experienced solid rate growth over the past few years.


          The above table indicates that the Sedona market has experienced solid growth in occupancy and average room rates over the past few years. UP Sedona believes this growth has been attributed to improved economic conditions, the favorable national exposure of Sedona as a destination area, improved marketing efforts by the individual properties and the community and the lack of new supply. The decrease in occupancy in 1996 is attributed to the decline in tourism in northern Arizona in the summer as a result of severe threat of forest fires, which closed the national forests, and the impact of the Olympics, which reduced tourist travel to the southwest.


          Since 1992, the Sedona competitive supply has substantially out-performed the U.S. full service and U.S. resort markets as measured by occupancy, ADR and REVPAR, with the exception of 1992, where occupancy was slightly below those markets. The following tables compare these performance measures with those of the U.S. full service and U.S. resort markets for the years 1992 through 1995:

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
          Warnick & Company obtained its information as discussed in this Prospectus from third party sources, including the properties reported on, and does not guarantee or warrant the reliability or accuracy of such information. No audit of the information has been conducted by Warnick & Company or by UP Sedona.
--------------------------------------------------------------------------------

Resort Market Seasonality.


          According to Warnick & Company, the Sedona resort market is affected by seasonality with demand fluctuating at different levels throughout the year. The severity of demand fluctuation has lessened in recent years as a result of the increasing popularity of the area. Peak season in demand occurs in Spring, Summer and Fall. Specifically, the peak season extends from April through August and includes the month of October. During peak periods, occupancy in Sedona ranges from 80% - 90% and there is less disparity between weekend and weekday demand.

          The "shoulder" season includes February and March, September and early November. Occupancy percentages generally range from the 60s to the 70s during this period. Group meetings and group tour demand bolsters mid-week occupancies and individual tour demand is mainly oriented to the weekends. As a result, the resort market experiences numerous fill nights (periods in which the market is at capacity) on the weekends during the shoulder season.

          The low season is represented by the later part of November and the months of December and January. The Red Rock Fantasy, as well as other events held in the area during this period have helped to increase demand activity during this low season. Market occupancy ranges from 50-60% during this period.


          UP Sedona believes that there remains a misconception that the weather in Sedona is similar to the extreme cold of other northern areas of the State such as Flagstaff. However, much of the area outdoor recreational activity (golf, hiking, etc.) is available on a year-round basis. The two main golf courses in Sedona each recorded less then 10 "no play" days on average over the past two years as a result of poor weather.

          Solid occupancy growth has been present in the competitive market since 1992, particularly during the shoulder and slow seasons. The properties that UP Sedona believes are directly competitive with the hotel achieved an occupancy rate of 79% in 1995, which is higher than the occupancy rate achieved by the Sedona lodging market as a whole.

Market Demand.

          The overall demand for resort lodging accommodations in the Sedona area is generated primarily by three market segments: individual leisure, group meetings and group tours. Based on information obtained by Warnick & Company through interviews with Sedona hotel operators, it is estimated that the commercial demand segment comprises only approximately 3% of the total number of rooms rented in Sedona in 1995 due to the minimal commercial activity in Sedona and was primarily satisfied by properties in the downtown area of the City of Sedona. UP Sedona does not expect a substantial amount of business from commercial travelers.

          Individual Leisure. The "individual leisure" market segment consists of tours requiring accommodations in the area for general sightseeing, weekend "get-aways", cultural activities and a variety of recreational and special events throughout the year. This demand segment is strongest in the Spring, Summer and Fall. Individual leisure demand is characterized by multiple occupancy. Based on information obtained by Warnick & Company through interviews with Sedona hotel operators, it is estimated that this market segment accounted for approximately 77% of the total rooms rented in the competitive supply in Sedona in 1995. UP Sedona believes that individual leisure travelers generally select accommodations based on the following factors:


               +    Aesthetic appeal of surrounding area
               +    Proximity to area attractions
               +    Overall quality of the facilities
               +    Quality and variety of recreational facilities
               +    Value offered
               +    Name identity/affiliation and/or reputation

          Group Market. Group meeting demand is typically comprised of smaller regional/state associations, state corporations and state government. Corporate meeting business consists primarily of executive/incentive retreats and conferences. Group demand in Sedona typically peaks during March-April and September-October. Based on information obtained by Warnick & Company through interviews with Sedona hotel operators, it is estimated that group meeting demand accounted for approximately 20% of the total rooms rented in Sedona in 1995 by the hotels in the competitive supply.

          UP Sedona believes there has been support from the group market in the past in Sedona and that, with the loss of the meeting space at Los Abrigados, there is a significant opportunity for new group-oriented resort hotel business in the Sedona market. Currently, only a few of the properties competitive with the hotel specifically cater to the group demand segment. The design of the hotel has specifically taken into consideration the requirements to meet this demand. It believes that certain factors that contribute to group use of a particular facility include the following:

               +    Image and reputation
               +    Quality, flexibility, and size of meeting facilities
               +    Quality  of  support  services  provided  to  group  meeting planners and their attendees
               +    Distance/travel time to airport
               +    Convenience  of access to  shopping,  restaurants  services, attractions and recreational facilities (especially golf)
               +    Quality, variety, and size of food and beverage outlets
               +    Quality and consistence of service in all areas of the hotel
               +    Pricing

Future Demand Growth.

          UP Sedona estimates that demand will increase at approximately 3 percent annually starting in 1998, the point in which new supply is expected to enter the competitive marketplace. This growth is consistent with the demand growth experienced by the competitive supply between 1992 and 1994.


          UP Sedona also anticipates that the new additions to the competitive supply, specifically the hotel, will induce demand into the market. Induced demand is new demand that enters a market as a direct result of the introduction of a new hotel product. This demand is over and above the normal demand growth experienced by the marketplace. The introduction of new properties will allow the market to attract additional demand which is not able to be accommodated in the market because of facility size or capacity constraints. As a result of their more unique physical attributes, variety of amenities, and ability to cater to all demand segments, resort oriented hotels, more than any other lodging type, possess the ability to induce new demand into a marketplace.

Prospective New Resort Supply.

          UP Sedona estimates that 440 new hotel units (including the hotel) will be constructed within the next three years. These new rooms, combined with a 50 room reduction at a competitive hotel, result in a net increase of 390 rooms. The recent addition of 28 rooms at Poco Diablo, the proposed 70 room The Cliffs at Oak Creek (lodging and timeshare), and the 47 room Sedona Real are the only additions to the competitive supply as other recent additions and proposed additions have been in the limited-service category.

          Further potential supply is restrained both by inadequate sewer capacity and the current community plan that does not anticipate the zoning of new properties for hotel development.

Market Penetration for the Hotel.

          Individual Tourist/Leisure Demand. As discussed under "Market Demand," individual leisure demand for the competitive supply accounted for approximately 77% of the total occupied rooms in 1995. UP Sedona estimates that the leisure market will account for approximately 55% of the occupied rooms in the hotel during a stabilized year of operations, which is more than 20% less than that experienced by the competitive supply. The remaining demand will be filled by the group market.

          Factors that contribute to the hotel's ability to attract leisure travelers include the following:

               +    Unsatisfied  demand within the competitive supply during the peak season
               +    The hotel's suite orientation
               +    The fact  that it is the only  hotel  located  on an 18 hole golf course in Sedona/Oak  Creek offering  preferential  tee times and discounted green fees
               +    The  competitive  rate  structure just below the mid-range
               +    The guest privileges at the Ridge Spa
               +    The full service nature of the hotel

          Group Demand. Of the competitive supply, only Poco Diablo, Enchantment and Arroyo Roble offer group-oriented facilities. Poco Diablo offers the largest meeting space (6,000 square feet). UP Sedona believes that the removal from the market of the Los Abrigados meeting space (10,000 square feet) has created significant unsatisfied demand for meeting facilities. The group market is estimated to account for 45% of the occupied rooms in the hotel upon stabilization. Although this is significantly higher than the 20% experienced by the competitive supply in 1995, UP Sedona believes that it is well positioned to capture this proportion of the group demand for the following reasons:

               +    The hotel will provide modern meeting  facilities  that will be superior to those offered by any of the properties in the competitive supply
               +    The hotel's suite orientation
               +    The  hotel  will  provide  a  variety  of  resort   oriented
                    facilities and recreational amenities, including on-site golf and spa privileges. This will provide the hotel with a significant competitive advantage when considering groups that emphasize golf as an important component of their itinerary
               +    The  hotel's  location  provides  a more  remote  and resort oriented atmosphere, yet is convenient to all the facilities and attractions recognized throughout the city of Sedona and the surrounding region

          Based on the above factors, the hotel is positioned to generate leisure and group business by meeting unsatisfied demand even though the market supply is expected to increase. The following table sets forth estimated market penetration for the hotel:

              ESTIMATED OCCUPIED ROOMS AND OCCUPANCY FOR THE HOTEL
================================================================================
                   ESTIMATED        ESTIMATED
                 OCCUPIED ROOM    OCCUPIED ROOM  TOTAL ESTIMATED     ESTIMATED
                NIGHTS: LEISURE   NIGHTS: GROUP   OCCUPIED ROOM   OCCUPANCY RATE
 YEAR                SECTOR          SECTOR          NIGHTS        FOR THE HOTEL
================================================================================
Year 1 ending
Dec. 31, 1999        31,284          17,170         48,454              59%
--------------------------------------------------------------------------------
Year 2 ending
Dec. 31, 2000        32,426          22,598         55,024              67%
--------------------------------------------------------------------------------
Year 3 ending
Dec. 31, 2001        33,704          25,426         59,130              72%
--------------------------------------------------------------------------------
Year 4 ending
Dec. 31, 2002        34,033          26,740         60,773              74%
--------------------------------------------------------------------------------
Year 5 ending
Dec. 31, 2003(1)     34,329          27,265         61,594              75%
================================================================================

(1)  Forecasted first year of stabilized operating performance

Average Daily Rate.

          The ADR in the competitive supply has escalated at a consistent pace since 1992 as set forth in the table entitled "Historical Performance of Competitive Resort Supply" on page 24. Properties in the upper tier achieved an ADR in the $160 to $180 range and properties in the lower tier achieved an ADR in the $100 to $110 range. The average ADR for all properties in the competitive supply was $160.00 in 1996. UP Sedona estimates that the ADR for the hotel will be $155 (1999 dollars) upon entering the market, which is considerably below the average ADR achieved in 1996 when adjusted for an approximate 3% inflation factor.


Conclusion.

          UP Sedona believes that the Sedona lodging market will experience continued growth into the foreseeable future. Factors contributing to the strength of the market and its overall potential growth are:

               +    Projected growth of tourism  throughout the northern Arizona region;
               +    Increased   desirability  of  locations  within  Arizona  as
                    destinations for group meeting planners;
               +    Local municipal  commitment to aggressive tourism marketing;
               +    Positive economic trends within the State of Arizona;
               +    Enhanced  interest in Arizona as a premiere  resort and golf destination;
               +    Proposed  expansion  projects  at Sky  Harbor  International
                    Airport (Phoenix); and
               +    Continued growth in the slow season demand.

          UP Sedona believes that the hotel, with its larger one-bedroom Units with full kitchens, will provide an attractive alternative to the more standard guest rooms offered by the majority of the competitive hotels. The hotel's conference facilities will be the largest of any of the competitive hotels. Further, the hotel will be the only property offering on-site championship golf facilities. UP Sedona believes that the hotel's anticipated quality, proposed meeting space, recreational amenities and golf and spa affiliations will position the hotel to attract individual leisure and group travelers and create additional demand for lodgings in the Sedona market. The hotel will represent the newest full service hotel addition to the competitive supply since Enchantment was built in 1987. UP Sedona anticipates that the hotel will be positioned below both the midpoint rate range and the market leaders and anticipates that it will achieve occupancy levels above the competitive supply.

          Based on all of the factors discussed above, UP Sedona believes the hotel is well positioned to perform as indicated in the Forecasts appearing at page F-1.

        BASIS FOR FORECASTS AND SUMMARY OF SELECTED FINANCIAL PERFORMANCE

          The following represents a summary of selected financial performance of a typical one-bedroom Unit and studio Unit for the first five years of operations and is derived from the Forecasts appearing on page F-1. This summary of selected financial performance should be read in conjunction with the Forecasts, which includes the assumptions underlying the Forecasts and related notes.

          The Forecasts include a five year forecast of the financial performance of the hotel and, by applying the allocable percentage to a typical one-bedroom Unit and typical studio Unit, a five year forecast of financial performance for the owner's of each of the typical Units illustrated. UP Sedona has prepared the Forecasts based upon its inquiry as set forth and based upon the stated assumptions, which it believes are reasonable. While UP Sedona believes it has taken into consideration all factors that can affect the overall economic performance of the hotel, there are a number of critical factors that can cause actual performance, especially when related to the hotel industry, to vary with that of a forecast. These factors include, but are not limited to: (a) projected occupancy rate; (b) projected average daily room rate; (c) projected restaurant performance; (d) the effect of competition; (e) general economic environment; (f) strength of the tourist sector of the economy; and (g) assumptions regarding the effects of inflation on both revenue and expenses.

          Investors should recognize that there can be no assurance that the assumptions will prove correct or that actual results will not differ from the results forecasted. Actual results may vary materially because events and circumstances frequently do not occur as expected. Investors are encouraged to consult with their own advisors with respect to the assumptions upon which the forecasts are based and are encouraged to review the discussion of risk factors regarding the hotel and its operations set forth under the heading "Risk Factors" on page 7.

                                                            Typical One-Bedroom ($199,100)
                                  ----------------------------------------------------------------------------------
                                      YEAR 1           YEAR 2            YEAR 3         YEAR 4            YEAR 5
                                  ----------------------------------------------------------------------------------
                                  (Year Ended    (Year Ended Dec. (Year Ended Dec. (Year Ended Dec. (Year Ended Dec.
                                  Dec. 31, 1999)     31, 2000)        31, 2001)        31, 2002)       31, 2003)
                                  ----------------------------------------------------------------------------------
Average occupancy                       59%               67%              72%              74%              75%
--------------------------------------------------------------------------------------------------------------------
Average occupancy required to
  achieve break-even before
  debt service(1)                    40.32%            36.70%           35.63%           36.92%           38.08%
--------------------------------------------------------------------------------------------------------------------
Average occupancy required to
  achieve break-even after
  debt service(2)                    67.88%            62.04%           59.32%           60.38%           61.18%
--------------------------------------------------------------------------------------------------------------------
ADR                               $    158          $    172         $    181         $    186         $    192
--------------------------------------------------------------------------------------------------------------------
REVPAR                            $ 34,118          $ 41,994         $ 47,546         $ 50,247         $ 52,605
--------------------------------------------------------------------------------------------------------------------
Net distributable cash flow
  assuming no personal usage      $  8,801          $ 15,346         $ 19,141         $ 19,598         $ 19,775
--------------------------------------------------------------------------------------------------------------------
Net distributable cash flow
  assuming 14 days personal
  usage(3)                        $  6,806          $ 12,929         $ 16,422         $ 16,721         $ 16,759
--------------------------------------------------------------------------------------------------------------------
Net after debt service cash
  flow assuming no personal
  usage(4)                        ($ 4,185)(5)      $  2,360         $  6,155         $  6,612         $  6,789
--------------------------------------------------------------------------------------------------------------------
Net after debt service cash
  flow assuming 14 days personal
  usage(3)(4)                     ($ 6,180)(5)     ($     57)        $  3,436         $  3,735         $  3,773
--------------------------------------------------------------------------------------------------------------------

(1) Assumes the forecasted ADR is achieved, the ratio of each type of revenue to total revenue remains constant, the ratio of departmental expenses to departmental revenue remains constant, and undistributed and fixed expenses remain constant as to dollar amounts.

(2)  Assumes footnote 1 above and assumes the debt service indicated in footnote
     4.
(3) Assumes that personal usage takes place when the owner's Unit would otherwise have been vacant. The cleaning charges to the owner have been ignored for purposes of this calculation.
(4) Assumes debt service based on 75% adjustable rate mortgage at 8% with a five year term and 30 year amortization.
(5) UP Sedona will contribute the amount necessary to cover implied debt service as set forth in footnote 4. The amount to be put into escrow from the proceeds of the sale of the Units to ensure break-even cash flow will be approximately 120% of the forecasted amount. UP Sedona is obligated to fund this amount regardless of the actual performance of the hotel.

                                                                 TYPICAL STUDIO ($171,600)
                                  ----------------------------------------------------------------------------------
                                      YEAR 1           YEAR 2            YEAR 3         YEAR 4            YEAR 5
                                  ----------------------------------------------------------------------------------
                                  (Year Ended    (Year Ended Dec. (Year Ended Dec. (Year Ended Dec. (Year Ended Dec.
                                  Dec. 31, 1999)     31, 2000)        31, 2001)        31, 2002)       31, 2003)
                                  ----------------------------------------------------------------------------------
Average occupancy                       59%               67%              72%              74%              75%
--------------------------------------------------------------------------------------------------------------------
Average occupancy required to
  achieve break-even before
  debt service(1)                    40.32%            36.70%           35.63%           36.92%           38.08%
--------------------------------------------------------------------------------------------------------------------
Average occupancy required to
  achieve break-even after
  debt service(2)                    67.88%            62.04%           59.32%           60.38%           61.18%
--------------------------------------------------------------------------------------------------------------------
ADR                                   $137              $148             $156             $160             $166
--------------------------------------------------------------------------------------------------------------------
REVPAR                             $29,406           $36,194          $40,978          $43,306          $45,339
--------------------------------------------------------------------------------------------------------------------
Net distributable cash flow
  assuming no personal usage        $7,587           $13,226          $16,498          $16,891          $17,044
--------------------------------------------------------------------------------------------------------------------
Net distributable cash flow
  assuming 14 days personal
  usage(3)                          $5,867           $11,144          $14,155          $14,412          $14,445
--------------------------------------------------------------------------------------------------------------------
Net after debt service cash
  flow assuming no personal
  usage(4)                         ($3,605)(5)        $2,034           $5,306           $5,699            $5,852
--------------------------------------------------------------------------------------------------------------------
Net after debt service cash
  flow assuming 14 days personal
  usage(3)(4)                      ($5,324)(5)         ($48)           $2,963           $3,220            $3,253
--------------------------------------------------------------------------------------------------------------------

(1) Assumes the forecasted ADR is achieved, the ratio of each type of revenue to total revenue remains constant, the ratio of departmental expenses to departmental revenue remains constant, and undistributed and fixed expenses remain constant as to dollar amounts.
(2)  Assumes footnote 1 above and assumes the debt service indicated in footnote
     4.
(3) Assumes that personal usage takes place when the owner's Unit would otherwise have been vacant. The cleaning charges to the owner have been ignored for purposes of this calculation.
(4) Assumes debt service based on 75% adjustable rate mortgage at 8% with a five year term and 30 year amortization.
(5) UP Sedona will contribute the amount necessary to cover implied debt service as set forth in footnote 4. The amount to be put into escrow from the proceeds of the sale of the Units to ensure break-even cash flow will be approximately 120% of the forecasted amount. UP Sedona is obligated to fund this amount regardless of the actual performance of the hotel.

                               THE HOTEL OPERATOR

DELTA HOTELS INTERNATIONAL, INC.

          Delta Hotels International, Inc., a wholly-owned subsidiary of Delta Hotels Limited, will serve as the hotel operator pursuant to the Hotel Operating and Rental Pool Agreement. Delta Hotels Limited is Canada's largest privately owned hotel company. Delta Hotels Limited and its affiliates are not affiliated in any way with UP Sedona or United Properties Ltd. Delta Hotels Limited opened its first hotel in 1962 in Vancouver, British Columbia. Based in Toronto, Ontario, Delta Hotels Limited has grown to become a leader in the Canadian hospitality market, with representation in every major city in Canada. Significant development of the Delta chain and brand has occurred under its present ownership by RH Corporation and Transtrend-Canada Ltd., affiliates of Realstar Group of Toronto and Lai Sun Group of Hong Kong. Delta Hotels Limited has expanded from 14 hotel properties under management in Canada in 1987 to a present portfolio of 21 Canadian hotel properties under management totalling 6,886 guest rooms. An additional four Canadian hotel properties are presently under development, which will add another 1,000 guest rooms to the existing portfolio.

          From its strong Canadian base, Delta Hotels Limited has expanded its international presence in recent years to destinations frequented by Canadian travellers. Through its affiliates, Delta Hotels Limited manages two Delta branded hotel properties totalling 266 guest rooms in the Caribbean, one 800 room Delta branded property in Florida and one additional 290 room property under development in the Caribbean. Through Delta Asia Limited, an affiliate of Delta Hotels Limited, the Delta brand has also been expanded into Thailand, Vietnam, Malaysia and the Philippines, with four Delta branded hotel properties under management totalling 765 rooms, and an additional three properties under development totalling 846 rooms.


          Delta hotels are positioned in the first class category of the hospitality sector with hotels containing the majority of its hotel rooms rated "four-star" by the Canadian/American Automobile Association. Delta hotels have a solid reputation among business and leisure travellers, and enjoy very high guest loyalty. An independent research study of Canadian frequent business travellers recently conducted by the Angus Reid Group reported that Delta hotels achieved a higher guest satisfaction rating in 1996 than their competitors, and their guest satisfaction rating increased substantially over the 1995 rating. Delta Hotels Limited has been innovative in introducing new products and service to the hospitality industry. Delta Hotels Limited's guest recognition program, Delta Privilege, is the largest program of its kind in Canada. Delta Hotels Limited was also the first chain in Canada to introduce an in-room office program.

          Hotels within Delta Hotel Limited's Canadian portfolio have reported a steady history of growth in occupancy, average daily rate and revenue per available room per day as indicated in the following table:


                               [GRAPHIC OMITTED]

          Delta Hotels Limited has consistently delivered higher net income per available room from its Canadian portfolio than the hotel industry average in Canada. Compared with other major first class hotel brands, including Doubletree, Sheraton, Hilton, Westin, Radisson and Marriott, Delta is a much lower cost operator when comparing similar brand costs, including franchise fees, national advertising and marketing and reservation fees.

          Investors should note that results that may be achieved at other hotels in different markets may not be indicative of results that can be achieved at the subject hotel.

          The net income per available room for 1991 through 1996 for Delta Hotels Limited Canadian portfolio and for the hotel industry in Canada is set forth in the following table:



                               [GRAPHIC OMITTED]



          The following provides additional information not already indicated in the previous table regarding Delta's overall operations for the past three years:

                              Delta Hotels Limited
                             (Canadian Hotels Only)

NOTE: All dollar amounts are Canadian dollars.

--------------------------------------------------------------------------------
                                        1994             1995             1996
--------------------------------------------------------------------------------
Number of properties managed                 22               21              21
Number of rooms                           7,063            6,890           6,888
Gross revenues                     $259,973,711     $262,087,573    $279,974,959
Gross revenue per available room $ 36,808 $ 38,039 $ 40,659 Net income (excluding mgmt. fees, franchise fees, rent, interest,
  depreciation) (1)                $ 50,053,991     $ 56,470,331    $ 62,137,959
================================================================================
(1) Excludes three hotels totaling 767 rooms that are under marketing services agreements for which net income information is not available to Delta.

--------------------------------------------------------------------------------
          Delta Hotels Limited has not endorsed or approved the offering. The execution of the Hotel Operating and Rental Pool Agreement is not intended as, and should not be interpreted as, an express or implied approval or endorsement by Delta Hotels Limited (or any of its affiliates, subsidiaries or divisions) of the hotel or the Units offered hereby.
--------------------------------------------------------------------------------

                   MANAGEMENT OF THE HOTEL AND THE RENTAL POOL


          The hotel operator will manage the hotel and the rental pool, and maintain the hotel on behalf of the owners pursuant to the Hotel Operating and Rental Pool Agreement. The following discussion of all material terms of the Hotel Operating and Rental Pool Agreement does not purport to be complete and is qualified in its entirety by reference to the Hotel Operating and Rental Pool Agreement together with all attachments and exhibits to the Hotel Operating and Rental Pool Agreement, which are set forth in Annex B hereto.

MANAGEMENT OF THE RENTAL POOL

Mandatory Participation in the Rental Pool

          Participation for all Unit owners in the rental pool in accordance with the Hotel Operating and Rental Pool Agreement is mandatory. In addition, any Units that have not been sold by UP Sedona will be placed in the rental pool. A Unit will automatically be placed in the rental pool when the Unit is not reserved for use by the owner. Each owner appoints the hotel operator as his exclusive agent for management of the rental pool and the bookings of the owner's Unit and agrees to honor and be bound by the rental booking of his Unit made by the hotel operator in accordance with the Hotel Operating and Rental Pool Agreement. Units may not be used for any purpose other than as hotel suites in accordance with the Hotel Operating and Rental Pool Agreement, the Declaration and other condominium documents governing the hotel. The hotel operator has complete discretion to establish Unit rental rates including offering the use of Units at low promotional rental rates and offering Units on a complimentary basis from time to time to guests of the hotel.

          The initial operating period of the rental pool will commence on the date that the Hotel is opened by the hotel operator for business as a hotel in the hotel operator's hotel system and will conclude on December 31 in that year. Thereafter, operating periods for the rental pool will run 12 months based on the calendar year.

Owners' Use of Units

          An owner is guaranteed to be able to use his Unit for a total of 14 days per calendar year. In addition, an owner may be able to use his Unit for up to an additional 14 days per calendar year depending upon, certain factors set forth below. The executive Units will not be available for personal use. If an owner reserves the use of his Unit for a stay which commences at or after 2:00 p.m. on a Friday or a Saturday, the owner must reserve the Unit for a minimum two night stay. An owner may use his Unit no more than four times a year with respect to two or three night stays that commence at or after 2:00 p.m. on a Friday or a Saturday. If an owner reserves the use of his Unit by written notice to the hotel operator no less than six months prior to the date the owner intends to use the Unit, the owner is guaranteed to be able to use his Unit for a total of up to 14 days. Additionally, an owner may be permitted to use his Unit for a total of up to an additional 14 days if the owner reserves the use of his Unit by written notice to the hotel operator no more than 15 days prior to the date the owner intends to use his Unit and, at the time the owner gives such notice to the hotel operator, (i) the Unit is not subject to a prior reservation for any of the requested time, and (ii) the hotel is less than 80% reserved for any of the requested time. If an owner does not use all of his allotted days in a calendar year, the owner will not be entitled to accumulate the unused days for use in any subsequent year.

          Furthermore, if an owner reserves the use of his Unit, but does not actually use the Unit at the reserved time, the owner will nonetheless be deemed to have used the Unit unless the owner has canceled the reservation with the approval of the hotel operator no less than 30 days prior to the owner's scheduled use or five days if the use is pursuant to the 15 day notice requirement and the Unit is made available for rental to the public. So long as an owner is deemed to have used his Unit (regardless of whether the owner actually uses the Unit and regardless of whether the Unit is later rented to hotel guests during that time), the Unit will not be deemed to be in the rental pool. However, any revenues generated from the rental of the Unit to hotel guests during the time that had been reserved by the Unit owner will be for the benefit of other owners whose Units are in the rental pool at that time.

          An owner will be required to pay a mandatory room cleaning charge in connection with the owner's use of his Unit. Subject to adjustments to subsequent operating budgets, the current charge for a one-bedroom Unit is $30 and for a studio Unit is $20. In addition, an owner will pay the standard charges established by the hotel operator for, among other amenities, long distance telephone calls, movie rentals, room service and restaurant usage, and the purchase of other goods and services at the hotel. All of the furniture, fixtures and equipment located in and around the hotel (excluding any such items located in a Unit) will be owned collectively by the owners. Any furniture, fixtures and equipment located within a Unit will be owned by the owner of the Unit but cannot be removed or changed except as set forth in the Hotel Operating and Rental Pool Agreement.

ALLOCATION OF REVENUE AND EXPENSES

          The Hotel Operating and Rental Pool Agreement describes the manner in which income from Unit rentals is divided among the owners. For each day that a Unit is in the rental pool, the owner of that Unit will be entitled to share in the Gross Revenue from the operation of the hotel, regardless of whether the owner's Unit generated rental income on that particular date. "Gross Revenue" consists of all revenue of any kind derived directly or indirectly from the operation of the hotel and specifically includes (i) revenue from the use and enjoyment of the hotel by guests and owners such as, for example, room revenue, revenue generated by the restaurant, the conference center, and any use of the recreational facilities, housekeeping charges, revenue from movie rentals, minibar and telephone usage, and (ii) parking revenue, proceeds from business interruption insurance, revenue from other hotel amenities (such as vending machines) and fees from concessionaires operating at the hotel. Gross Revenue does not include most taxes, capital gains, condemnation awards, rebates or discounts, proceeds from most types of insurance and gratuities paid to hotel employees. An owner's allocable share of the gross revenue will be determined based on the percentage interest of the Unit. The percentage interest of a Unit will be determined according to the following formula as provided in the
Declaration:

                                 Seller's initial value of a Unit as established
                                 by UP Sedona
     Percentage Interest   =     -----------------------------------------------
     of a Unit                   $43,827,100

An owner's allocable share of revenue for a day in which the owner's Unit is in the rental pool (not reserved for use by the owner) will be determined according to the following formula:


     Gross revenues from         Percentage Interest of a Unit
     the operation of the   X    -----------------------------------------------
     hotel                       Sum of Percentage Interests of all Units in the
                                 rental pool on that day

An owner's allocable share of all hotel expenses and other costs attributable to the owners under the Hotel Operating and Rental Pool Agreement will be determined according to the following formula:

     Total hotel expenses
     and other costs        X    Percentage Interest of a Unit

An owner will be responsible for his allocable share of the costs attributable to the owners for each day that the hotel is operating, regardless of whether the owner's Unit is in the rental pool on any particular day. The owners bear all of the costs and expenses of operating, maintaining and repairing the hotel, the hotel grounds and the contents of the hotel. These costs include, for example: (i) repair and maintenance of hotel buildings, grounds, furniture, fixtures and equipment located at the hotel; (ii) purchasing all supplies including food, beverages, linens, and cleaning products necessary for the operation of the hotel; (iii) costs associated with hiring, firing and compensating employees necessary to staff the hotel; (iv) fees paid to the hotel operator; (v) utilities and insurance; and (vi) marketing and promotion expenses, reservation fees and travel agent commissions.

DIRECT EXPENSES OF OWNERS

          Each owner will be personally responsible for the payment of all taxes applicable to the owner arising out of the ownership of a Unit, amounts owed under any financing of the Unit, and all assessments made by the Association. The amount of property taxes to be paid by each owner will be determined annually by the Yavapai County Assessor's Office. Property taxes will be assessed against each owner as of the date the Unit is purchased by the owner. UP Sedona's estimate of taxes is based on application of 1996 tax rates to such property and is set forth in the Forecasts. The actual tax may differ from the projected amount when actually assessed. Subsequent transfers of one or more Units may cause further reassessments of one or more Units and tax increases. Property taxes may increase for all owners even in years in which no reassessment from any sale or transfer occurs.

          The assessments payable by an owner to the Association and the method of billing and collecting are more fully described in the section entitled Summary of Declaration and Related Documents. The amount of each annual assessment initially is based upon the annual projected operating budget prepared by the hotel operator. If any estimated budget understate net cash flow, the Association may amend the budget and increase the annual assessments against all Units, based upon each Units allocable share. The estimated Association budget for the first operational year for the hotel, after taking into account hotel revenue and expenses, is $50,000, which is intended to cover fees for professional services and administrative expenses incurred by the Association. Each Unit will be assessed its allocable share of such budgeted amount. The assessments for future years will depend upon hotel revenues and expenses for those years.

          If a Unit owner fails to pay property taxes, the taxing authorities may place a tax lien on the delinquent owner's Unit and foreclose the tax lien if the delinquent tax is not paid prior to the tax sale. If a Unit owner fails to pay any financing of the Unit, the lender may elect to pursue collection of the debt against the delinquent owner with or without foreclosing any mortgage lien against the delinquent owner's unit given to secure such financing. If a Unit owner fails to pay its assessments to the Association, the Association may elect to pursue collection of the delinquent assessment with or without foreclosing the assessment lien which the Association has against the delinquent owner's Unit.

RENTAL POOL REPORTS

           For each calendar month, the hotel operator will prepare detailed statements of operations that describe, among other things, the gross revenue from the hotel, hotel operating expenses, capital expenditures, reserves, and the amount of cash flow, if any, distributable to an owner for that month. A summary of these statements of operations will be mailed to each owner no later than the 20th day following the end of each calendar month. In addition, the hotel operator will provide each owner with a monthly statement for the previous month that describes how many days in that month the unit was occupied and how many days the Unit was in the rental pool. The hotel operator will also prepare and mail to each owner within 75 days after the end of an operating year statements of operations for the entire operating year and individual statements relative to each owner's Unit. Unless otherwise agreed in advance by the Board of Directors, the statements of operations will be audited. The individual statements will serve as the basis for reporting to the Internal Revenue Service and other appropriate taxing authorities.

DISTRIBUTIONS FROM RENTAL POOL

          The amount distributable to an owner will be computed each month by subtracting the following amounts from the owner's share of gross revenue from hotel operations: (i) the owner's share of hotel operating expenses; (ii) the owner's share of amounts necessary to fund or replenish operating and capital expenditure reserves, make capital lease payments and pay the hotel operator's Incentive Fee; (iii) the owner's share of capital expenditures exceeding amounts paid out of the appropriate reserve; (iv) the owner's share of repayment expenses in connection with a previous operating shortfall, if any, (see "Shortfalls" below) after depletion of reserves (see "Reserves" below); (v) any assessment payable by the owner pursuant to the Declaration; (vi) expenses associated with an owner's personal use of the hotel (for example, the cleaning charge); (vii) bed taxes and other similar taxes imposed or collected in connection with the use of the hotel by the hotel patrons; (viii) withholding taxes, if applicable; and (ix) any other amounts payable by the owner to Delta pursuant to the Hotel Operating and Rental Pool Agreement.

          The amount distributable to an owner, if any, will be sent to the owners with the monthly financial summary (see, "Rental Pool Reports" above). Alternatively, the hotel operator may prepare a reasonable estimate of the amount distributable to the owners on an annual basis and distribute to the owners the estimated amount, less an amount (not to exceed 20%) established by the hotel operator for seasonal working capital requirements, in 12 equal monthly installments. If the hotel operator elects to distribute an estimated amount, at the end of the operating year the hotel operator will calculate the actual amount distributable to each owner and pay to each owner the balance of the amount, if any, distributable for that operating year. This last payment will be sent at the end of the operating year with the annual financial statements.

RESERVES

           An operating cash reserve in the amount of $250,000 will be established when the hotel commences operations. Upon the closing of the purchase of a Unit, the Unit owner will be required to contribute to the operating cash reserve an amount equal to the percentage interest of the Unit being purchased multiplied by $250,000 (see Annex A), which amounts range from $946 to $1,186. This reserve will be available to the hotel operator for working capital in connection with the operation of the hotel commencing in the second year of operations. Reserves will be established for capital expenditures for repair and replacement of the hotel premises and repair and replacement of furniture, fixtures and equipment as follows:

                               Amount to be Reserved Each
                                  Year Expressed as a
                              Percentage of Gross Revenue
      Year                           in that Year
      ----                           ------------
       1                                  0%
       2                                  2%
       3                                  3%
       4                                  4%
       5 and subsequent years             5%

SHORTFALLS

          If at any time the funds derived from the operations of the hotel (including established reserves) are not sufficient to pay when due all expenses incurred in connection with the operation of the hotel, capital expenditures and other amounts for which the owners are liable (such as may occur from time to time as a result of, among other causes, seasonal fluctuations in the use of the hotel by owners and other patrons), the hotel operator may require each owner to remit to the hotel operator the owner's allocable share of the shortfall. The owner's allocable share of the shortfall is determined by multiplying the total amount of the shortfall by the Percentage Interest of a Unit. The formula for determining the Percentage Interest of a Unit is described above in the section entitled "Allocation of Revenues and Expenses." The hotel operator may elect, but is not obligated, to advance the shortfall and obtain repayment of the shortfall, plus interest accruing at the designated prime rate plus 2%, out of the cash flow from the operations of the hotel. Payment of the shortfall by the owner is obligatory and may be enforced by, among other methods, enforcement by the Association of an assessment lien against the Units. See "Summary of Declaration and Related Documents - Enforcement of the Declaration."

HOTEL OPERATOR MAY RELY UPON ACTS OF BOARD OF DIRECTORS

          The Board of Directors of the Association elected in accordance with the provisions of the Declaration will represent the owners in all respects concerning the hotel operator. See "Summary of Declaration and Related Documents
- The Association - Board of Directors". All of the owners will be bound by the acts of the Board of Directors on behalf of the owners and the hotel operator will be entitled to rely upon the acts of the Board of Directors as the authorized acts of the owners. The Board of Directors and the hotel operator will meet not less than frequently than quarterly.

MANAGEMENT AND MAINTENANCE OF THE HOTEL

          The hotel operator will perform, on an exclusive basis, all duties and obligations within the scope of the management, maintenance, and marketing of the hotel, including the restaurant and conference facilities. The hotel operator will, among other things, use all reasonable efforts to maintain and operate the hotel as a first-class resort hotel, market and sell the rental use of the Units and other facilities of the hotel, furnish bookkeeping, inventory control, reservations, marketing and advertising services, direct, in consultation with the Board of Directors, litigation in respect of the hotel, supervise the use of the hotel by guests and owners, hire, train, terminate and perform other managerial functions with respect to the staff necessary to the operation of the hotel, and obtain for itself or on behalf of the owners all insurance, licenses and permits necessary to the operation of the hotel. The hotel operator may make, at the owners' expense, but subject to the then current approved operating plan and budget and other limitations, reasonable changes to the hotel.

          The hotel operator will prepare, on or before December 1 of each year, an annual operating plan and budget for the operation of the hotel during the following operating year. The annual operating plan and budget will be subject to the reasonable approval of the Board of Directors of the Association and a summary of the operating plan and budget will be sent to all of the owners after it has been approved by the Board of Directors. Either the hotel operator or the Board of Directors may elect to have disputes regarding the operating plan and budget resolved by arbitration.

          The hotel operator will obtain and maintain, as an operating expense of the hotel, public liability, fire and casualty, business interruption, workmen's compensation and other insurance reasonably necessary to the operation of the hotel, naming the owners, the hotel operator and the Association as insureds. With regard to the possible liability of the owners, see "Risk Factors
- Potential Liability of Ownership."

          Under the Hotel Operating and Rental Pool Agreement, the hotel operator may, in its discretion, assign all or a portion of its rights and obligations under the Hotel Operating and Rental Pool Agreement to an affiliate of the hotel operator or any successor in interest to the hotel operator.

FEES PAID TO HOTEL OPERATOR

          As a compensation for its services provided under the Hotel Operating and Rental Pool Agreement, the hotel operator will be paid various fees. The hotel operator's fees will be paid out of the gross revenues of the hotel. The hotel operator will receive a Base Fee of $10,000 per month for the 12 month period following the opening of the hotel and 3.0% of gross revenues thereafter. The Base Fee will be payable in monthly installments. In addition, the hotel operator will be paid an Incentive Fee based on a tiered scale if the hotel operator achieves certain performance standards in respect of the operations of the hotel based on Net Hotel Return. "Net Hotel Return" is computed as follows:

                                        ----
                                        | expenses of the operation of the hotel
                                        |
                                        |             +
                                        | amount contributed to reserve for
Net Hotel Return = Gross Revenue minus  | replacement of furniture, fixtures and
                                        | equipment and capital improvements
                                        |
                                        |             +
                                        | real property taxes
                                        ----

Depending upon the performance of the hotel, the Incentive Fee payable to the hotel operator may range from 0% of Net Hotel Return (if net hotel return is less than $3.2 million) to 30% of the amount by which Net Hotel Return exceeds $4.2 million in the first full operating year, decreasing to 10% of the amount by which Net Hotel Return exceeds $4.2 million in the sixth and subsequent operating years. Specifically, the Incentive Fee will be computed as follows:

                                  INCENTIVE FEE

--------------------------------------------------------------------------------
                           YEAR        YEAR         YEAR            YEAR
NET HOTEL RETURN            1           2           3,4,5        6,7,8,9,10
--------------------------------------------------------------------------------
Less than $3.2 Million     0.0%        0.0%          0.0%           0.0%

Over $3.2 Million and     15.0%       15.0%         12.0%          10.0%
up to $4.2 Million        of the amount by which Net Hotel Return exceeds
                          $3.2 Million

Over $4.2 Million         30.0%       25.0%         22.50%         10.0%
                          of the amount by which Net Hotel Return exceeds
                          $4.2 Million

If the term of the Hotel Operating and Rental Pool Agreement is renewed (see the discussion regarding the rental terms below in the section entitled "Termination of the hotel operator") the Incentive Fee will be computed in the same manner as in year 10.

          The hotel operator will also receive reimbursement for marketing and reservations system costs incurred in connection with the operation of the hotel. The hotel operator will also be paid a monthly Administration Fee in the amount of $5 per month per Unit. In addition, the hotel operator will be entitled to be reimbursed for costs incurred by the hotel operator in connection with special promotional programs, training materials, travel by head office personnel and others on matters directly involving the hotel, and other similar expenses. Subject to approval by the Board of Directors of the Association as part of the annual hotel operating budget approval process, the hotel operator may retain an affiliate or division as a consultant to perform technical services in connection with any substantial remodeling, repairs, construction or other capital improvements to the hotel and the hotel operator and its affiliate will be entitled to be compensated by the owners for their services.

TERMINATION OF HOTEL OPERATOR

          The appointment of the hotel operator under the Hotel Operating and Rental Pool Agreement will run continuously from the date that the hotel is opened by the hotel operator for business as a hotel in the hotel operator's hotel system until December 31, 2008, unless earlier terminated. The appointment of the hotel operator will be automatically renewed for two additional terms of 5 years each provided the following conditions have been satisfied: (a) the owners have not previously terminated the appointment of the hotel operator; (b) the hotel operator has not elected to terminate its own appointment or given notice to the board of directors of the Association of its election not to seek renewal of its appointment; and (c) the appointment of the hotel operator has been extended for all prior periods. The appointment of the hotel operator may also be renewed by agreement of the owners and the hotel operator (regardless of whether the conditions described above have been satisfied). The hotel operator may terminate its appointment under the Hotel Operating and Rental Pool Agreement at any time upon 60 days' prior notice to the Board of Directors of the Association if the owners fail to make or authorize the hotel operator to make capital expenditures without which the hotel cannot be operated as a first-class hotel (in the discretion of the hotel operator) or if the number of Units subject to the Hotel Operating and Rental Pool Agreement is less than 200. The appointment of the hotel operator under the Hotel Operating and Rental Pool Agreement may be terminated by a vote of 75% of the Units entitled to vote on the matter if the hotel operator is in default under the Hotel Operating and Rental Pool Agreement and the hotel operator fails to cure the breach within the required time.

          The appointment of the hotel operator under the Hotel Operating and Rental Pool Agreement may also be terminated by a vote of 75% of the Units entitled to vote thereon if, commencing in the ninth operating year, the hotel operator fails to achieve minimum performance standards. These minimum performance standards will not be met if in two consecutive operating years the REVPAR for the hotel is not at least 90% of the average REVPAR of a sample of competitors of the hotel, or if in two consecutive operating years the hotel fails to produce a Net Hotel Return greater than $3,625,000 in years 2007 and 2008, and $3,750,000 in year 2009 and subsequent years. The sample of competitors of the hotel for purposes of the REVPAR test initially consists of five hotels/resorts designated in the Hotel Operating and Rental Pool Agreement. These hotels/resorts are currently operating in the vicinity of Sedona and Oak Creek Canyon, Arizona, offer first-class accommodations and recreation and restaurant facilities, and serve similar market segments to the hotel. The sample of competitors may be changed by agreement of the owners and the hotel operator where one of the existing sample competitors ceases to operate or no longer qualifies as a comparable hotel/resort or where an additional comparable hotel/resort opens in the vicinity of the hotel and completes two full years of operation. In addition, the sample of competitors and the 90% benchmark will be reevaluated and, if appropriate, changed by agreement of UP Sedona and the hotel operator approximately five months prior to the opening of the hotel. However, if the hotel operator fails to achieve such minimum performance standards, the hotel operator has the option to contribute an amount necessary to be deemed to have achieved the minimum performance standards in lieu of being terminated.

          If the appointment of the hotel operator is terminated, the hotel operator will be paid the amount of its fees that have accrued or been earned up to the date of termination. Fees that are computed on an annual or other periodic basis will be amortized and prorated based on the date of termination.

          To the extent the hotel operator or its Affiliates own Units, with respect to any vote of the owners to terminate the hotel operator, the hotel operator for itself and on behalf of its Affiliates irrevocably appoints the president of the Association as its proxy for the limited purpose of casting the hotel operator's and its Affiliates votes as abstentions on such matters. Furthermore, for purpose of determining whether the required number of Units have voted to terminate the hotel operator, votes recorded as abstentions shall not be counted toward a quorum or as having been entitled to vote on such matters.

REMOVAL OF THE HOTEL OPERATOR'S BRAND

          Pursuant to the Declaration, which constitutes a recorded restriction on the hotel and each Unit, all of the Units must, at all times, be subject to the Hotel Operating and Rental Pool Agreement. Unless the Hotel Operating and Rental Pool Agreement is amended to remove this requirement, any existing Unit will automatically be subject to the Agreement. However, the hotel operator reserves the right to cease to operate or identify the hotel as a hotel in the Delta Group if at any time for any reason (which reasons are not now foreseeable) five or more Units are not subject to the Hotel Operating and Rental Pool Agreement (except for temporary removal as a result of a fire or other casualty). If the hotel is no longer operated as part of the Delta group, the hotel operator may carry out its duties through a subsidiary or assign its rights under the Hotel Operating and Rental Pool Agreement to a subsidiary. In addition, the name of the hotel will be changed to remove references to "Delta" and alternate reservation and marketing services will be provided by the hotel operator and its subsidiary at a cost to be agreed upon with the Board of Directors.

SALE OF A UNIT BY AN OWNER

          There are certain conditions that must be satisfied in connection with the sale of a Unit by an owner. Prior to entering into an agreement for the sale of a Unit, the selling owner must provide the proposed purchaser with a copy of the Hotel Operating and Rental Pool Agreement and must notify the proposed purchaser of any proposed bookings of the Unit by the selling owner. In addition, the purchaser must, as a condition of the purchase, ratify the Hotel Operating and Rental Pool Agreement, appoint the hotel operator as its exclusive agent for the management and rental of the hotel and the Unit, and expressly assume the obligations of an owner pursuant to a form acceptable to the hotel operator. The Hotel Operating and Rental Pool Agreement does not terminate upon the death or the attempted withdrawal of an owner or upon the sale or transfer of a Unit by an owner.

                  SUMMARY OF DECLARATION AND RELATED DOCUMENTS

          The Declaration, Articles of Incorporation and Bylaws of the Association impose certain covenants, conditions and restrictions on the Units and owners. The following discussion of these documents is a summary of all of the material terms of these documents but does not purport to be complete and is qualified in its entirely by reference to such documents and instruments, which are filed as Exhibits to the Registration Statement.

THE ASSOCIATION

          The Association will be formed as an Arizona non-profit corporation to perform various management and supervision functions at the hotel on behalf of the owners pursuant to the Declaration. The Declaration, established by UP Sedona as Declarant, is recorded against title to the property. An owner of a Unit automatically becomes a member of the Association. Membership in the Association may not be transferred or retained separately from any Unit.

          The Association will supervise and assure the performance of all appropriate maintenance, management, repair, and administration of the hotel, including the Common Elements, the Units, and all of the furnishings, fixtures, equipment and other items located in and around the hotel. Actual operation of the hotel will be the responsibility of a hotel operator, pursuant to the terms of a Hotel Operating and Rental Pool Agreement. The Association shall be responsible for negotiating with the hotel operator on behalf of the owners; reviewing, and approving proposed annual operating budgets prepared by the hotel operator; and coordinating with and reviewing the performances of the hotel operator. If a hotel operator defaults in its obligations under a Hotel
Operating and Rental Pool Agreement or if a Hotel Operating and Rental Pool Agreement terminates and is not concurrently replaced with a new hotel operator and Hotel Operating and Rental Pool Agreement, the Association shall be responsible for managing and operating the hotel.

          Based upon annual operating budgets to be provided by the hotel operator, and taking into consideration projected hotel revenues and expenses and estimating the cost to operate the Association and perform its obligations under the Declaration, the Association will levy annual Assessments against each Unit. The Assessment against each Unit shall consist of the total estimated Common Expenses set forth in the budget adopted by the Board of Directors of the Association (after taking into account the amounts proposed to be paid from operating revenue by the hotel operator pursuant to the approved hotel budget) multiplied times the allocable share attributable to each Unit. The total estimated expenses of the Association for the first operational year (after taking into account projected hotel revenue and expenses) are $50,000, which are intended to cover fees for professional services and administrative expenses incurred by the Association. If the Board of Directors determines during any fiscal year that available Association funds are or will become inadequate to meet Common Expenses of the Association for any reason, the Board of Directors may increase and reallocate Common Expense Assessments for that fiscal year.

          In addition to Common Expense Assessments, the Association may levy special assessments for the purposes of defraying the cost of any construction, reconstruction, repair or replacement of capital improvements to any one or more Units and/or the Common Elements.

          If any Common Expenses are caused by the negligence or other misconduct of any owner, the Association shall assess that Common Expense exclusively against such owner, to the extent not covered by insurance.

          Assessments shall either be payable in whole or in installments, as established by the Board of Directors. The Association is responsible for enforcement and collection of the Assessments. Delinquent Assessments accrue interest and may be subject to other late fees. The Association may request the hotel operator to offset Assessments from amounts otherwise due to the owners pursuant to the Hotel Operating and Rental Pool Agreement. The Association also has the right to enforce all other rights and remedies to collect Assessments, including but not limited to either initiating a lawsuit against a defaulting owner to collect delinquent assessments or foreclosing any assessment lien against a defaulting owner's Unit, or both. Once a delinquent owner has paid its past due assessment, and all collection costs and any late fees and accrued interest, whether by offset from amounts due from the rental pool or otherwise, each owner will have all rights, including voting rights, available to all non-defaulting owners under the Declarations.

Voting Rights

          All voting rights are vested exclusively in the members of the Association. The Declaration provides that there will be a period of control of the Association by the Declarant until the earlier to occur of: (i) 90 days after the conveyance of 75% of the Units to owners other than Declarant; (ii) 4 years after all Declarants have ceased to offer Units for sale in the ordinary course of business; or (iii) the date Declarant records an instrument with the County Recorder of Yavapai County relinquishing its right to appoint and remove officers and members of the Board of Directors of the Association. During the period of Declarant control, only the Declarant will have the right to appoint and remove the members of the Board of Directors and the officers of the Association. Such board members and officers are not required to be owners during the period of Declarant control. After termination of the period of Declarant control, each owner will be entitled to cast 1 equal vote for each Unit owned by such owner in all meetings of the members of the Association; however, the voting rights of an owner may be suspended if an owner fails to pay any assessments or other amounts due the Association within 15 days after such payment is due or if any owner violates any other provision of the Declaration or other documents pertaining to the condominium and such violation is not cured within 15 days after notice to the owner. Only a single vote may be cast for each Unit, regardless of how title is held. If a Unit is owned by more than one person and such owners are unable to agree among themselves as to how their vote or votes shall be cast, they will lose their right to vote on the matter in question.

          Under the Declaration, a special assessment may be levied upon an affirmative vote of two-thirds of the owners entitled to vote on such matters. In addition, the Declaration provides the owners of the Association with the right to vote to approve by a majority-in-interest of owners whether to finance capital improvements in the condominium by pledging future Assessments. The Declaration may only be amended or modified by an affirmative vote of 67% of the owners entitled to vote thereon, except where applicable law otherwise requires or in cases involving the exercise of development rights by the Declarant, eminent domain, relocation of limited common elements or boundaries between Units, subdivision of Units, or termination of the condominium. In addition, the approval of two-thirds of the holders of first priority mortgage or deed of trust liens with respect to the Units is required in connection with certain acts of the Association.

Meetings

          The Association is required to hold annual meetings. Special meetings of the Association may be called at any time by the President of the Association, by a majority of the Board of Directors, or by written request of the owners holding at least 25% of the votes entitled to be cast at such meeting. All Association meetings will be held pursuant to notice given to the owners not less than 10 nor more than 50 days prior to the date of the meeting. Owners entitled to cast one-tenth of the total authorized votes will constitute a quorum. If a quorum is not present at any meeting, the owners entitled to vote who are present at such meeting will have the power to adjourn the meeting without notice other than announcement at the meeting and the owners present at the time and place announced in the prior adjourned meeting will constitute a quorum.

Board of Directors; Officers

          Unless the Declaration and other condominium documents or applicable law require a vote of the owners, approvals or actions to be given or taken by the Association will be valid if given or taken by the Board of Directors. The Board of Directors will consist of five directors, who, except during the period of Declarant control, must be members of the Association. Directors are non-salaried and will not be required to render full time service. Following the period of Declarant control, directors will be elected for staggered year terms. Except with respect to directors appointed by the Declarant, any director may be removed with or without cause by owners having more than two-thirds of the votes entitled to be cast on such matter.

          The Board of Directors is responsible for the control and management of the Association and the disposition of its funds and properties. The responsibilities of the Board of Directors include, but are not limited to: opening bank accounts on behalf of the Association; approve or disapprove additions to, improvements to, or alterations to the hotel; enforcing by legal means the provisions of the Declaration and other condominium documents; following receipt of a proposed annual operating budget from the hotel operator, preparing and adopting an annual budget and operating plan for the hotel and Association prior to the commencement of each fiscal year; exercising for the Association all powers, duties and authority vested in or delegated to the Association and not reserved to the membership by other provisions of the Declaration or other condominium documents; supervising all officers, agents and employees of the Association and seeing that their duties are properly performed; levying, collecting and enforcing the payment of Assessments in accordance with the provisions of the Declaration; causing to be procured and maintained adequate property liability and other insurance as required by the Declaration; negotiating with the hotel operator; and engaging providers of professional services including attorneys, accountants and property managers, to render services to the Association.

          Officers of the Association will include a president, vice-president, secretary and treasurer, to be appointed by the Board of Directors for one year terms. The Board of Directors may appoint other officers for such terms and with such authority as is determined by the Board of Directors.

USE RESTRICTIONS

          Restrictions on the use of Units appear in the Declaration and other documents. The use restrictions include, but are not limited to, the following:


          i.     The  Units must be used only for commercial rental by the hotel
operator  to  the  public  for   tourist,   visitor  and   transient   traveller
accommodation.

          ii. An owner may not individually lease his Unit or directly or indirectly charge rent or any form of consideration for the use of the owner's Unit except in accordance with the terms of the Hotel Operating and Rental Pool Agreement.


          iii. The use of the Units is subject to the requirements of, among other documents, the Hotel Operating and Rental Pool Agreement and the Declaration.


          iv. The rights of an owner to make use of the common elements at the hotel are limited to those times when the owner has the right to occupy his Unit in accordance with the terms of the Hotel Operating and Rental Pool Agreement.

          v. The hotel operator is authorized to designate certain areas of the hotel for the exclusive use of the hotel operator and the owners may not interfere with that exclusive use.

          vi. A Unit owner is guaranteed use of his own Unit for a maximum of 14 days in any year provided at least six months advance notice is given. A Unit may also be used by its owner for up to an additional 14 days per year provided that no more than 15 days notice is given but only if the Unit has not been reserved and the hotel is less than 80% booked. An executive Unit may not be used or occupied by its owner except to make the executive Unit subject to the rental use in accordance with the Hotel Operating and Rental Pool Agreement.

          vii. No animals are allowed in the Units or in other areas of the hotel except for physical impairment assistive animals to the extent that they are required by persons at the hotel.

          viii. Except for signs incidental to the operation of the hotel, and any other advertising signs that Declarant elects to post in connection with the development of the hotel, no signs are permitted on the exterior of any Unit or any other portion of the hotel without the prior written approval of the Board of Directors.

          ix. No owner may remove, replace, substitute, alter, repair or add to any part of the hotel (including the owner's Unit) or any of the furniture, fixtures or equipment located in and around the hotel (including in any Unit) without the prior written approval of the Association and, if required, architects and engineers.

DEVELOPMENT RIGHTS

          During the period of Declarant control, the Declarant retains certain development rights that enable the Declarant to do, among other things, the following:

          (1)  add real property to the hotel;

          (2) create Units, easements, common elements, or limited common elements, including, without limitation, the right to enclose the patio allocated to any Unit;

          (3) subdivide Units, convert Units into common elements, or convert common elements into Units;

          (4) make the hotel part of a larger condominium or master planned community; and

          (5) amend the Declaration to correct errors or to comply with applicable law provided that the amendment does not adversely affect the rights of any owner and to comply with the rules and requirements of certain governmental and quasi-governmental agencies.

INSURANCE

          The Association will be required to assure that property damage, public liability, fire and other hazard insurance coverage with respect to the hotel is maintained. The amount of such insurance will be based on full replacement cost. In addition, the Association will be required to have insurance against loss or liability due to property damage, personal injury or death of persons while located at the hotel, which policy will have limits determined by the Board of Directors, but in no event less than a combined single limit of $1,000,000 per occurrence. The Association will also be required to maintain worker's compensation insurance to the extent necessary to meet applicable legal requirements, and director's and officer's liability insurance in such amounts as may be determined by the Board of Directors. The Association may maintain other insurance affording such coverages and with such limits as the Board of Directors may determine. All insurance policies will name the owners, the hotel operator and the Association as insureds.


          The Association will also obtain fidelity blanket bonds for all officers, directors, trustees, and employees of the Association. The amount of the bonds maintained by the Association will be determined in the discretion of the Board of Directors.


          Each owner may personally have joint and several liability for tort and contract claims as a result of ownership of Units or participation in the rental pool. Although the Declarant believes that the insurance coverage afforded owners will be adequate, purchasers of Units are urged to consult an insurance advisor or attorney with respect to the nature and extent of such personal liability and to determine what additional insurance coverage if any, may be necessary or appropriate for their particular circumstances.

ENFORCEMENT OF THE DECLARATION

          The Association will do all things necessary to enforce each owner's obligations under the Declaration, including, without limitation, with respect to non-payment of Assessments, the filing and foreclosure of liens, the suspension of an owner's right to vote on Association matters, and the bringing of an action at law against the owner personally. Furthermore, the Association may direct the hotel operator to deduct the amount of unpaid Assessments from any sum distributable to the owner under the Hotel Operating and Rental Pool Agreement. All unpaid assessments will constitute a lien on a Unit superior to all other liens except for tax and special assessment liens and unpaid sums under a first mortgage or deed of trust.

                                 UP SEDONA, INC.
MANAGEMENT.

          UP Sedona, Inc., an Arizona corporation, is an indirect wholly-owned subsidiary of United Properties Ltd., a British Columbia, Canada, company ("United Properties"). The management of UP Sedona and United Properties is made up of the following:


                             UP Sedona                United  Properties
                             ---------                ------------------
Victor D. Setton        Chairman and Director    President and Director
William Oliver          President                      -----
Elias D. Setton         Vice President           Manager, Land Development
Raymond J. Langrish     Secretary, Treasurer     Vice President, Finance
Roger L. Moors               ---                 Vice President, Development
Terry E. Forbes              ---                 Vice President, Marketing
Jennifer A. Silvera          ---                 Vice President, Administration

          VICTOR D. SETTON, age 51, has been President and Director since 1975 of United Properties, which specializes in the development, construction and marketing of multi-family residential projects in the Lower Mainland of Vancouver, B.C. and in the Pacific Northwest United States and Arizona, and Chairman and Director of UP Sedona since 1996. He was elected President of the Urban Development Institute in 1986, was re-elected for a two year term in 1987, and in 1988 received its Highest Honour Award for his outstanding contribution to professionalism, leadership, and commitment to excellence in urban environment. Mr. Setton has been a participant in the Urban Design Advisory Panel for the City of Vancouver.


           WILLIAM OLIVER, age 63, joined the United Properties group in July 1996 and has served as President of UP Sedona since its incorporation. From 1993 to June 1996 he was President of Rio Rico Properties, a real estate development company. Prior thereto he was President of his own development company in Arizona from 1973 to 1993. He has extensive experience in the building industry, specifically in recreation/resort development and construction and has also developed residential and commercial properties for major development companies in the United States.


           ELIAS D. SETTON, age 39, has served as Manager, Land Development since 1990 of United Properties and as Vice President of UP Sedona since 1996. During the past two years his primary role has been overseeing the development of hotels within Canada and the United States. Mr. Setton holds a Diploma in Urban Land Economics in both Appraisal and Real Estate Management from the
University of British Columbia. He is currently a Director of the Urban Development Institute.

           RAYMOND J. LANGRISH, age 52, has served as Vice President, Finance since joining United Properties in 1987 and Secretary, Treasurer of UP Sedona since 1996. Prior to joining United Properties, Mr. Langrish held similar positions over the previous 20 years with various real estate development companies, both public and private. He qualified as a Certified Management Accountant in 1972 and is a former member of the Accounting Standards Committee of the Canadian Institute of Public Real Estate Companies.

           ROGER L. MOORS, age 53, has served as Vice President, Development for United Properties since 1990. He joined the company in 1989 and prior thereto had several years of construction and development experienced gained from senior management positions with prominent development companies which have completed numerous projects in British Columbia and the United States. Mr. Moors also represents United Properties as Director on the Board of the Greater Vancouver Home Builders' Association.

          TERRY E. FORBES, age 63, has been Vice President, Marketing for United Properties since 1988. He joined United Properties in 1982 and prior thereto, he had 19 years of experience marketing residential projects for many recognized developers and builders in British Columbia and Alberta. He has worked with the Housing Corporation of B.C. and the B.C. Government in various areas such as land acquisition and merchandising.

          JENNIFER A. SILVERA, age 53, has been Vice President, Administration for United Properties since 1988. She has been with the Company since 1979 and brought to the organization 18 years of previous experience within the airline industry in planning, administration and corporate organization.

DEVELOPMENT OF THE HOTEL

          UP Sedona, incorporated in December 1996, has been formed solely to design, develop, finance, construct and market the hotel. UP Sedona will finance the construction of the hotel through third-party construction financing, internally generated equity funds and loans from its parent corporation. At no time will proceeds from the sale of Units be used to provide financing for the construction of the hotel. Management of UP Sedona includes certain members of management of United Properties and, together with certain other officers of United Properties, will provide expertise in project development, finance, marketing and administration. UP Sedona will fund the first year break-even cash flow contributions from net proceeds of the offering.

PRIOR DEVELOPMENTS OF UNITED PROPERTIES.

          United Properties was incorporated in 1975. United Properties is currently one of the largest residential real estate developers in British Columbia. It has also developed projects in the states of Washington, California and Arizona. Since its incorporation, United Properties has developed approximately 4,500 residential units including townhomes, apartment condominiums (both high-rise and garden) and single family lot subdivisions. United Properties's gross sales from completed projects in Canada to date are approximately $590 million (Canadian). Gross sales of completed projects in the United States are approximately $72 million (Canadian). Projects currently under development in Canada include Terravita, an 88-unit townhome development, The Balmoral, an 85-unit luxury high-rise condominium development, and Whistler Mont Blanc, a 279 hotel condominium unit development with 38,300 square feet of commercial space. Total gross sales from projects under development in Canada are projected to be $129 million (Canadian).


          Whistler Mont Blanc is the first hotel condominium project being developed by United Properties. The construction of Whistler Mont Blanc, a Delta Suites Hotel, is 50% complete. United Properties expects occupancy for the commercial properties by July 1997 and commencement of operations of the hotel by November 1997. The commercial properties are 60% leased. The commercial properties also include plans for a spa and a nightclub to be operated by independent parties. The residential condominium units are fully sold for an aggregate of $44.5 million (Canadian). Delta Hotels Limited has entered into a

Hotel Management and Rental Pool Agreement for the operation of the residential condominium units as a Delta hotel.

                         DETERMINATION OF PURCHASE PRICE

          The initial purchase price of the Units has been determined by UP Sedona solely on the basis of its subjective evaluation of marketing considerations. No independent valuations have been obtained for purposes of determining the value of the Units. There can be no assurance that Units can be resold at or in excess of the purchase price. No organized market for the trading of Units is expected to develop as a result of this Offering.

                                 USE OF PROCEEDS

          Assuming that the maximum number of Units offered hereby are sold, the gross proceeds from the sale of Units will be approximately $43.8 million exclusive of Offering expenses (estimated at $____________, and sales commissions of $_________). All of the net proceeds of this Offering will be paid to UP Sedona except for amounts paid in addition to the purchase price for closing costs that are payable to third parties and for the contribution to the operating cash reserve for the hotel. UP Sedona will deliver the Units free and clear of any and all liens.

                              PLAN OF DISTRIBUTION

           The Units are being offered on a best efforts basis by UP Sedona, United Resort Investment Corp., an affiliated broker-dealer of UP Sedona, and by broker-dealers selected by UP Sedona who are members of the National Association of Securities Dealers, Inc. The minimum subscription is one Unit. Broker-dealers will receive a commission of up to ___% of the gross sales price of a Unit. UP Sedona will not receive any sales commissions.

          The closing on the sale of Units will not occur until the hotel is completed and ready for operation (the "Initial Closing"). No minimum number of Units must be sold before UP Sedona can close on the Units. Subsequent closings will occur upon the sale of each Unit. The offering will terminate two years from the effective date of this Prospectus.

          UP Sedona and each broker-dealer participating in the offering have agreed to indemnify each other against certain liabilities including liabilities under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Arizona Securities Act.

                                 HOW TO PURCHASE

          To purchase a Unit, a prospective owner must execute a purchase contract in the form appearing in Annex D and agree to be bound to its terms and the terms of the Hotel Operating and Rental Pool Agreement, the Condominium Declaration and Association Bylaws. All purchasers are subject to the review, approval and acceptance by UP Sedona, whose decision shall be final. Retirement plans and individual retirement accounts may not purchase Units. Upon executing a purchase contract, a downpayment must be paid of at least 10% of the purchase price of the Unit acquired. An additional 5% of the purchase price shall be due upon completion of framing of the hotel. An additional 5% of the purchase price shall be due upon completion of the roof of the hotel. Upon the close of the purchase of a Unit, the owner will be required to pay the balance of the purchase price and closing costs in excess of $7,500 for a one-bedroom or executive Unit ($6,500 for a studio Unit) and to contribute an amount equal to the percentage interest of the Unit being purchased multiplied by $250,000 to the operating cash reserve of the hotel. (See Annex A for exact amounts.) Upon payment of the balance of the purchase price, the escrow agent will record a deed to the owner from UP Sedona and disburse the purchase proceeds to UP Sedona, net of all closing costs. The escrow agent will also record the lien securing any loan that an owner may obtain to finance the Unit. The hotel, including all Units, must be completed within two years of the date the first purchase contract is executed.

          Funds deposited as downpayments will be held in an interest-bearing escrow account for the benefit of purchasers until the Initial Closing. In the event the hotel is not completed as a result of the default of UP Sedona, all funds held in escrow, including interest, will be refunded. Amounts held in escrow are non-refundable if the purchaser breaches the purchase contract.

          Purchasers must meet a minimum suitability requirement of (i) $100,000 income for the past year and a $150,000 net worth, excluding home, furnishings and automobiles or (ii) $250,000 net worth excluding home, furnishings and automobiles. UP Sedona will have the right to waive such requirement in its sole discretion if it determines that a purchaser is otherwise suitable for the purchase of Units.

          In addition to setting forth the purchase price of a Unit, terms of payment, a financing contingency, and establishing the first year break-even cash flow assurance for a prospective buyer, the purchase contract provides that a prospective owner may cancel the contract if the hotel is not completed within 60 days after December 31, 1998; provides that a prospective owner may exercise all rights and remedies if the hotel is not complete within 24 months following the date the prospective owner executes the purchase contract; establishes an escrow to facilitate conveyance of a Unit; and establishes a one year limited construction warranty.

          Purchasers may procure financing from any available source and will be required to qualify for financing based on the requirements of the particular lender. All financing costs in excess of the closing costs paid by the seller as set forth above will be the obligation of individual purchasers who elect to finance the purchase of a Unit. If a prospective owner is rejected for a loan, either the prospective owner or UP Sedona may cancel the purchase contract.

                  CERTAIN FEDERAL AND STATE INCOME TAX ASPECTS

          Set forth below is a summary of the material federal income tax considerations related to the offering, but does not address all tax considerations that may apply to a particular owner. This summary of the tax aspects is based on the Internal Revenue Code of 1986, as amended (the "Code"), on existing Treasury Department regulations ("Regulations"), and on administrative rulings and judicial decisions interpreting the Code. Legislative amendments, administrative changes and judicial decisions could modify or change completely statements and opinions expressed below about the federal income tax consequences of the purchase of a Unit and participation in the rental pool. Additionally, the interpretation of existing law and regulations described here may be challenged by the Service during an audit of the rental pool's information return or an owner's individual return. Moreover, a successful challenge of the rental pool's information return would likely result in an adjustment to an owner's individual return.

          The following summary of tax aspects generally assumes that the investor is an individual and is a United States citizen or resident. The following discussion is only a summary and is limited to those areas of federal income tax law that are considered to be most important to individual investors owning interests in rental pools. Although the hotel will furnish the owners with such information regarding the hotel as is required for income tax purposes, each owner will be responsible for preparing and filing his own tax returns. Accordingly, prospective investors are urged to consult, and must depend upon, their tax advisors regarding their individual circumstances (especially if the prospective investor is not an individual) and the federal, state, local and other tax consequences arising out of their participation as owners.

          Unless otherwise noted, the discussion in this section represents the opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., Phoenix, Arizona ("Counsel"), which is counsel for UP Sedona. Counsel's opinions expressed in the following discussion are only opinions that the tax law results described are more likely than not to be the tax law results that should occur, subject to any conditions stated in the particular section of this discussion that states such tax law conclusions. Although Counsel's opinions represent its best judgment as of the date of this Prospectus and are based on legal authorities published (and available in Phoenix, Arizona) as of that date, those opinions do not bind the Service or in any way constitute an assurance that the Service will agree with the federal income tax consequences described. Further, no rulings have been requested from the IRS with respect to the matters discussed in this section. UP Sedona does not intend to obtain any such rulings.

ENTITY CLASSIFICATION OF RENTAL POOL AND TAXATION OF OWNERSHIP OF UNITS

           Under Section 301.7701-2 of the Regulations, an arrangement is classified as an organization if there are (1) associates, and (2) an objective to carry on business for joint profit. Pursuant to the provisions of the Rental Pool Agreement, the hotel operator will rent the Unit of each owner on behalf of such owner. Profits from the rental of Units will be shared proportionately by the owners of the Units. Counsel believes that the sum of the relationships created by the Rental Pool Agreement causes the owners to be associates. Furthermore, Counsel believes that there is a common profit motive between the owners because net profits are shared proportionately by the owners. Therefore, although each owner will be the legal owner of a separate Unit, because of provisions in the Rental Pool Agreement relating to the sharing of income and expenses of the property, the owners likely will be treated as participants in an association taxable as either a partnership or a corporation for federal income tax purposes.

           If, consistent with tax counsel's opinion, an association is created by the sum of the contractual relationships between the owners of the Units, the federal income tax consequences to the owner of a Unit will depend upon the association's classification for federal income tax purposes. If the association is classified as a partnership for federal income tax purposes and is not a "publicly traded partnership," it will not be subject to any federal income tax. Instead, an owner will be subject to tax on his or her allocable share of the partnership's income and gain, and may be entitled to claim his or her allocable share of the partnership's losses. However, deduction of an owner's allocable share of loss from a partnership is subject to many important limitations, some of which are discussed below. A detailed explanation of such limitations is beyond the scope of this general discussion. Prospective owners should consult, and must depend on, their own tax advisor's advice concerning detailed application of partnership tax rules to their specific tax situations.

          If the arrangement created by the Rental Pool Agreement is classified as an association taxable as a corporation or as a "publicly traded partnership," owners will be treated as shareholders of a corporation, and (1) the taxable income of the organization will be subject to the federal income tax imposed on corporations, (2) items of income, gain, loss and deduction will not flow through to the owners to be accounted for on their individual federal income tax returns, and (3) distributions, if any, will be treated as corporate distributions to owners, some or all of which may be taxable as dividends.

CLASSIFICATION AS A PARTNERSHIP

          In the opinion of Counsel, the rental pool and the arrangements for sharing of rental income and payment of related rental pool expenses more likely than not will be treated as an association taxable as a partnership for federal income tax purposes. Moreover, the rental pool will elect to be taxed as a partnership. A partnership incurs no federal income tax liability. Instead, each partner is required to take into account an allocable share of the partnership's net income or loss and an allocable share of certain specially characterized items (e.g., capital gains and losses) in computing his income tax liability. Distributions by a partnership to a partner generally are not taxable unless the distributions exceed the partner's adjusted basis in his partner interest.

          Owners in the rental pool for any year will be required to report on their own federal income tax return their share of partnership income allocated to them under the Rental Pool Agreement. The rental pool will file an annual partnership information return, and each owner will be provided with the information required for the preparation of such owner's respective federal income tax return.

          The discussion that follows is based upon the assumption that the owners will be treated as the owners for tax purposes of their Unit and their undivided share of the hotel common areas and that the rental pool will be classified as a partnership and not as a corporation for federal income tax purposes. Owners will be considered partners who have contributed the use of a Unit, not its ownership, to the rental pool, so that each participating owner will report separately items of expense or deduction relating to the ownership of a Unit, including interest and depreciation subject to the limitations described below.


TAX CONSEQUENCES OF RENTAL POOL TO OWNERS


          1.   GENERAL.

          No federal income tax is paid by a partnership as an entity. Instead, each partner is required to report on his income tax return his distributive share of a partnership's income, gain, loss, deduction or credit (and items of tax preference), regardless of whether any actual distribution is made to that partner during his taxable year. Consequently, a partner's share of the partnership's taxable income may exceed the cash, if any, actually distributed to that partner. Conversely, actual (or constructive) distributions of money from a partnership will be taxable only to the extent that such distributions exceed the adjusted basis of the partner's interest in the partnership, regardless of whether the partnership has current income. The characterization of an item of income or loss generally will be the same for the partners as it is for the partnership.

          The rental pool's items of income, gain, loss, deduction or credit will be allocated proportionately between the owners. Each owner will be required to report his allocable share of rental pool income on his individual return. In addition, to the extent UP Sedona contributes cash to the rental pool to ensure a break even cash flow after an implied debt service for the first year of operations, such cash will be treated as income by the rental pool (as UP Sedona is not a partner) and each owner will be required to report his allocable share of such income on his individual return.

          The extent to which an owner may deduct his or her distributive share of the rental pool's expenses will depend upon: (1) whether the rental activity engaged in is with the intent of making a profit (Section 183); (2) whether the Unit constitutes a "dwelling unit" (Section 280A); (3) whether the rental activity is a "passive activity" (Section 469); (4) whether the taxpayer is "at risk" with respect to the activity (Section 465); and (5) the limitations on interest deductions. Additional provisions of the Code may also limit a specific taxpayer's deductions. Moreover, to the extent that an owner's share of rental pool losses exceeds the basis of his Unit, such excess losses cannot be utilized in that year by that owner for any purpose, but are allowed as a deduction (subject to the limitations described above) when that owner's adjusted basis for his Units at the end of any year exceeds zero (before reduction by the suspended loss).


          2.   SECTION 183

          Section 183 of the Code provides that, in the case of an activity engaged in by an individual or an S corporation, certain deductions attributable to such activity will be limited to the gross income generated by such activity if the activity is not engaged in for profit. Losses disallowed under Section 183 are not merely suspended but are permanently denied. The Regulations under
Section 183 provide a three-tier system of permitted deductions up to a maximum of the gross income from the activity. The Regulations also provide rules for allocation of expenses to the specific tiers.


          Section 1.183-2 of the Regulations provides that all facts and circumstances are to be taken into account and no one factor or combination of factors is determinative. The Regulations list nine factors that will generally be considered, but caution that other factors may also be relevant. Because the presence or absence of a profit objective is in part a factual issue which depends upon the individual circumstances of each owner, it is impossible to presently predict, and impossible for Counsel to opine, with accuracy whether a particular owner will be able to establish that he or she has a profit objective.

          Section 183 creates a presumption in favor of the determination that the activity is engaged in for profit if a profit (without regard to operating loss carry forwards) is realized in three out of five consecutive years. To allow the presumption to work, an owner is given an election to postpone the determination of whether the presumption applies until the end of the fourth taxable year following the taxable year in which he first purchased his Unit and engaged in rental activity. An owner should make an election as prescribed in the Regulations to preserve the ability to take advantage of this presumption and the delay in determining its application. An owner should note that UP
Sedona makes no assurances or representations concerning whether an owner can expect a profit from the rental pool within four years, however, it believes that the rental pool will more likely than not be considered an activity engaged in for profit.

          3.   SECTION 280A

          The Section 280A home business expense disallowance rule applies to any "dwelling unit" used by the taxpayer as a residence. Taxpayers include individuals, partnerships, trusts, estates, and S corporations. Section 280A does not apply to a regular corporation, except in its capacity as a member of a partnership or S corporation or as a beneficiary of a trust or estate. A "dwelling unit" includes a house, apartment, condominium, mobile home, boat or other similar property that provides basic living accommodations. The Regulations provide an objective standard for determining whether a taxpayer's use of a dwelling unit causes it to be considered a residence. The Code and Regulations impose a gross income limitation upon deductions for any owner whose Unit is used by the owner for personal use for a number of days during a taxable year which exceeds the greater of (i) 14 days, or (ii) 10% of the number of days during the year for which the Unit is rented for fair value. Personal use includes use by the taxpayer, use by the taxpayer's family, use by an individual pursuant to a reciprocal arrangement that permits the taxpayer use of another unit, days on which the unit is rented for less than fair rental, use by other owners in a time sharing arrangement or use by the taxpayer of other units in a rental pool, and use of the unit as a result of a charitable donation by the taxpayer. Depending on the extent of an owner's use of his Unit, the Section 280A gross income limitation may limit an owner's use of the available deductions from the rental pool to such owner's share of rental pool income.

          Section 280A also establishes an expense allocation fraction to be used in apportioning deductions between personal and business use of a property to which Section 280A applies. The expense allocation formula permits deduction of the fraction of expenses associated with the property (other than those expenses that are otherwise deductible even if a property is used for personal use such as mortgage interest and real estate taxes) of which the numerator is the days the property is actually used for business and the denominator of which is the total of the days the property is actually used (either for business or personal use). With respect to time sharing arrangements, all owners usage is aggregated in determining the numerator and denominator of the fraction. This allocation formula applies if a property is used for personal use for even one day. If a Unit is a dwelling unit, it is possible that Units held by other owners could be aggregated with the Unit held by a particular owner, with the result that even an owner that never used an Unit for personal purposes could, nevertheless, have otherwise deductible expenses reduced pursuant to Section 280A. Because a Unit will more likely than not be considered a dwelling unit, it is Counsel's opinion that the expense allocation fraction will apply to the rental of the Unit. Based upon the expense allocation requirement, an owner will be able to deduct expenses (other than mortgage interest and real estate taxes) and depreciation attributable to the rental pool only to the extent allocable to business use and then only to the extent that the income from the rental pool exceeds the portion of real estate taxes and mortgage interest allocable to business use.

          4.   INCOME AND LOSSES FROM PASSIVE ACTIVITIES.

          The Code characterizes certain activities as producing either passive or portfolio income and loss. Deductions of passive activity losses incurred by an individual, estate, trust, or personal service corporation or, with modifications, certain closely held corporations, may not be used to offset non-passive activity income. In general, passive activity losses can be used only to offset passive income, not wages or portfolio income (such as dividends, interest, annuities and royalties).

          In general, a passive activity, is one which: (1) is a trade or business activity in which the taxpayer does not materially participate; or (2) is a rental activity. In the opinion of Counsel, it is very unlikely that an owner will be treated as materially participating in the rental pool because, under the terms of the Pooling Agreement, sole authority for the management and operation of the hotel resides in the hotel operator.

          Investments in rental activities generally produce passive income and loss. Rental activities are treated as passive without regard to whether they involve the conduct of trade or business or whether the taxpayer materially participates. The Regulations provide that where the actual or prospective customer's payments are principally for the use of tangible property, the activity is a rental activity, even if payments are made pursuant to a service contract or other arrangement that is not denominated as a lease. There are several exceptions provided by the Regulations to treatment as a rental activity, however, Counsel does not believe that any of the exceptions apply to the rental pool. Therefore, it is Counsel's opinion that income from the rental pool will be passive income.

          To the extent that an owner has passive losses from other activities, he should be able to offset those passive losses against his allocable share of the rental pool's income and profits. Losses and credits disallowed by the passive activity rules are suspended and may be carried forward and treated as losses and credits from passive activities in each successive taxable year until offset by income from passive activities or allowed against other income as a result of the complete disposition of the taxpayer's interest in that activity. When a taxpayer's entire interest in an activity is disposed of in a taxable transaction (other than to a related party), any remaining suspended loss incurred in connection with that specific activity is allowed in full, first against income or gain from such activity during the year of disposition, second against net income or gain from all other passive activities, and thereafter against income from all sources, including active income. A disposition can occur through a partner's disposition of his entire partnership interest.

          5.   APPLICATION OF AT-RISK LIMITATIONS.

          Generally, Code section 465 limits losses that a taxpayer can claim in real estate and other enumerated activities to the amount that the taxpayer has at risk with respect to such activities. Losses that are disallowed in any year because of the at-risk limitations are carried over to succeeding years and can be used in those years to the extent that the partner's at-risk amount has increased. A taxpayer is considered at risk in any activity with respect to (i) the net amount of money and the adjusted basis of property contributed by the taxpayer to the activity, (ii) any amount with respect to the activity if the taxpayer is considered personally liable for the repayment of that amount, and
(iii) the taxpayer's proportionate share of any amount borrowed with respect to the activity if the lender is an institutional lender and the loan is secured by real property used in the activity ("qualified nonrecourse financing"). A taxpayer is not considered to be "at risk" to the extent he or she is protected against loss through nonrecourse financing, guarantees, stop loss agreements or similar agreements. A taxpayer's at-risk amount is increased by profits earned in the activity and decreased by losses occurring in the activity. In determining the amount of loss, if any, disallowed under Section 465, Sections 183 and 280A are applied prior to the application of Section 465, and Section 469 is applied after any limitation under Section 465 is determined.

          6.   LIMITATION ON INTEREST DEDUCTIONS.

          The deductibility of any interest expense incurred by an owner in purchasing a Unit may be limited by the Code. Generally, investment interest may be deducted to the extent of a taxpayer's net investment income. Investment interest expense does not include any interest expense which is taken into account in determining the income or loss from a passive activity, but does include (i) interest on indebtedness incurred or continued to purchase or carry property held for investment, (ii) a partnership's interest expense attributable to portfolio income under the passive loss rules, and (iii) the portion of interest expense incurred or continued to purchase or carry an interest in a passive activity to the extent attributable to portfolio income (within the meaning of the passive loss rules). Net investment income includes gross income from property held for investment, gain attributable to the disposition of property held for investment, and amounts treated as gross portfolio income pursuant to the passive loss rules less deductible expenses (other than interest) directly connected with the production of investment income. Investment interest deductions which are disallowed may be carried forward and deducted in subsequent years to the extent of net investment income in such years.

          In addition, interest expense associated with the purchase and finance of a Unit may qualify as qualified residence interest if an owner's personal use of a Unit exceeds 14 days in any year, the Unit is treated as the owner's second residence, and the loan is secured by the Unit.

          Owners who intend to finance the purchase of their Units with borrowed funds should consult their own tax advisors before borrowing such funds and should maintain careful records of any debt they incur to carry or acquire their Units, because the interest on such debt may be investment interest to the extent the rental pool does not engage in a passive activity or to the extent of any portfolio income received from the rental pool.

          7.   DEPRECIATION/AMORTIZATION

          Each owner of a Unit used for rental purposes will separately determine the applicable allowance for depreciation with respect to such Unit and any tangible personal property associated with such Unit for any year, subject to the limitations described above. Section 179 of the Code allows a taxpayer (other than trusts, estates and certain noncorporate lessors) to expense certain depreciable business assets in the year of acquisition by electing to treat the cost of new property as an expense rather than as a capital expenditure subject to depreciation. The deductions for which the election are made are allowed for the tax year in which the Section 179 property is placed in service and are in lieu of a depreciation deduction. Generally, a taxpayer may elect to expense only tangible personal property under Section 179.

          Depreciation deductions available to an owner may not exceed the taxable income allocation to an owner from the rental pool. Therefore, an owner should be prepared to pay tax on all or a portion of the income allocated to such owner from the rental pool. Each owner should consult with his tax advisor to determine the availability of depreciation deductions based upon unit ownership.

          8.   SALE OF A UNIT.

          If a Unit is held solely for business purposes for more than one year by an owner who is not a dealer with respect to such Unit, gain or loss realized on the sale of such Unit generally will be considered gain or loss from the sale of a Section 1231 asset and will be so taken into account in computing the taxpayer's net Section 1231 gain or loss for the taxable year. A net Section 1231 gain generally is treated as a long-term capital gain, while a net Section 1231 loss is treated as an ordinary loss. If any such gain on the sale of a Unit represents recapture of depreciation of personal property, that portion of the gain will be taxable as ordinary income.

          No loss will be allowed in connection with the sale of a Unit held for personal use. Any gain realized on the sale of a Unit held for personal use will be a long-term or a short-term capital gain, depending upon whether the Unit was held for more than one year. If a Unit is held partly for personal use and partly for business use, an apportionment of the gain or loss will be required and each portion will be reported in accordance with the principles stated above.


          To the extent that distributions from the rental pool represent a return of capital, rather than a distribution of operating proceeds, such distributions will reduce an owner's basis in his Unit. Upon a subsequent sale of the Unit, the owner could therefore recognize a greater taxable gain based upon such reduced basis.

          In the event of an owner's sale or other transfer of a Unit, the distributive share of rental pool income, gain, loss, deduction or credit for the entire year allocable to such Unit generally will be allocated between the transferor and the transferee, based upon the period of time during the taxable year that each owned such Unit, notwithstanding the timing or amounts of any rental pool distributions.

ADMINISTRATIVE AND COMPLIANCE MATTERS

          1.   AUDIT RISK.

          The Service has adopted a policy of auditing, selectively, a large number of partnership information returns. In view of the Service's audit programs, the rental pool's information return may be selected for audit. If the Service audits and adjusts the rental pool's information return, it is likely that the Service will make corresponding adjustments to the owners' income tax returns. It is also more likely that the owners' returns also will be audited. It is not expected that the rental pool will make cash distributions to owners to assist them in paying a tax liability resulting therefrom.

          2.   RESOLUTION OF DISPUTES INVOLVING RENTAL POOL ITEMS.

          The rental pool will be treated as a separate entity for purposes of federal tax audits, judicial review of administrative adjustments by the Service and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction and credit are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the partners. The Code provides for one partner to be designated as the "Tax Matters Partner" for these purposes. The Board of Directors shall be responsible for selecting the Tax Matters Partner for the rental pool.

           The Tax Matters Partner is entitled to make certain elections on behalf of the rental pool and owners and can extend the statute of limitations for assessment of tax deficiencies against owners with respect to rental pool items. The Tax Matters Partner may bind to a settlement with the Service any owners with less than a one percent profits interest in the rental pool unless the owners elect, by filing a statement with the Secretary of the Treasury, not to give such authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review (to which all the owners are bound) of a final rental pool administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, such review may be sought by any owners having in the aggregate at least a 5 percent profits interest. Only one action for judicial review will go forward, however, and owners with an interest in the outcome may participate.

          The owners generally will be required to treat rental pool items on their personal federal income tax returns consistent with the treatment of the items on the rental pool's information return. In general, this consistency requirement is waived if an owner files a statement with the Service identifying the inconsistency. Failure to satisfy the consistency requirement, if not waived, will result in an adjustment to conform the owner's treatment of the item with his treatment on the rental pool's information return. Even if the consistency requirement is waived, adjustments to an owner's tax liability with respect to rental pool items may result from an audit of the rental pool's or the owner's tax return. Intentional or negligent disregard of the consistency requirement may subject an owner to substantial penalties.

POSSIBLE CHANGES IN FEDERAL TAX LAWS

          The Code is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in Regulations and by the Service through its audit policy, announcements, and published and private rulings. Such changes may be retroactive. Accordingly, the ultimate effect on an owner's tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be. Although significant changes historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in the rental pool would be limited to prospective effect.


INVESTMENT BY FOREIGN PERSONS

          The rules governing the federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign investors ("foreign persons") are complex, and no attempt has been made herein to discuss such rules. Potential investors that are foreign persons should consult with their tax advisors to fully determine the impact on them of United States federal, state and local income tax laws.

          It should be noted, however, that there is imposed a withholding requirement on dispositions of a United States real property interest ("USRPI"), which includes United States real estate and interests in entities, such as partnerships, holding United States real estate. Therefore, disposition of the Property or disposition of a Unit will give rise to a withholding requirement.

CORPORATE INVESTORS

          Section 183 does not apply to corporate owners. Section 280A does not apply to corporations that are not electing S corporations. Section 469 applies only to certain closely held C corporations and personal service corporations. However, deduction of expenses associated with the acquisition and ownership of a Unit by a corporation may be disallowed or restricted under other Code sections. Corporations that purchase Units should consult their own tax advisor regarding the application of Section 274 of the Code, which prohibits the deduction of certain expenses incurred with respect to facilities used for entertainment, amusement or recreation. There are numerous issues involved in corporate ownership, and corporations should obtain tax advice from their own counsel before purchasing a Unit.

STATE AND LOCAL TAXES

          The rental pool's activities will be carried on within the state of Arizona and the rental pool will be considered to be domiciled in the state of Arizona. Arizona imposes an income tax with respect to all income, regardless of source, of Arizona residents and the income derived from Arizona sources earned by a nonresident. Arizona income tax law generally conforms to federal income tax law in matters material to an investment in the rental pool.

          Owners who are not Arizona residents may be subject to taxation by their state of residence as well as Arizona with respect to income derived from the rental pool. Depending upon applicable state and local laws, Arizona nonresidents may find that some deductions that are available to the owners for federal income tax purposes may not be available for state or local income tax purposes. Furthermore, the tax treatment of particular items under other state or local income tax laws may vary materially from federal income tax treatment. In addition, owners may be subject to income, gift, estate or inheritance taxes in the state or locality of their residence or domicile, as well as in the state of Arizona. Prospective owners are urged to consult their tax advisors concerning those matters.

                                  LEGAL MATTERS

          O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., Phoenix, Arizona, has passed on certain tax matters as described under "Certain Federal and State Income Tax Aspects." Prospective owners should not consider O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A. to be their legal counsel with respect to this Offering or any other related matter and are strongly encouraged to seek the advice of qualified and independent legal counsel with respect to entering any of the agreements or contracts contemplated by this Offering and any other related matters, including the tax implications of the purchase of a Unit.

                                     EXPERTS

          The balance sheet of UP Sedona Inc. dated as of December 31, 1996 appearing in this Prospectus and Registration Statement has been audited by Toback CPAs, independent auditors, as set forth in their report appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                    SUMMARY OF PROMOTIONAL AND SALES MATERIAL

          Sales materials may be used in connection with this Offering only when accompanied or preceded by the delivery of this Prospectus. Such sales materials may include a booklet, slides, films, "fact" sheets, articles, publications, and brochures describing the Offering, United Properties and the hotel. The Offering is made only by means of the Prospectus.

                             ADDITIONAL INFORMATION

          UP Sedona has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act with respect to the Units offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Units offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, together with exhibits thereto, may be inspected at the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, without charge and copies of the material contained therein may be obtained at prescribed rates from the Commission's public reference facilities in Washington, D.C. The Commission also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis, and Retrieval system. This Web site can be accessed at http://www.sec.gov.

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                             PROPOSED 225 ROOM HOTEL
                               IN SEDONA, ARIZONA

                        FORECASTED SUMMARIZED STATEMENTS
                      OF ESTIMATED ANNUAL OPERATING RESULTS

                         FOR THE OPERATING YEARS ENDING
                            DECEMBER 31, 1999 - 2003

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                             PROPOSED 225 ROOM HOTEL
                               IN SEDONA, ARIZONA

                        FORECASTED SUMMARIZED STATEMENTS
                      OF ESTIMATED ANNUAL OPERATING RESULTS

                         FOR THE OPERATING YEARS ENDING
                            DECEMBER 31, 1999 - 2003



                                    CONTENTS

                                                                  Page

Accountant's compilation report                                   F-1

Forecasted summarized statement of
    estimated annual operating results                            F-2

Forecasted summarized  statement of allocation of
     net distributable cash flow to an owner of a
     typical one bedroom unit without individual
     owner usage                                                  F-3

Forecasted summarized  statement of allocation of
     net distributable cash flow to an owner of a
     typical one bedroom unit with individual
     owner usage                                                  F-4

Forecasted summarized statement of allocation
    of net distributable cash flow to an owner of a
    typical studio unit without individual owner usage            F-5

Forecasted summarized statement of allocation
    of net distributable cash flow to an owner of a
    typical studio unit with individual owner usage               F-6

Summary of significant forecast assumptions                    F-7 - F-12

Board of Directors
UP Sedona, Inc.
Phoenix, Arizona



     We have compiled the accompanying forecasted summarized statement of estimated annual operating results and the related forecasted summarized statements of allocation of net distributable cash flow to an owner of a typical one bedroom unit both with and without individual owners' usage and the forecasted summarized statement of allocation of net distributable cash flow to an owner of a typical studio unit both with and without individual owners' usage, of Sedona Golf Resort and Conference Center, a proposed 225 room hotel in Sedona, Arizona, for the operating years ending December 31, 1999 through 2003, in accordance with standards established by the American Institute of Certified Public Accountants.

     A compilation is limited to presenting in the form of a forecast information that is the representation of management and does not include evaluation of the support for the assumptions underlying the forecast. We have not examined the forecasts and, accordingly, do not express an opinion or any other form of assurance on the accompanying statements or assumptions. Furthermore, there will usually be differences between the forecasted and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. We have no responsibility to update this report for events and circumstances occurring after the date of this report.




February 6, 1997

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                   PROPOSED 225 ROOM HOTEL IN SEDONA, ARIZONA

      FORECASTED SUMMARIZED STATEMENT OF ESTIMATED ANNUAL OPERATING RESULTS

             FOR THE OPERATING YEARS ENDING DECEMBER 31, 1999 - 2003

                                      Years ending:
                                         December 31, 1999      December 31, 2000    December 31, 2001
                                           Amount       %         Amount      %        Amount       %
                                           ------     ------      ------    ------     ------     ------
REVENUE:
   Rooms (A)                           $ 7,510,331    65.57%  $ 9,243,990   66.60%  $10,466,010   67.00%
   Food and beverage                     3,113,174    27.18     3,660,120   26.37     4,070,810   26.06
   Telephone                               311,546     2.72       366,428    2.64       406,144    2.60
   Other income                            518,863     4.53       609,327    4.39       677,947    4.34
                                       -----------   ------   -----------  ------   -----------  ------
TOTAL REVENUE                           11,453,914   100.00    13,879,865  100.00    15,620,911  100.00
                                       -----------   ------   -----------  ------   -----------  ------
DEPARTMENTAL EXPENSES (B):
   Rooms                                 2,002,593    26.66     2,131,620   23.06     2,306,661   22.04
   Food and beverage                     2,801,856    90.00     3,001,299   82.00     3,175,231   78.00
   Telephone                               218,083    70.00       219,857   60.00       243,686   60.00
   Other expenses                          311,318    60.00       274,197   45.00       271,180   40.00
                                       -----------   ------   -----------  ------   -----------  ------
TOTAL DEPARTMENTAL EXPENSES              5,333,850    46.57     5,626,973   40.54     5,996,758   38.39
                                       -----------   ------   -----------  ------   -----------  ------
INCOME BEFORE UNDISTRIBUTED
   EXPENSES                              6,120,064    53.43     8,252,892   59.46     9,624,153   61.61
                                       -----------   ------   -----------  ------   -----------  ------
UNDISTRIBUTED EXPENSES:
   Administrative and general            1,068,650     9.33     1,124,269    8.10     1,219,993    7.81
   Sales and marketing                   1,097,285     9.58     1,032,662    7.44     1,016,921    6.51
   Property operations                     747,940     6.53       756,453    5.45       762,300    4.88
   Energy                                  572,696     5.00       632,921    4.56       687,321    4.40
                                       -----------   ------   -----------  ------   -----------  ------
TOTAL UNDISTRIBUTED EXPENSE              3,486,571    30.44     3,546,305   25.55     3,686,535   23.60
                                       -----------   ------   -----------  ------   -----------  ------
GROSS OPERATING PROFIT                   2,633,493    22.99     4,706,587   33.91     5,937,618   38.01
                                       -----------   ------   -----------  ------   -----------  ------
FIXED EXPENSES:
   Management fees (Note 6)                120,000     1.05       416,396    3.00       468,627    3.00
   Incentive management fees (Note 6)            -     0.00        40,548    0.29       174,313    1.12
   Real estate taxes (C)                   441,726     3.85       454,978    3.29       468,627    3.00
   Association expenses (C)                 50,000     0.44        51,751    0.36        53,561    0.34
   Property insurance                       84,341     0.74        87,293    0.63        90,348    0.58
                                       -----------   ------   -----------  ------   -----------  ------
TOTAL FIXED EXPENSES                       696,067     6.08     1,050,966    7.57     1,255,476    8.04
                                       -----------   ------   -----------  ------   -----------  ------
NET OPERATING INCOME BEFORE CERTAIN
   FIXED CHARGES (D)                   $ 1,937,426   16.91%   $ 3,655,621  26.34%   $ 4,682,142  29.97%
                                       ===========   =====    ===========  =====    ===========  =====
NET OPERATING INCOME BEFORE CERTAIN
   FIXED CHARGES (D)                   $ 1,937,426   16.91%   $ 3,655,621  26.34%   $ 4,682,142  29.97%
   Reserve for replacements (Note 6)             -       -        277,597   2.00        468,627   3.00
                                       -----------   -----    -----------  ------   -----------  ------
NET DISTRIBUTABLE CASH FLOW            $ 1,937,426   16.91%   $ 3,378,024  24.34%   $ 4,213,515  26.97%
                                       ===========   =====    ===========  =====    ===========  =====

Total number of rooms                          225                    225                   225
Annual available rooms                      82,125                 82,125                82,125
Annual occupied rooms                       48,454                 55,024                59,130
Occupancy percent                             59%                      67%                  72%
Average daily rate                            $155                   $168                  $177


                                        December 31, 2002      December 31, 2003
                                          Amount       %         Amount        %
                                          ------     ------      ------     ------
REVENUE:
   Rooms (A)                           $11,060,595    66.89%  $11,579,626    66.78%
   Food and beverage                     4,322,379    26.14     4,546,537    26.22
   Telephone                               431,577     2.61       454,307     2.62
   Other income                            720,948     4.36       759,490     4.38
                                       -----------   ------   -----------   ------
TOTAL REVENUE                           16,535,499   100.00    17,339,960   100.00
                                       -----------   ------   -----------   ------
DEPARTMENTAL EXPENSES (B):
   Rooms                                 2,441,839    22.08     2,548,750    22.01
   Food and beverage                     3,371,456    78.00     3,546,299    78.00
   Telephone                               258,946    60.00       272,584    60.00
   Other expenses                          288,379    40.00       303,796    40.00
                                       -----------   ------   -----------   ------
TOTAL DEPARTMENTAL EXPENSES              6,360,620    38.47     6,671,429    38.47
                                       -----------   ------   -----------   ------
INCOME BEFORE UNDISTRIBUTED
   EXPENSES                             10,174,879    61.53    10,668,531    61.53
                                       -----------   ------   -----------   ------
UNDISTRIBUTED EXPENSES:
   Administrative and general            1,291,422     7.81     1,354,251     7.81
   Sales and marketing                   1,076,461     6.51     1,128,831     6.51
   Property operations                     788,743     4.77       830,584     4.79
   Energy                                  711,027     4.30       747,353     4.31
                                       -----------   ------   -----------   ------
TOTAL UNDISTRIBUTED EXPENSE              3,867,653    23.39     4,061,019    23.42
                                       -----------   ------   -----------   ------
GROSS OPERATING PROFIT                   6,307,226    38.14     6,607,512    38.11
                                       -----------   ------   -----------   ------
FIXED EXPENSES:
   Management fees (Note 6)                496,065     3.00       520,199     3.00
   Incentive management fees (Note 6)      204,047     1.23       215,932     1.25
   Real estate taxes (C)                   482,686     2.93       497,166     2.87
   Association expenses (C)                 55,436     0.33        57,376     0.33
   Property insurance                       93,511     0.56        96,784     0.56
                                       -----------   ------   -----------   ------
TOTAL FIXED EXPENSES                     1,331,745     8.05     1,387,457     8.01
                                       -----------   ------   -----------   ------
NET OPERATING INCOME BEFORE CERTAIN
   FIXED CHARGES (D)                   $ 4,975,481   30.09%   $ 5,220,055   30.10%
                                       ===========   =====    ===========   =====
NET OPERATING INCOME BEFORE CERTAIN
   FIXED CHARGES (D)                   $ 4,975,481   30.09%   $ 5,220,055   30.10%
   Reserve for replacements (Note 6)      661,420     4.00        866,998    5.00
                                       -----------   ------   -----------   ------
NET DISTRIBUTABLE CASH FLOW            $ 4,314,061   26.09%   $ 4,353,057   25.10%
                                       ===========   =====    ===========   =====

Total number of rooms                          225                    225
Annual available rooms                      82,125                 82,125
Annual occupied rooms                       60,773                 61,594
Occupancy percent                               74%                    75%
Average daily rate                            $182                   $188

(A) Owners' usage is estimated to take place when his unit would otherwise be vacant; therefore, personal usage has no effect on the hotel performance as a whole. Cleaning charges have been ignored.
(B) The percentages for departmental expenses are stated as a percentage of the related revenue, based on industry standards.
(C) Property taxes and association expenses will be paid at the individual investor level and have been included as an expense item in this presentation for analysis purposes only.
(D) Net operating income excludes certain fixed costs such as interest, depreciation, and various other costs that will be paid at the investor level.

                See summary of significant forecast assumptions.

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                             PROPOSED 225 ROOM HOTEL
                               IN SEDONA, ARIZONA

                  FORECASTED SUMMARIZED STATEMENT OF ALLOCATION
                         OF NET DISTRIBUTABLE CASH FLOW
                            TO AN OWNER OF A TYPICAL
  ONE BEDROOM UNIT WITHOUT INDIVIDUAL OWNER USAGE (PURCHASE PRICE OF $199,100)

             FOR THE OPERATING YEARS ENDING DECEMBER 31, 1999 - 2003

                                                        Years ending:
                                                          December 31, 1999    December 31, 2000    December 31, 2001
                                                          -----------------    -----------------    -----------------
Revenue (1):
   Rooms                                                      $ 34,118             $ 41,994             $ 47,548
   Food and beverage, telephone and other                       17,915               21,060               23,415
                                                              --------             --------             --------
      Gross revenue                                             52,033               63,054               70,963

Operating expenses (2)                                          43,232               46,447               49,693
                                                              --------             --------             --------
Net operating income before certain fixed charges                8,801               16,607               21,270
Reserve for replacements (3):                                     --                 (1,261)              (2,129)
                                                              --------             --------             --------
Net distributable cash flow                                      8,801               15,346               19,141
Cash flow provided by UP Sedona, Inc. (4)                        4,185                 --                   --
Debt service (5)                                               (12,986)             (12,986)             (12,986)
                                                              --------             --------             --------
Annual net cash flow (deficiency) received prior to
   deduction for depreciation and income tax effect           $   --               $  2,360             $  6,155
                                                              ========             ========             ========
Owner's initial cash investment (6)                           $ 50,911
                                                              ========

                                                           December 31, 2002     December 31, 2003
                                                           -----------------     -----------------
Revenue (1):
   Rooms                                                      $ 50,247              $ 52,805
   Food and beverage, telephone and other                       24,871                25,968
                                                              --------              --------
      Gross revenue                                             75,118                78,773

Operating expenses (2)                                          52,515                55,059
                                                              --------              --------
Net operating income before certain fixed charges               22,603                23,714
Reserve for replacements (3):                                   (3,005)               (3,939)
                                                              --------              --------
Net distributable cash flow                                     19,598                19,775
Cash flow provided by UP Sedona, Inc. (4)                         --                    --
Debt service (5)                                               (12,986)              (12,986)
                                                              --------              --------
Annual net cash flow (deficiency) received prior to
   deduction for depreciation and income tax effect           $  6,612              $  6,789
                                                              ========              ========
Owner's initial cash investment (6)


Notes:    (1)  Revenues  are  allocated  to  owners  in the  proportion  that an individual  initial purchase price of a unit relates to the total initial  purchase prices of all units, as adjusted for an owner's individual  usage.  This  forecast  assumes no  individual  owner usage.  See the  following  statement on page 4 for the effect of owner's usage.
          (2)  Operating   expenses   include   the   estimated    departmental,
               undistributed  and fixed  expenses to manage the hotel.  Expenses also include  property taxes and association  expenses which will be paid at the investor  level.  Expenses are allocated  based on the  proportion  that an individual  initial  purchase price of a unit relates to the total initial purchase prices of all units.
          (3)  Reserve for  replacement is zero in the first year and will be 2%
               of gross revenue in year two,  increasing 1% each year until year five,  at  which  point it will  stabilize  at 5% and  remain  5%
               thereafter.  This reserve for  replacement is established for the replacement of capital items.
          (4)  During  the first  year of  operations,  UP  Sedona,  Inc.,  will ensure,  regardless of the actual net operating  income,  a break even cash flow for the investor based on the implied debt service as described  below.  The cash flow provided by UP Sedona,  Inc., during the first year of  operations,  will not vary based on the amount financed by each individual investor.
          (5)  Debt service  assumes a 5 year adjustable rate mortgage of 75% of the purchase price ($149,325), bearing an 8% interest rate with a
               30 year  amortization.  The terms of this  financing are based on mortgage  availability  from a variety  of  Arizona  lenders  for
               qualified   individuals   purchasing  an   investment   property.
               Qualified  individuals  would  more  than  likely  include  those individuals  who meet the  investor  suitability  standards.  The terms of this  financing  have been  assumed  for the  purpose of calculating  the implied  debt  service with regard to UP Sedona,
               Inc.'s  commitment to provide a breakeven cash flow for the first year of  operations.  The same  terms have been  assumed  for the subsequent four years for  illustrative  purposes only.  Interest rates  vary  from  lender  to  lender  based  on  the  borrower's financial strength. No specific interest rate can, therefore,  be assured.
          (6)  Owner's assumed initial cash investment:
               Unit purchase price                                  $199,100
               Less estimated financing of 75% of purchase price    (149,325)
                                                                    --------
               Down payment                                           49,775
               Add initial funding of operating reserve                1,136
                                                                    --------
               Owner's initial cash investment                      $ 50,911
                                                                    ========

                See summary of significant forecast assumptions.

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                             PROPOSED 225 ROOM HOTEL
                               IN SEDONA, ARIZONA

                  FORECASTED SUMMARIZED STATEMENT OF ALLOCATION
                         OF NET DISTRIBUTABLE CASH FLOW
                            TO AN OWNER OF A TYPICAL
    ONE BEDROOM UNIT WITH INDIVIDUAL OWNER USAGE (PURCHASE PRICE OF $199,100)

             FOR THE OPERATING YEARS ENDING DECEMBER 31, 1999 - 2003

                                                    Years ending:
                                                      December 31, 1999   December 31, 2000    December 31, 2001
                                                      -----------------   -----------------    -----------------
Revenue (1):
   Rooms                                                  $ 34,118           $ 41,994               $ 47,548
   Food and beverage, telephone and other                   17,915             21,060                 23,415
                                                          --------           --------               --------
      Gross revenue                                         52,033             63,054                 70,963
      Less reduction due to owner usage (2)                 (1,995)            (2,417)                (2,719)
                                                          --------           --------               --------
      Adjusted gross revenue                                50,038             60,637                 68,244
Operating expenses (3)                                      43,232             46,447                 49,693
                                                          --------           --------               --------
Net operating income before certain fixed charges            6,806             14,190                 18,551
Reserve for replacements (4):                                    -             (1,261)                (2,129)
                                                          --------           --------               --------
Net distributable cash flow                                  6,806             12,929                 16,422
Cash flow provided by UP Sedona, Inc. (5)                    6,180                  -                      -
Debt service (6)                                           (12,986)           (12,986)               (12,986)
                                                          --------           --------               --------
Annual net cash flow (deficiency) received prior to
   deduction for depreciation and income tax effect       $      -           $    (57)              $  3,436
                                                          ========           ========               ========
Owner's initial cash investment (7)                       $ 50,911
                                                          ========

                                                      December 31, 2002        December 31, 2003
                                                      -----------------        -----------------
Revenue (1):
   Rooms                                                 $ 50,247                   $ 52,805
   Food and beverage, telephone and other                  24,871                     25,968
                                                         --------                   --------
      Gross revenue                                        75,118                     78,773
      Less reduction due to owner usage (2)                (2,877)                    (3,016)
                                                         --------                   --------
      Adjusted gross revenue                               72,241                     75,757
Operating expenses (3)                                     52,515                     55,059
                                                         --------                   --------
Net operating income before certain fixed charges          19,726                     20,698
Reserve for replacements (4):                              (3,005)                    (3,939)
                                                         --------                   --------
Net distributable cash flow                                16,721                     16,759
Cash flow provided by UP Sedona, Inc. (5)                       -                          -
Debt service (6)                                          (12,986)                   (12,986)
                                                         --------                   --------
Annual net cash flow (deficiency) received prior to
   deduction for depreciation and income tax effect      $  3,735                   $  3,773
                                                         ========                   ========
Owner's initial cash investment (7)

Notes:    (1)  Revenues  are  allocated  to  owners  in the  proportion  that an individual  initial purchase price of a unit relates to the total initial  purchase prices of all units, as adjusted for an owner's individual usage. This forecast assumes fourteen days of personal usage.
          (2)  It is assumed that the  personal  usage takes place when the room would otherwise have been unoccupied and that personal  occupancy occurs evenly throughout the year. Based on this assumption,  the reduction  of gross  revenue  due to an  owner's  usage  has been calculated by dividing gross revenue by 365 days and  multiplying by the fourteen days of an owner's usage.
          (3)  Operating   expenses   include   the   estimated    departmental,
               undistributed  and fixed  expenses to manage the hotel.  Expenses also include  property taxes and association  expenses which will be paid at the investor  level.  Expenses are allocated  based on the  proportion  that an individual  initial  purchase price of a unit relates to the total initial purchase prices of all units.
          (4)  Reserve for  replacement is zero in the first year and will be 2%
               of gross revenue in year two,  increasing 1% each year until year five,  at  which  point it will  stabilize  at 5% and  remain  5%
               thereafter.  This reserve for  replacement is established for the replacement of capital items.
          (5)  During  the first  year of  operations,  UP  Sedona,  Inc.,  will ensure,  regardless of the actual net operating  income,  a break even cash flow for the investor based on the implied debt service as described  below.  The cash flow provided by UP Sedona,  Inc., during the first year of  operations,  will not vary based on the amount financed by each individual investor.
          (6)  Debt service  assumes a 5 year adjustable rate mortgage of 75% of the purchase price ($149,325), bearing an 8% interest rate with a
               30 year  amortization.  The terms of this  financing are based on mortgage  availability  from a variety  of  Arizona  lenders  for
               qualified   individuals   purchasing  an   investment   property.
               Qualified  individuals  would  more  than  likely  include  those individuals  who meet the  investor  suitability  standards.  The terms of this  financing  have been  assumed  for the  purpose of calculating  the implied  debt  service with regard to UP Sedona,
               Inc.'s  commitment to provide a breakeven cash flow for the first year of  operations.  The same  terms have been  assumed  for the subsequent four years for  illustrative  purposes only.  Interest rates  vary  from  lender  to  lender  based  on  the  borrower's financial strength. No specific interest rate can, therefore,  be assured.
          (7)  Owner's assumed initial cash investment:
               Unit purchase price                                   $ 199,100
               Less estimated financing of 75% of purchase price      (149,325)
                                                                     ---------
               Down payment                                             49,775
               Add initial funding of operating reserve                  1,136
                                                                     ---------
               Owner's initial cash investment                       $  50,911
                                                                     =========

                See summary of significant forecast assumptions.

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                             PROPOSED 225 ROOM HOTEL
                               IN SEDONA, ARIZONA

                  FORECASTED SUMMARIZED STATEMENT OF ALLOCATION
                 OF NET DISTRIBUTABLE CASH FLOW TO AN OWNER OF A
 TYPICAL STUDIO UNIT WITHOUT INDIVIDUAL OWNER USAGE (PURCHASE PRICE OF $171,600)

             FOR THE OPERATING YEARS ENDING DECEMBER 31, 1999 - 2003

                                                         Years ending:
                                                           December 31, 1999    December 31, 2000   December 31, 2001
                                                          ------------------    -----------------   -----------------
Revenue (1):
   Rooms                                                      $ 29,406             $ 36,194             $  40,978
   Food and beverage, telephone and other                       15,442               18,151                20,184
                                                              --------             --------             ---------
      Gross revenue                                             44,848               54,345                61,162

Operating expenses (2)                                          37,261               40,052                42,829
                                                              --------             --------             ---------
Net operating income before certain fixed charges                7,587               14,293                18,333
Reserve for replacements (3):                                        -               (1,067)               (1,835)
                                                              --------             --------             ---------
Net distributable cash flow                                      7,587               13,226                16,498
Cash flow provided by UP Sedona, Inc. (4)                        3,605                    -                     -
Debt service (5)                                               (11,192)             (11,192)              (11,192)
                                                              --------             --------             ---------
Annual net cash flow received prior to
   deduction for depreciation and income tax effect           $      -             $  2,034             $   5,306
                                                              ========             ========             =========
Owner's initial cash investment (6)                           $ 43,879
                                                              ========


                                                          December 31, 2002     December 31, 2003
                                                          -----------------     -----------------
Revenue (1):
   Rooms                                                      $ 43,306             $ 45,339
   Food and beverage, telephone and other                       21,437               22,554
                                                              --------             --------
      Gross revenue                                             64,743               67,893

Operating expenses (2)                                          45,262               47,454
                                                              --------             --------
Net operating income before certain fixed charges               19,481               20,439
Reserve for replacements (3):                                   (2,590)              (3,395)
                                                              --------             --------
Net distributable cash flow                                     16,891               17,044
Cash flow provided by UP Sedona, Inc. (4)                            -                    -
Debt service (5)                                               (11,192)             (11,192)
                                                              --------             --------
Annual net cash flow received prior to
   deduction for depreciation and income tax effect           $  5,699             $  5,852
                                                              ========             ========
Owner's initial cash investment (6)

Notes:    (1)  Revenues  are  allocated  to  owners  in the  proportion  that an individual  initial  purchase  price of a unit  relates  to total initial  purchase prices of all units, as adjusted for an owner's individual  usage.  This  forecast  assumes no  individual  owner usage.  See the  following  statement on page 6 for the effect of owner's usage.
          (2)  Operating   expenses   include   the   estimated    departmental,
               undistributed  and fixed  expenses to manage the hotel.  Expenses also include  property taxes and association  expenses which will be paid at the investor  level.  Expenses are allocated  based on the  proportion  that an individual  initial  purchase price of a unit relates to the initial purchase prices of all units.
          (3)  Reserve for  replacement is zero in the first year and will be 2%
               of gross revenue in year two,  increasing 1% each year until year five, at which point it will  stabilize at 5% and 5%  thereafter.
               This reserve is established for the replacement of capital items.
          (4)  During  the first  year of  operations,  UP  Sedona,  Inc.,  will
               ensure,   regardless  of  the  actual  net  operating  income,  a
               breakeven  cash flow for the  investor  based on the implied debt service as described  below. The cash flow provided by UP Sedona,
               Inc., during the first year of operations, will not vary based on the amount financed by each individual investor.
          (5)  Debt service  assumes a 5 year adjustable rate mortgage of 75% of the purchase price ($128,700)  bearing an 8% interest rate with a
               30 year amortization.  . The terms of this financing are based on mortgage  availability  from a variety  of  Arizona  lenders  for
               qualified   individuals   purchasing  an   investment   property.
               Qualified  individuals  would  more  than  likely  include  those individuals  who meet the  investor  suitability  standards.  The terms of this  financing  have been  assumed  for the  purpose of calculating  the implied  debt  service with regard to UP Sedona,
               Inc.'s  commitment to provide a breakeven cash flow for the first year of  operations.  The same  terms have been  assumed  for the subsequent four years for  illustrative  purposes only.  Interest rates  vary  from  lender  to  lender  based  on  the  borrower's financial strength. No specific rate can, therefore, be assured.
          (6)  Owner's assumed initial cash investment:
               Purchase price                                      $ 171,600
               Less estimated financing of 75% of purchase price    (128,700)
                                                                   ---------
               Down payment                                           42,900
               Add initial funding of operating reserve                  979
                                                                   ---------
               Initial cash investment                             $  43,879
                                                                   =========

                See summary of significant forecast assumptions.

                    SEDONA GOLF RESORT AND CONFERENCE CENTER
                             PROPOSED 225 ROOM HOTEL
                               IN SEDONA, ARIZONA

                  FORECASTED SUMMARIZED STATEMENT OF ALLOCATION
                 OF NET DISTRIBUTABLE CASH FLOW TO AN OWNER OF A
  TYPICAL STUDIO UNIT WITH INDIVIDUAL OWNER USAGE (PURCHASE PRICE OF $171,600)

             FOR THE OPERATING YEARS ENDING DECEMBER 31, 1999 - 2003

                                                   Years ending:
                                                      December 31, 1999      December 31, 2000     December 31, 2001
                                                      ------------------     -----------------     -----------------
Revenue (1):
   Rooms                                                  $ 29,406              $ 36,194              $ 40,978
   Food and beverage, telephone and other                   15,442                18,151                20,184
                                                          --------              --------              --------
      Gross revenue                                         44,848                54,345                61,162
      Less reduction due to owner usage (2)                 (1,719)               (2,082)               (2,343)
                                                          --------              --------              --------
      Adjusted gross revenue                                43,129                52,263                58,819
Operating expenses (3)                                      37,261                40,052                42,829
                                                          --------              --------              --------
Net operating income before certain fixed charges            5,868                12,211                15,990
Reserve for replacements (4):                                    -                (1,067)               (1,835)
                                                          --------              --------              --------
Net distributable cash flow                                  5,868                11,144                14,155
Cash flow provided by UP Sedona, Inc. (5)                    5,324                     -                     -
Debt service (6)                                           (11,192)              (11,192)              (11,192)
                                                          --------              --------              --------
Annual net cash flow (deficiency) received prior to
   deduction for depreciation and income tax effect       $      -              $    (48)             $  2,963
                                                          ========              ========              ========
Owner's initial cash investment (7)                       $ 43,879
                                                          ========

                                                      December 31, 2002             December 31, 2003
                                                      -----------------             -----------------
Revenue (1):
   Rooms                                                  $  43,306                  $  45,339
   Food and beverage, telephone and other                    21,437                     22,554
                                                          ---------                  ---------
      Gross revenue                                          64,743                     67,893
      Less reduction due to owner usage (2)                  (2,479)                    (2,599)
                                                          ---------                  ---------
      Adjusted gross revenue                                 62,264                     65,294
Operating expenses (3)                                       45,262                     47,454
                                                          ---------                  ---------
Net operating income before certain fixed charges            17,002                     17,840
Reserve for replacements (4):                                (2,590)                    (3,395)
                                                          ---------                  ---------
Net distributable cash flow                                  14,412                     14,445
Cash flow provided by UP Sedona, Inc. (5)                         -                          -
Debt service (6)                                            (11,192)                   (11,192)
                                                          ---------                  ---------
Annual net cash flow (deficiency) received prior to
   deduction for depreciation and income tax effect       $   3,220                  $   3,253
                                                          =========                  =========
Owner's initial cash investment (7)

Notes:    (1)  Revenues  are  allocated  to  owners  in the  proportion  that an individual  initial  purchase  price of a unit  relates  to total initial  purchase prices of all units, as adjusted for an owner's individual usage. This forecast assumes fourteen days of personal usage.
          (2)  It is assumed that the  personal  usage takes place when the room would otherwise have been unoccupied and that personal  occupancy occurs evenly throughout the year. Based on this assumption,  the reduction  of gross  revenue  due to an  owner's  usage  has been calculated by dividing gross revenue by 365 days and  multiplying by the fourteen days of an owner's usage.
          (3)  Operating   expenses   include   the   estimated    departmental,
               undistributed  and fixed  expenses to manage the hotel.  Expenses also include  property taxes and association  expenses which will be paid at the investor  level.  Expenses are allocated  based on the  proportion  that an individual  initial  purchase price of a unit relates to the initial purchase prices of all units.
          (4)  Reserve for  replacement is zero in the first year and will be 2%
               of gross revenue in year two,  increasing 1% each year until year five, at which point it will  stabilize at 5% and 5%  thereafter.
               This reserve is established for the replacement of capital items.
          (5)  During  the first  year of  operations,  UP  Sedona,  Inc.,  will
               ensure,   regardless  of  the  actual  net  operating  income,  a
               breakeven  cash flow for the  investor  based on the implied debt service as described  below. The cash flow provided by UP Sedona,
               Inc., during the first year of operations, will not vary based on the amount financed by each individual investor.
          (6)  Debt service  assumes a 5 year adjustable rate mortgage of 75% of the purchase price ($128,700)  bearing an 8% interest rate with a
               30 year  amortization.  The terms of this  financing are based on mortgage  availability  from a variety  of  Arizona  lenders  for
               qualified   individuals   purchasing  an   investment   property.
               Qualified  individuals  would  more  than  likely  include  those individuals  who meet the  investor  suitability  standards.  The terms of this  financing  have been  assumed  for the  purpose of calculating  the implied  debt  service with regard to UP Sedona,
               Inc.'s  commitment to provide a breakeven cash flow for the first year of  operations.  The same  terms have been  assumed  for the subsequent four years for  illustrative  purposes only.  Interest rates  vary  from  lender  to  lender  based  on  the  borrower's financial strength. No specific rate can, therefore, be assured.
          (7)  Owner's assumed initial cash investment:
               Purchase price                                         $ 171,600
               Less estimated financing of 75% of purchase price       (128,700)
                                                                      ---------
               Down payment                                              42,900
               Add initial funding of operating reserve                     979
                                                                      ---------
               Initial cash investment                                $  43,879
                                                                      =========

                See summary of significant forecast assumptions.

                     SEDONA GOLF RESORT AND CONFERENCE CENTER
                   PROPOSED 225 ROOM HOTEL IN SEDONA, ARIZONA

                         SUMMARY OF SIGNIFICANT FORECAST
                                   ASSUMPTIONS

            These financial forecasts  present,  to  the  best  of  management's knowledge and belief, the hotel's expected annual operating results for the operating years ending December 31, 1999 through 2003. Accordingly, the forecasts reflect its judgment as of February 6, 1997, the date of these forecasts, of the expected conditions and these expected courses of action. The assumptions disclosed herein are those that management believes are significant to the forecasts. There will usually be differences between the forecasted and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material.

            The securities prospectus,  dated _____________,  should be reviewed for a more detailed explanation of the investment and its related risk factors.

1.   Description   of  the  project  and  analysis  of  sources  of   forecasted
     information:

            UP Sedona,  Inc.  owns a parcel of land in Sedona,  Arizona  for the purpose of developing a hotel which will be subdivided into condominium units. UP Sedona, Inc. plans to market 171 one bedroom units, 48 studio units and 6 Executive Suites to individual investors. Concurrent with the purchase of the units, the unit owners will enter into a hotel and operating rental pool agreement (see Note 5). Unit owners will be subject to income taxes at an individual level on their allocated share of income or loss, as forecasted on pages 3 through 6, less any other deductions, such as interest and depreciation.

            Management of UP Sedona, Inc.  has  evaluated  numerous  sources  of information and believes they have identified all material sources of information available that are relevant to this forecast to support assumptions for revenues and expenses in this forecast. These sources include, but are not limited to, industry publications, operating data for the geographic location and certain mandatory facility requirements based on architectural renderings, cost analysis, site surveys, traffic studies, zoning studies and real estate consultation. In addition, certain facilities contracts are being negotiated, as more fully described in the following notes. Management has analyzed this information for consistency and completeness in developing this forecast.

2.   Summary of significant forecast assumptions:

     + The property will be developed as a destination resort hotel with full amenity packages as described in footnote 4

     +    The anticipated opening date for the hotel is January 1, 1999

     + The number of rooms available in the rental pool are 171 one bedroom units, 48 studio units and 6 Executive Suites.

                   SEDONA GOLF RESORT AND CONFERENCE CENTER
                   PROPOSED 225 ROOM HOTEL IN SEDONA, ARIZONA

                         SUMMARY OF SIGNIFICANT FORECAST
                             ASSUMPTIONS (CONTINUED)


2.   Summary of significant forecast assumptions, continued:

     + The anticipated occupancy and average daily room rates as shown on page 2 are more fully discussed in footnote 5

     + Qualified, competent, and efficient management personnel will be operating the facility as discussed in footnote 6

     + A golf facilities agreement has been signed with Sedona Golf Resort as described in footnote 4

     + A health club agreement has been signed with Ridge Spa and Racquet Club as described in footnote 4

     + The forecasts presented on pages 2 through 6 assume inflation rates varying from 3% to 3.5% per annum

     + At a minimum, two hundred rooms must be completed prior to the hotel opening

     + At the time of closing, UP Sedona, Inc. will retain ownership of any unsold units and will share in the rental pool operations proportionately. UP Sedona, Inc. will continue to market any unsold units.

3.   Basis of presentation:

      The forecasted presentation of net operating income before certain fixed charges (NOI) has been presented using the accrual basis of accounting. NOI as presented on page 2 includes an expense for property taxes and association expenses that will be assessed and remitted at the individual investor level.

      The operating reserve established concurrently with the purchase of the units will be used to stabilize cash flow for operations and investor distribution purposes. Due to the establishment of this reserve, no adjustments have been made for any differences between the accrual basis NOI and the net distributable cash flow, except for the reserve for replacements.

                   SEDONA GOLF RESORT AND CONFERENCE CENTER
                   PROPOSED 225 ROOM HOTEL IN SEDONA, ARIZONA

                         SUMMARY OF SIGNIFICANT FORECAST
                             ASSUMPTIONS (CONTINUED)

4.   Development of the Property:

      It is anticipated that guest room design will incorporate the physical and technological features that management believes will appeal to both the leisure traveler and to conference planners and travel coordinators in the competitive business environment assumed during the forecast period. In addition to the innovative guest room design, the property will include the following amenities:

     Meeting Rooms:

     + The hotel will provide a total of 10,000 square feet of meeting space (approximately 45 square feet per guest room) including a 5,000 square foot ballroom

     + A variety of breakout meeting rooms, adequate pre-function storage and kitchen space will be available

     Food and Beverage Facility:

     + A 125-seat full-service restaurant that will offer all day dining and room service for a minimum of 18-hours per day is anticipated

     +    A lobby lounge

     +    Pool side food and beverage service

     Recreation/Other Amenities:

     +    A pool feature and jacuzzi

     +    A small gift/sundry shop

     Golf facilities agreement:

       A golf  facilities  agreement  has been entered into with the Sedona Golf
         Resort. The agreement will allow hotel guests to obtain certain golf course use privileges including, but not limited to, preferential tee times, discount pricing, and tournament reservations. The agreement has various restrictions related to cancellations and advance reservations.

     Health club agreement:

       An agreement to use the Ridge Spa and Racquet Club by hotel guests has been entered into with the owners of the club. The club is located adjacent to the hotel and allows guests to use the facilities at a preferential rate.

                   SEDONA GOLF RESORT AND CONFERENCE CENTER
                   PROPOSED 225 ROOM HOTEL IN SEDONA, ARIZONA

                         SUMMARY OF SIGNIFICANT FORECAST
                             ASSUMPTIONS (CONTINUED)

5.   Occupancy rate percentages and average daily room rates:

      The extensive development of the hotel facilities, the hiring of an experienced management group and the amenities available, including agreements with the Sedona Golf Resort and Ridge Spa and Racquet Club, are anticipated to allow the hotel to competitively participate in the destination resort hotel marketplace in Sedona, Arizona. The target market will be both individual leisure travelers and the corporate group market. The forecast contemplates fluctuating occupancy levels and average daily rates in the first four operating years during which time the hotel will be establishing its niche in the market place and stabilizing in the fifth operating year. In addition, operations will incur higher costs in the start-up phase. Anticipated occupancy rates and average daily room rates for the forecast period are described below as follows:

               Years ending          Occupancy rate         Average daily
               December 31,            percentages           room rates
               ------------            -----------           ----------
                 1999                      59%                 $155
                 2000                      67                   168
                 2001                      72                   177
                 2002                      74                   182
                 2003                      75                   188

6.   Hotel and Operating Rental Pool Agreement:

      Upon purchasing a one bedroom or studio  condominium unit, each owner will
         be  required  to  sign  a  ten  year   agreement   with  Delta   Hotels
         International, Inc. (Delta). Delta will be engaged to act as the owner's exclusive manager for the operation of the hotel. Delta will prepare, on a monthly basis, calculations of unit revenue based upon the days each unit qualifies to be included in the rental pool, in addition to various other financial reports. Operating expenses and the cost of maintaining the units will be shared by all of the owners based upon their allocated percentage shares determined at the time each unit is originally acquired. Certain minimum insurance requirements will be maintained by Delta at the expense of the owners.

      Delta will establish on behalf of the owners, a reserve for capital expenditures and for the replacement of furniture, fixtures and equipment. The reserve for replacement will be zero in the first year and will be 2% of gross revenues in year two, increasing 1% each year until year five, at which point it will stabilize at 5% and remain 5% thereafter.

                   SEDONA GOLF RESORT AND CONFERENCE CENTER
                   PROPOSED 225 ROOM HOTEL IN SEDONA, ARIZONA

                         SUMMARY OF SIGNIFICANT FORECAST
                             ASSUMPTIONS (CONTINUED)

6.   Hotel and Operating Rental Pool Agreement, continued:

      UP Sedona, Inc. will fund any cash flow shortfalls (based on the implied debt service included on pages 3 through 6) during the first year of the hotel's operations. After the first year, cash flow shortfalls may result in assessments to the owners by the condominium association (see
         Note 7). The forecasts as outlined in pages 2 through 6 do not assume any requirement for any additional assessment, although one may be required. The cash return to the investor will be lower if additional assessments are required.

      An operating cash reserve for working capital purposes in connection with the operation of the hotel will be funded by the owners at the time of closing of the owner's purchase of the unit. The estimated reserve to be collected from each owner is approximately .571% of the initial purchase price. The operating fund will be managed by Delta.

      Distributions will be made monthly to investors by Delta based upon eighty-percent (80%) of anticipated net distributable cash flow for the year, multiplied by the individual investor's allocable share. The balance of the net distributable cash flow will be distributed no later than seventy five days after the operating year end. Delta will also prepare final year-end reports for purposes of filing individual income tax returns.

      Base management fees paid to Delta will be $120,000 for year one and three percent of total revenue for subsequent years.

      In addition,  an incentive  management  fee will be paid to Delta when net distributable cash flow, excluding the management incentive, reaches $3,200,000. The incentive fees will be calculated for the next five years, based on the appropriate percentage applied to the net distributable cash flow, excluding association expenses, in excess of the base levels as indicated below:

                                                Years ending December 31,
                                             1999         2000     2001- 2003
                                             ----         ----     ----------
         Net distributable cash flow,
          excluding association expenses:

             Less than $3.2 Million           0.0%        0.0%        0.0%
                 (base level)

             Over $3.2 Million and
                 up to $4.2 Million          15.0%       15.0%       12.0%

             Over $4.2 Million               30.0%       25.0%      22.50%

                   SEDONA GOLF RESORT AND CONFERENCE CENTER
                   PROPOSED 225 ROOM HOTEL IN SEDONA, ARIZONA

                         SUMMARY OF SIGNIFICANT FORECAST
                             ASSUMPTIONS (CONTINUED)

6.   Hotel and Operating Rental Pool Agreement, continued:

      Delta will receive additional fees for administrative services, sales and marketing and other reservation services. These fees are included in hotel operating expenses in the accompanying forecasted statements on pages 2 through 6.

7.   Formation of a condominium owners association:

      UP Sedona, Inc. will form an association which will be taken over by the owners of the hotel condominium units once seventy five percent (75%) of the units have been sold. The Association, through its Board of Directors, will be responsible for interfacing with Delta. Association expenses are included in fixed expenses in the accompanying forecasted summarized statement of estimated annual operating results.

                                 UP SEDONA, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 1996

                                 UP SEDONA, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 1996





                                    CONTENTS

                                                    Page



Independent auditor's report                        FS-3



Balance sheet                                       FS-4



Notes to balance sheet                           FS-5 - FS-6

                                TOBACK CPAs, P.C.
                          Certified Public Accountants
                              3200 N. Central Ave.
                                    Suite 700
                                Phoenix, AZ 85012




Board of Directors
UP Sedona, Inc.
Phoenix, Arizona

                          INDEPENDENT AUDITOR'S REPORT

         We have audited the accompanying balance sheet of UP Sedona, Inc. as of December 31, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of UP Sedona, Inc. as of December 31, 1996, in conformity with generally accepted accounting principles.



                                                               Toback CPAs, P.C.


February 6, 1997

                                 UP SEDONA, INC.

                                  BALANCE SHEET

                                DECEMBER 31, 1996


                                     ASSETS

Real estate under development (Note 2)                        $3,048,806

Deferred placement costs                                          45,604

Organization costs                                                 1,694
                                                              ----------
                                                              $3,096,104
                                                              ==========
                      LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:

Accounts payable                                              $  161,345

Note payable (Note 3)                                            165,000

Due to shareholder (Notes 4 and 5)                             1,269,759
                                                              ----------
Total liabilities                                              1,596,104
                                                              ----------

Commitments (Note 5)

Shareholders' equity:
Preferred  stock,  no par value, 1,000,000 shares
 authorized, limited voting rights, 18 shares
 issued  and  outstanding, at the rate of 18%
 of corporate profits, payable quarterly, cumulative           1,000,000

Common  stock,  no par value, stated value
 $.01 per  share, 2,000,000 shares authorized,
 one vote per share, 82 shares issued and outstanding                  1

Additional paid in capital                                       499,999
                                                                 -------

Total shareholders' equity                                     1,500,000
                                                              ----------
                                                              $3,096,104
                                                              ==========


   The accompanying notes are an integral part of these financial statements.

                                 UP SEDONA, INC.

                          NOTES TO FINANCIAL STATEMENTS


 1.  Nature of business and summary of significant accounting policies:

     The Company was formally organized as an Arizona corporation in December, 1996 to acquire and develop real estate for future sale. The Company acquired a parcel of land in Sedona, Arizona in December, 1996 and intends to develop a resort hotel to be known as Sedona Golf Resort and Conference Center which will be subdivided into condominium units. As part of the sales transaction, each condominium purchaser will enter into a hotel operating and rental pool agreement with the hotel operator. The Company has incurred certain project development costs, but has not yet commenced construction or its marketing campaign.

     Real estate under development:

     Real estate under  development is stated at cost which is not in excess of
         net  realizable   value,  and  includes  direct  costs  of  land,  land
         development,   construction   and  all  other  costs  relative  to  the
         development and sale of the project.

     Organization costs:

     Organization costs consist of legal fees which will be amortized on a straight-line basis over five years.

     Deferred placement costs:

     Deferred placement costs consist of legal and other fees incurred in the preparation of a securities prospectus. These costs have been deferred as of December 31, 1996 and will be charged against future sales of the condominium units.

     Financial instruments:

     The fair value of the Company's financial instruments, approximates their carrying value. In addition, based on the borrowing rates currently available to the Company for loans with similar terms and average maturities, the fair value of the note payable approximates carrying value after imputing interest as discussed in Note 3.

     Accounting estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                 UP SEDONA, INC.

 2.  Real estate under development:

     Real estate under development consists of the following:

       Land                                                    $ 2,665,000
       Capitalized closing costs                                     3,476

       Project development costs:

           Architectural costs                                     208,738
           Engineering                                              27,247
           Legal and accounting                                     65,135
           Management fees                                          20,283
           Property development and feasibility consulting          58,927
                                                               -----------
                                                               $ 3,048,806
                                                               ===========
 3.  Note payable:

     The note payable is due to the seller of the property in five annual installments of $50,000. The payments commence on the first anniversary of receipt of the certificate of occupancy for the operation as a resort hotel, and are due each year thereafter until paid. The note is non-interest bearing, unsecured and is guaranteed by the parent company of a shareholder. The note has been adjusted for unamortized discount of $85,000 based on an imputed interest rate of 10% with the offsetting amount reducing the carried cost of land (see Note 2).

 4.  Due to shareholder:

     Amounts due to shareholder are for real estate development advances and accrued management fees (see Note 5). The advances are non-interest bearing, unsecured and have no fixed repayment terms. The advances will be repaid from future cash flows as they become available.

 5.  Shareholders' agreement:

     The shareholders' of the Company have entered into an agreement regarding capital contributions, management, distributions and other business matters affecting the Company. As part of this agreement, the managing shareholder will be paid 5% of the costs of developing the project, as defined in the agreement. The payment also includes compensation for certain operating and administrative expenses, among other items. Management fees of $20,283 were accrued during the period ended December 31, 1996. These fees have been capitalized into real estate under development and are included in the amount due to shareholder.

                                                                         ANNEX A

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES

                                                                       OPERATING
 UNIT              UNIT                UNIT             PURCHASE         CASH
NUMBER             TYPE             DESCRIPTION          PRICE          RESERVE
------             ----             -----------          -----          -------
1008               OB 1             1 BED               $196,500         $1,121
1009               ST 1             STUDIO              $165,900           $946
1010               OB 1             1 BED               $196,500         $1,121
1011               EX 1             EXECUTIVE           $191,300         $1,091
1012               OB 1             1 BED               $196,500         $1,121
1013               EX 1             EXECUTIVE           $191,300         $1,091
1014               OB 1             1 BED               $196,500         $1,121
1015               OB 1             1 BED               $196,500         $1,121
1016               OB 1             1 BED               $196,500         $1,121
1017               OB 1             1 BED               $196,500         $1,121
1018               OB 8             1 BED               $199,600         $1,139
1019               OB 1             1 BED               $196,500         $1,121
1020               OB 1             1 BED               $196,500         $1,121
1021               OB 1             1 BED               $196,500         $1,121
1022               OB 1             1 BED               $196,500         $1,121
1023               OB 8             1 BED               $199,600         $1,139
1024               ST 1             STUDIO              $165,900           $946
1025               ST 1             STUDIO              $165,900           $946
1026               OB 1             1 BED               $196,500         $1,121
1027               OB 3             1 BED               $199,600         $1,139
1028               OB 1             1 BED               $196,500         $1,121
1030               OB 2             1 BED               $199,600         $1,139
1032               OB 2             1 BED               $199,600         $1,139
1034               OB 1             1 BED               $196,500         $1,121
1035               OB 3             1 BED               $199,600         $1,139
1036               OB 1             1 BED               $196,500         $1,121
1037               ST 1             STUDIO              $165,900           $946
1038               ST 1             STUDIO              $165,900           $946
1039               OB 1             1 BED               $196,500         $1,121
1040               OB 1             1 BED               $196,500         $1,121
1041               ST 1             STUDIO              $165,900           $946
1042               ST 1             STUDIO              $165,900           $946
1043               OB 7             1 BED               $199,600         $1,139
1044               OB 7             1 BED               $199,600         $1,139
1052               EX 1             EXECUTIVE           $191,300         $1,091
1053               ST 1             STUDIO              $165,900           $946
1054               EX 1             EXECUTIVE           $191,300         $1,091
1055               EX 1             EXECUTIVE           $191,300         $1,091
1056               OB 1             1 BED               $196,500         $1,121

                                                                         ANNEX A

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES

                                                                       OPERATING
 UNIT              UNIT                UNIT             PURCHASE         CASH
NUMBER             TYPE             DESCRIPTION          PRICE          RESERVE
------             ----             -----------          -----          -------
1057               EX 1                EXECUTIVE        $191,300        $1,091
1058               OB 1                1 BED            $196,500        $1,121
1059               OB 1                1 BED            $196,500        $1,121
1060               OB 1                1 BED            $196,500        $1,121
1061               OB 1                1 BED            $196,500        $1,121
1062               OB 8                1 BED            $199,600        $1,139
1063               OB 1                1 BED            $196,500        $1,121
1064               OB 1                1 BED            $196,500        $1,121
1065               OB 1                1 BED            $196,500        $1,121
1066               OB 1                1 BED            $196,500        $1,121
1067               OB 8                1 BED            $199,600        $1,139
1068               ST 1                STUDIO           $165,900          $946
1069               ST 1                STUDIO           $165,900          $946
1070               OB 1                1 BED            $196,500        $1,121
1071               OB 3                1 BED            $199,600        $1,139
1072               OB 1                1 BED            $196,500        $1,121
1074               OB 2                1 BED            $199,600        $1,139
1076               OB 2                1 BED            $199,600        $1,139
1078               OB 1                1 BED            $196,500        $1,121
1079               OB 3                1 BED            $199,600        $1,139
1080               OB 1                1 BED            $196,500        $1,121
1081               ST 1                STUDIO           $165,900          $946
1082               ST 1                STUDIO           $165,900          $946
1083               OB 1                1 BED            $196,500        $1,121
1084               OB 1                1 BED            $196,500        $1,121
1085               ST 1                STUDIO           $165,900          $946
1086               ST 1                STUDIO           $165,900          $946
1087               OB 7                1 BED            $199,600        $1,139
1088               OB 7                1 BED            $199,600        $1,139
2003               OB 8                1 BED            $205,300        $1,171
2005               OB 1                1 BED            $202,200        $1,153
2006               OB 10               1 BED            $202,200        $1,153
2007               ST 2                STUDIO           $174,000          $993
2008               OB 1                1 BED            $202,200        $1,153
2009               ST 1                STUDIO           $171,600          $979
2010               OB 1                1 BED            $202,200        $1,153
2011               OB 1                1 BED            $202,200        $1,153
2012               OB 1                1 BED            $202,200        $1,153
2013               OB 1                1 BED            $202,200        $1,153

                                                                         ANNEX A

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES

                                                                       OPERATING
 UNIT              UNIT                UNIT             PURCHASE         CASH
NUMBER             TYPE             DESCRIPTION          PRICE          RESERVE
------             ----             -----------          -----          -------
2014               OB 1                1 BED            $202,200        $1,153
2015               OB 1                1 BED            $202,200        $1,153
2016               OB 1                1 BED            $202,200        $1,153
2017               OB 1                1 BED            $202,200        $1,153
2018               OB 8                1 BED            $205,300        $1,171
2019               OB 1                1 BED            $202,200        $1,153
2020               OB 1                1 BED            $202,200        $1,153
2021               OB 1                1 BED            $202,200        $1,153
2022               OB 1                1 BED            $202,200        $1,153
2023               OB 8                1 BED            $205,300        $1,171
2024               ST 1                STUDIO           $171,600          $979
2025               ST 1                STUDIO           $171,600          $979
2026               OB 1                1 BED            $202,200        $1,153
2027               OB 3                1 BED            $205,300        $1,171
2028               OB 1                1 BED            $202,200        $1,153
2030               OB 2                1 BED            $205,300        $1,171
2032               OB 2                1 BED            $202,200        $1,153
2034               OB 1                1 BED            $199,100        $1,136
2035               OB 3                1 BED            $205,300        $1,171
2036               OB 1                1 BED            $199,100        $1,136
2037               ST 1                STUDIO           $171,600          $979
2038               ST 1                STUDIO           $168,500          $961
2039               OB 1                1 BED            $202,200        $1,153
2040               OB 1                1 BED            $199,100        $1,136
2041               ST 1                STUDIO           $171,600          $979
2042               ST 1                STUDIO           $168,500          $961
2043               OB 7                1 BED            $205,300        $1,171
2044               OB 7                1 BED            $202,200        $1,153
2047               OB 8                1 BED            $205,300        $1,171
2049               OB 1                1 BED            $202,200        $1,153
2051               ST 2                STUDIO           $174,000          $993
2052               OB 1                1 BED            $199,100        $1,136
2053               ST 1                STUDIO           $171,600          $979
2054               OB 1                1 BED            $199,100        $1,136
2055               OB 1                1 BED            $202,200        $1,153
2056               OB 1                1 BED            $199,100        $1,136
2057               OB 1                1 BED            $202,200        $1,153
2058               OB 1                1 BED            $199,100        $1,136
2059               OB 1                1 BED            $202,200        $1,153

                                                                         ANNEX A


                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES

                                                                       OPERATING
 UNIT              UNIT                UNIT             PURCHASE         CASH
NUMBER             TYPE             DESCRIPTION          PRICE          RESERVE
------             ----             -----------          -----          -------
2060               OB 1                1 BED           $199,100         $1,136
2061               OB 1                1 BED           $202,200         $1,153
2062               OB 8                1 BED           $202,200         $1,153
2063               OB 1                1 BED           $202,200         $1,153
2064               OB 1                1 BED           $199,100         $1,136
2065               OB 1                1 BED           $202,200         $1,153
2066               OB 1                1 BED           $199,100         $1,136
2067               OB 8                1 BED           $205,300         $1,171
2068               ST 1                STUDIO          $168,500           $961
2069               ST 1                STUDIO          $171,600           $979
2070               OB 1                1 BED           $199,100         $1,136
2071               OB 3                1 BED           $202,200         $1,153
2072               OB 1                1 BED           $199,100         $1,136
2074               OB 2                1 BED           $205,300         $1,171
2076               OB 2                1 BED           $205,300         $1,171
2078               OB 1                1 BED           $202,200         $1,153
2079               OB 3                1 BED           $202,200         $1,153
2080               OB 1                1 BED           $202,200         $1,153
2081               ST 1                STUDIO          $168,500           $961
2082               ST 1                STUDIO          $171,600           $979
2083               OB 1                1 BED           $199,100         $1,136
2084               OB 1                1 BED           $202,200         $1,153
2085               ST 1                STUDIO          $168,500           $961
2086               ST 1                STUDIO          $171,600           $979
2087               OB 7                1 BED           $202,200         $1,153
2088               OB 7                1 BED           $205,300         $1,171
3001               ST 1                STUDIO          $174,200           $994
3002               OB 1                1 BED           $201,700         $1,151
3003               OB 8                1 BED           $207,900         $1,186
3004               OB 1                1 BED           $201,700         $1,151
3005               OB 1                1 BED           $204,800         $1,168
3006               OB 10               1 BED           $204,800         $1,168
3007               ST 2                STUDIO          $176,600         $1,007
3008               OB 1                1 BED           $204,800         $1,168
3009               ST 1                STUDIO          $174,200           $994
3010               OB 1                1 BED           $204,800         $1,168
3011               OB 1                1 BED           $204,800         $1,168
3012               OB 1                1 BED           $204,800         $1,168
3013               OB 1                1 BED           $204,800         $1,168

                                                                         ANNEX A


                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES

                                                                       OPERATING
 UNIT              UNIT                UNIT             PURCHASE         CASH
NUMBER             TYPE             DESCRIPTION          PRICE          RESERVE
------             ----             -----------          -----          -------
3014               OB 1                1 BED            $204,800        $1,168
3015               OB 1                1 BED            $204,800        $1,168
3016               OB 1                1 BED            $204,800        $1,168
3017               OB 1                1 BED            $204,800        $1,168
3018               OB 8                1 BED            $207,900        $1,186
3019               OB 1                1 BED            $204,800        $1,168
3020               OB 1                1 BED            $204,800        $1,168
3021               OB 1                1 BED            $204,800        $1,168
3022               OB 1                1 BED            $204,800        $1,168
3023               OB 8                1 BED            $207,900        $1,186
3024               ST 1                STUDIO           $174,200          $994
3025               ST 1                STUDIO           $174,200          $994
3026               OB 1                1 BED            $204,800        $1,168
3027               OB 3                1 BED            $207,900        $1,186
3028               OB 1                1 BED            $204,800        $1,168
3030               OB 2                1 BED            $207,900        $1,186
3032               OB 2                1 BED            $204,800        $1,168
3034               OB 1                1 BED            $201,700        $1,151
3035               OB 3                1 BED            $207,900        $1,186
3036               OB 1                1 BED            $201,700        $1,151
3037               ST 1                STUDIO           $174,200          $994
3038               ST 1                STUDIO           $171,100          $976
3039               OB 1                1 BED            $204,800        $1,168
3040               OB 1                1 BED            $201,700        $1,151
3041               ST 1                STUDIO           $174,200          $994
3042               ST 1                STUDIO           $171,100          $976
3043               OB 7                1 BED            $207,900        $1,186
3044               OB 7                1 BED            $204,800        $1,168
3045               ST 1                STUDIO           $174,200          $994
3046               OB 1                1 BED            $201,700        $1,151
3047               OB 8                1 BED            $207,900        $1,186
3048               OB 1                1 BED            $201,700        $1,151
3049               OB 1                1 BED            $204,800        $1,168
3050               OB 10               1 BED            $201,700        $1,151
3051               ST 2                STUDIO           $176,600        $1,007
3052               OB 1                1 BED            $201,700        $1,151
3053               ST 1                STUDIO           $174,200          $994
3054               OB 1                1 BED            $201,700        $1,151
3055               OB 1                1 BED            $204,800        $1,168

                                                                         ANNEX A


                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES

                                                                       OPERATING
 UNIT              UNIT                UNIT              PURCHASE         CASH
NUMBER             TYPE             DESCRIPTION           PRICE          RESERVE
------             ----             -----------           -----          -------
3056                OB 1               1 BED             $201,700        $1,151
3057                OB 1               1 BED             $204,800        $1,168
3058                OB 1               1 BED             $201,700        $1,151
3059                OB 1               1 BED             $204,800        $1,168
3060                OB 1               1 BED             $201,700        $1,151
3061                OB 1               1 BED             $204,800        $1,168
3062                OB 8               1 BED             $204,800        $1,168
3063                OB 1               1 BED             $204,800        $1,168
3064                OB 1               1 BED             $201,700        $1,151
3065                OB 1               1 BED             $204,800        $1,168
3066                OB 1               1 BED             $201,700        $1,151
3067                OB 8               1 BED             $207,900        $1,186
3068                ST 1               STUDIO            $171,100          $976
3069                ST 1               STUDIO            $174,200          $994
3070                OB 1               1 BED             $201,700        $1,151
3071                OB 3               1 BED             $204,800        $1,168
3072                OB 1               1 BED             $201,700        $1,151
3074                OB 2               1 BED             $207,900        $1,186
3076                OB 2               1 BED             $207,900        $1,186
3078                OB 1               1 BED             $204,800        $1,168
3079                OB 3               1 BED             $204,800        $1,168
3080                OB 1               1 BED             $204,800        $1,168
3081                ST 1               STUDIO            $171,100          $976
3082                ST 1               STUDIO            $174,200          $994
3083                OB 1               1 BED             $201,700        $1,151
3084                OB 1               1 BED             $204,800        $1,168
3085                ST 1               STUDIO            $171,100          $976
3086                ST 1               STUDIO            $174,200          $994
3087                OB 7               1 BED             $204,800        $1,168
3088                OB 7               1 BED             $207,900        $1,186
TOTAL                                                 $43,827,100      $250,000

                                                                         ANNEX B

                    SEDONA GOLF RESORT AND CONFERENCE CENTER,
                    HOTEL OPERATING AND RENTAL POOL AGREEMENT

This Agreement dated for reference                        , 1997
                                   ----------------------
BETWEEN:
          UP SEDONA, INC., an Arizona corporation

          - and -

          THE OWNERS OF THE UNITS from time to time, who are parties to this Agreement in accordance with ARTICLE 16 hereof

          (collectively, the "Owners")

AND:
          DELTA HOTELS INTERNATIONAL, INC., a Delaware Corporation

               ("Delta")

WHEREAS:

A.   The Owners are the owners of the Units;

B. Delta is knowledgeable in the operation of First-Class Hotels and Delta and its parent company have performed such functions throughout Canada and in the United States;

C. The Owners desire to engage Delta to act as the Owners' exclusive manager for the operation of the Hotel in accordance with the terms and conditions set out in this Agreement; and

D. Delta agrees to perform such services for the Owners in accordance with this Agreement.


THEREFORE, the parties agree as follows:


                                    ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS. The following terms as used in this Agreement have the following meanings, except as otherwise expressly provided or unless the context otherwise requires:

                                                                         ANNEX B

(1) "ADMINISTRATION FEE" means the fee payable to Delta established and paid pursuant to SECTION 7.5.

(2)  "AFFILIATE" means, with respect to any person:

     (a)  any person which is Controlled by that particular person; or

     (b)  any person which Controls that particular person,

     whether such Control be direct or indirect;

(3)  "ANNUAL   GENERAL   MEETING"  means  the  annual  general  meeting  of  the
     Association pursuant to the Condominium Act;

(4)  "ANNUAL STATEMENT" has the meaning set forth in SECTION 8.2(2);

(5) "APPROVED OPERATING PLAN AND BUDGET" means any Operating Plan and Budget approved pursuant to SECTION 5.1(3) or deemed to be approved pursuant to
     SECTION 5.1(2);

(6)  "ARM'S  LENGTH"  means  characteristic  of  a  transaction   negotiated  by
     unrelated parties each acting in its own best interests;

(7) "ASSESSMENT" means a Common Expense Assessment or a Special Assessment levied against Unit pursuant to the Condominium Documents;

(8)  "ASSOCIATION"   means  the  Sedona  Golf  Resort  and   Conference   Center
     Condominium Association, an Arizona non profit corporation;

(9) "ASSOCIATION EXPENSES" means expenditures made by or on behalf of the Association for professional services rendered by accountants, attorneys, consultants and any manager engaged by the Association who performs any services other than those required to be performed by Delta under this Agreement;

(10) "BASE FEE" means the fee payable to Delta  established and paid pursuant to
     SECTION 7.1;

(11) "BOARD OF DIRECTORS" means the duly elected board of directors of the Association, or its authorized agent;

(12) "BUSINESS DAY" means any day which is not a Saturday, Sunday, or a statutory state or federal holiday in the State of Arizona;

(13) "CAPITAL EXPENDITURES" means all expenditures of the Hotel of a capital nature which are not expenses, as determined in accordance with Generally Accepted Hotel Accounting Principles;

(14) "CERTIFIED  PUBLIC   ACCOUNTANTS"   means  the  firm  of  certified  public
     accountants selected by Delta and approved by the Board of Directors;

                                                                         ANNEX B

(15) "COMMENCEMENT   DATE"  means  the  date  that  the  Hotel   (including  the
     restaurant, parking areas, and conference facilities contained therein) is opened by Delta for business as a "Delta" hotel;

(16) "COMMON ELEMENTS" means Tract A on the Plat and all other portions of the Condominium other than the Units.

(17) "CONDOMINIUM ACT" means the Arizona Condominium Act, A.R.S.ss.ss.33-1201 et seq., as amended from time to time.

(18) "CONDOMINIUM   DOCUMENTS"   means  the   Declaration,   the   Articles   of
     Incorporation and the Bylaws of the Association.

(19) "CONTROL" means:

     (a) the right to exercise a majority of the votes which may be put at a meeting of the shareholders of a corporation, the partners of a partnership, or the members of a limited liability company; and

     (b) the right to elect or appoint, directly or indirectly, a majority of the directors of a corporation or the manager of a limited liability company or other persons who have the right to manage or supervise the management of the affairs and business of a person;

(20) "DECLARATION" means the Condominium Declaration for Sedona Golf Resort and Conference Center, a condominium, dated ________________, 1997, by UP Sedona, Inc., an Arizona corporation, as declarant, which condominium declaration has been recorded in Book _____ of Maps, page _____, records of Yavapai County, Arizona, and any amendments, supplements or corrections thereto;

(21) "DELTA" means Delta Hotels International, Inc., a Delaware corporation;

(22) "DELTA GROUP" means the group of hotels located in Canada or the United States as may, from time to time, be managed by Delta or any Affiliate of Delta as a "DELTA" hotel using the trademark and tradename "DELTA";

(23) "DELTA MARKETING AND SALES EXPENSES" has the meaning set forth in SECTION 7.3;

(24) "DELTA RECOVERIES" has the meaning set forth in SECTION 7.6;

(25) "EMPLOYEES"  means the  employees  of the Hotel hired by Delta  pursuant to
     SECTION 9.6;

(26) "ESCALATION FACTOR" means the fraction (which may be greater than, equal to or less than one) of which:

     (a) the numerator is the Consumer Price Index for all Urban Consumers (CPI-U) U.S. City Average (1982-84 = 100), issued by the United States

                                                                         ANNEX B

          Department of Labor, Bureau of Labor Statistics (the "Consumer Price Index") as of the date that the Escalation Factor is to be determined; and

     (b) the denominator is the Price Index as of the prior date to which the date of the determination of the Escalation Factor is being compared,

     except that if at any time the Bureau of Labor Statistics no longer publishes the Consumer Price Index or is no longer operated by the United States government, the Escalation Factor will be determined by the agreement of the Board of Directors and Delta or, failing such agreement, by arbitration in accordance with SECTION 18.1;

(27) "EXCHANGE PROGRAM" means any program developed by Owner-Seller or an affiliate of Owner-Seller, whether now or in the future, which entitles an Owner to exchange its right to use and occupy its Unit under the six months advance use rights more fully set forth on Exhibit B for the right to occupy a unit in another resort or project participating in a time share exchange or similar program; however, nothing herein shall be deemed to obligate Owner-Seller or any of its affiliates to initiate or continue the operation of any such Exchange Program, if one is ever initiated, and nothing herein shall obligate any Unit Owner to participate in any such Exchange Program.

(28) "EXCHANGE PROGRAM USER" means a participant in the Exchange Program who has a reservation to use an Owner's Unit, which has been confirmed by Delta at least six months prior to the proposed exchange use of the Unit.


(29) "EXECUTIVE UNIT" means a Unit designated as an Executive Unit pursuant to the Declaration, which Unit shall not be available for personal use or occupancy by the Owner, as more fully described in SECTION 10.2.

(30) "FF&E RESERVE" means the reserve to be established by Delta pursuant to the terms of SECTION 6.6;

(31) "FIRST-CLASS HOTEL" means the standards of a first-class commercial resort in accordance with hotel industry standards in the vicinity of Sedona and Oak Creek Canyon, Arizona;

(32) "FRINGE BENEFITS" means those benefits normally given from time to time to employees or personnel at any hotel within the Delta Group, including without limitation, pension, medical, health and life insurance and similar employee plans, bonus or gain sharing plan participation, the benefits of any housing loan and relocation costs;

(33) "FURNITURE,   FIXTURES  AND  EQUIPMENT"  means  all  furniture,  equipment, fixtures and furnishings necessary for the proper operation of the Hotel and wherever situated in the Hotel Premises, whether or not located in a Unit or in the Common Elements, including, without limitation, office equipment and furniture, computers and computer systems, conference facility equipment, laundry equipment, telephones and telephone systems, video machines, mini bars, refrigerators, stoves, kitchen equipment, food service and dining equipment, carpeting, rugs and other floor coverings,

                                                                         ANNEX B

     draperies, curtains, tapestries, screens, works of art, pictures, paintings, prints, beds, mattresses, bedspreads, pillows, radios and television sets, including such items bearing the Delta name or identifying characteristics as Delta, acting reasonably, considers appropriate;

(34) "GENERALLY ACCEPTED HOTEL ACCOUNTING PRINCIPLES" means generally accepted accounting principles observed by certified public accountants in the United States and as supplemented by the Uniform System of Accounts for Hotels published by the Hotel Association of New York City, Inc.;

(35) "GROSS REVENUE" means all revenue of any kind whatsoever derived directly or indirectly from the Hotel Premises or any portion thereof and the
     operation  of  the  Hotel,  including,   without  limitation,  all  of  the
     following:

     (a) all revenue from the use and enjoyment of the Hotel by Hotel Guests and Owners pursuant to this Agreement, including room charges, restaurant revenue, catering revenue, mini-bar revenue (if applicable), conference center revenue, room service revenue (if applicable), housekeeping charges, telephone revenue, movie rental revenue and the fees and charges referred to in SECTION 10.3;

     (b)  all revenue from parking, if any;

     (c)  proceeds received from any business interruption insurance; and

     (d) all other revenue from the operation of the Hotel, including revenue from any amenity at the Hotel for which a charge is made and from any business or facility operated within the Hotel Premises, vending machine revenue and revenue and fees from licensees or concessionaires within the Hotel Premises, excluding, however, all of the following:

     (e) applicable excise, sales, income, hotel, room, entertainment and use taxes or similar government charges collected directly from Hotel Guests and Owners or as part of the sales price of any goods or services;

     (f) gains arising from the sale or other disposition of capital assets or unwanted inventory;

     (g) revenue from condemnation awards or sales or other transfers in lieu of and under the threat of condemnation;

     (h)  proceeds of any insurance other than business interruption insurance;

     (i) rebates, discounts or credits of a similar nature (other than credit card discounts, which will be included as an item of revenue and considered a Hotel Expense);

     (j)  gratuities paid to Employees; and

                                                                         ANNEX B

     (k) payments received at the Hotel for accommodation, goods or services to be provided at other hotels;

     (36) "HEAD OFFICE PERSONNEL" means any member of the corporate staff of Delta operating on behalf of the Delta Group and not for the Hotel only;

     (37) "HOTEL" means the Hotel Premises and the hotel operation known as "Sedona Golf Resort and Conference Center, a Delta Suite Hotel" managed by Delta for the Owners in respect of the Hotel Premises pursuant to this Agreement;

     (38) "HOTEL BANK ACCOUNT"  means the bank account  established  pursuant to
          SECTION 8.1;

     (39) "HOTEL EXPENSES" means all expenses properly incurred in accordance with Generally Accepted Hotel Accounting Principles and the terms and conditions set out in this Agreement in connection with the earning of the Gross Revenue and chargeable to the Owners in accordance with this Agreement, including, without limitation:

          (a)  the Base Fee;

          (b)  the Delta Marketing and Sales Expenses;

          (c)  the Delta Recoveries;

          (d)  the Administration Fee;

          (e) any amount payable to and in respect of the Employees in accordance with this Agreement, including hiring costs and expenses, Fringe Benefits, withholding amounts and costs of termination;

          (f)  utility costs and charges;

          (g)  the cost of the Operating Supplies and Expendables;

          (h) expenses in connection with the maintenance and repair of the Hotel Premises and the maintenance and repair of any Furniture, Fixtures and Equipment;

          (i) the cost of operating and maintaining any parking facility at the Hotel;

          (j)  travel agent commissions and credit card commissions;

          (k)  insurance premiums;

          (l) deductibles paid in connection with claims on insurance policies required to be maintained under ARTICLE 13; and

          (m) the cost of filing any tax returns and reports in regards to the taxes described in SECTION 6.10(1);

                                                                         ANNEX B

          but  excluding the following:

          (n)  the Association Expenses;

          (o)  Special Assessments for capital improvements

          (p)  the Incentive Fee;

          (q)  depreciation and amortization;

          (r)  capital lease payments;

          (s)  Capital Expenditures;

          (t) any taxes personal to the Owners, including but not limited to income taxes, real property taxes and capital gains taxes; and

          (u)  debt service payments payable by the Owners;

(40) "HOTEL GUESTS" means the users and occupants of the Hotel from time to time including the Owners, other than the Owners using the Hotel in accordance with Schedule B and persons claiming under the Owners pursuant to Schedule B;

(41) "HOTEL PREMISES" means the real property located in Yavapai County, Arizona, together with the buildings and other improvements located thereon and more particularly described as the "Condominium" in the Declaration;

(42) "INCENTIVE FEE" means the fee payable to Delta established and paid pursuant to SECTION 7.2;

(43) "INITIAL TERM" has the meaning set forth in SECTION 2.2;

(44) "IN THE RENTAL POOL" has the meaning set forth in SECTION 6.3;

(45) "NET HOTEL RETURN" means Gross Revenue less the aggregate of all of the following:

     (a)  the Hotel Expenses;

     (b) the amount contributed to the FF&E Reserve in respect of all of the Hotel Premises during the Operating Year for which the Net Hotel Return is being determined; and

     (c)  real property taxes;

(46) "OPERATING  CASH RESERVE" means the reserve to be  established  pursuant to
     SECTION 6.7;

                                                                         ANNEX B

(47) "OPERATING PLAN AND BUDGET" means the marketing and operating plan and budget for the operations of the Hotel for any Operating Year established pursuant to the terms of SECTIONS 5.1 and 5.2;

(48) "OPERATING SUPPLIES AND EXPENDABLES" means any operating supplies used by Delta in the operation of the Hotel in accordance with this Agreement, including the terms of any Approved Operating Plan and Budget, including, without limitation, laundry supplies, linens, housekeeping supplies, engineering supplies, accounting supplies, miscellaneous general supply items, uniforms, food and beverage inventories, inventories, paper supplies and other such items that when used once are considered to be disposed of and all other similar items necessary or appropriate for the operation of the Hotel as contemplated by this Agreement;

(49) "OPERATING YEAR" means:

     (a) firstly, the period from the Commencement Date to and including December 31 in the year after the year in which the Commencement Date occurs; and

     (b) thereafter, each period of 12 months from and including the first day of January to and including the last day of December, or the portion thereof in the case of the last year of the Term;

(50) "OWNER-SELLER" means UP Sedona, Inc., an Arizona corporation;

(51) "PERCENTAGE INTEREST" means the percentage interest of any Unit as set forth in EXHIBIT B to the Declaration;

(52) "PERSON" means any individual, corporation, body corporate, limited liability company, partnership, joint venture, trust, unincorporated organization or other entity, government or governmental or regulatory authority, however constituted, or any trustee, executor, administrator or other legal representative;

(53) "PLAT" means the Condominium Plat for Sedona Golf Resort and Conference Center, a condominium, which plat has been recorded in Book ____ of Maps, page____, records of Yavapai County, Arizona, and any amendments, supplements or corrections thereto;

(54) "PRIME RATE" means the floating rate of interest used by Bank One Arizona, N.A. from time to time as a reference rate for establishing rates of interest for loans payable on demand and commonly known as its "prime rate", except that if at any time Bank One Arizona, N.A. no longer publishes its prime rate, the Prime Rate will be the "prime rate" published in the "Money Rates" or equivalent section of the Western Edition of THE WALL STREET JOURNAL provided that if a "prime rate" range is published by THE WALL STREET JOURNAL, then the highest rate of that range will be used, and if THE WALL STREET JOURNAL ceases publishing a prime rate or prime rate range, the Prime Rate will be determined by the agreement of the Board of Directors and Delta or, failing such agreement, by arbitration in accordance with SECTION 18.1;

                                                                         ANNEX B

(55) "RELATED PERSON" means, with respect to any person:

     (a)  any Affiliate of such person;

     (b) any person who is not at Arm's Length to such person or any Affiliate of such person; and

     (c) any person who is a director, officer, employee or agent of such person or any Affiliate of such person or any spouse, parent, child or relative (including by marriage) of any of the foregoing;

(56) "RENTAL POOL" means the rental management arrangement in respect of the Hotel undertaken by Delta on behalf of the Owners pursuant to this Agreement;

(57) "REVPAR" means "Room Revenue" divided by "Available Rooms", where:

     (a) "Room Revenue" means all gross revenue derived from the rental of sleeping rooms, net of any applicable rebates and discounts and excluding any incidental revenue such as telephone charges and movie rental; and

     (b) "Available Rooms" means the total number of rooms available for rental to the public on a daily basis, and in the case of the Hotel, the Available Rooms will mean the total number of rooms in the Rental Pool on a daily basis;

(58) "SECURITY" has the meaning set forth in SECTION 16.5;

(59) "SECURITY HOLDER" has the meaning set forth in SECTION 16.5;

(60) "SPECIAL RESOLUTION" means a resolution passed at a meeting of the Owners properly convened in accordance with the Condominium Documents passed by Owners present or represented by proxy and representing not less than 75% of the Owners entitled to vote thereon provided, however, that Owners who, in person or by proxy, cast their votes as abstentions shall not be considered to be entitled to vote on such matters;

(61) "TERM" has the meaning set forth in SECTION 2.2;

(62) "UNIT REVENUE SHARE" has the meaning set forth in SECTION 6.2;

(63) "UNIT" means that portion of the Hotel Premises designated for separate ownership or occupancy, the boundaries of which are described in SECTION
     2.5 of the Declaration together with any limited common element for the exclusive use of any such Units;


1.2 INTERPRETATION. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                                                                         ANNEX B

     (1) "this Agreement" means this Hotel Operating and Rental Pool Agreement, as it may from time to time be supplemented or amended by one or more agreements between the parties in accordance with the terms hereof;

     (2) except where otherwise specifically stated, all references in this Agreement to designated "Articles", "sections" and other subdivisions are to be designated Articles, sections and other subdivisions of this Agreement;

     (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole or not to any particular Article, section or other subdivision;

     (4) the headings are for convenience only and do not form a part of this Agreement and they will not be used to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

     (5) the word "including", when following any general statement, term or matter, will not be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation", "without limiting the generality of the foregoing", or "but not limited to" or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

     (6) words importing the neuter gender include the masculine or feminine gender and words in the singular include the plural, and vice versa.

1.3 APPLICABLE LAW. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Arizona (without giving effect to the principles thereof relating to conflicts of law) which will be deemed to be the proper law hereof, and, subject to ARTICLE 18, the courts of the State of Arizona or of the United States of America for the District of Arizona will have exclusive jurisdiction in connection with all matters under this Agreement and the interpretation and enforceability hereof.

1.4 STATUTES. Any reference in this Agreement to any statute means such statute and any statute or law enacted to supersede or replace such statute.

                                    ARTICLE 2
                      COMMENCEMENT DATE, TERM OF AGREEMENT

2.1 COMMENCEMENT DATE. This Agreement will be a binding agreement and bind the Hotel Premises, Delta and all of the Owners upon the execution and delivery hereof by the Owner-Seller and Delta. The duties and obligations of the parties under this Agreement will come into full force and effect upon the Commencement Date except that Delta's obligation to prepare an Operating Plan and Budget for the first Operating year will come into full force and effect upon execution of this Agreement by all of the parties hereto.

                                                                         ANNEX B

2.2 INITIAL TERM. The initial term of the appointment of Delta as the Owners' manager under this Agreement will be a period commencing on the Commencement Date and terminating at midnight at the end of the day on December 31, 2008 ( the "Initial Term"). For purposes of this Agreement, the word "Term" means the Initial Term and any extensions thereof pursuant to SECTION 2.3 or SECTION 2.6.

2.3 RENEWALS BY DELTA. Following the Initial Term, the appointment of Delta as the Owners' manager pursuant to this Agreement will be automatically renewed (without the requirement for notice by either the Owner or Delta) for two successive periods of five years each (each called a "Renewal Term"), provided that:

     (1) the Owners have not, prior to the end of the Initial Term or any Renewal Term, elected to terminate the appointment of Delta as manager under this Agreement pursuant to SECTION 15.2;

     (2) Delta has not, prior to the end of the Initial Term or any Renewal Term, elected to terminate the appointment of Delta as manager under this Agreement pursuant to SECTION 15.3;

     (3)  the Initial Term has been extended for all prior periods;

     (4) Delta, in its sole discretion, has not given the Board of Directors written notice of its election not to so renew such appointment on or before the date which is six months prior to the end of the then existing Initial Term or Renewal Term, as the case may be; and

     (5) the Owners have not elected to terminate the appointment of Delta as manager under this Agreement in accordance with SECTION 2.5.

2.4 RENEWAL - BY AGREEMENT AND SPECIAL RESOLUTION BY OWNERS. In addition to renewals pursuant to SECTION 2.3, the parties may agree to renew the appointment of Delta as the Owners' manager pursuant to this Agreement for a Renewal Term or Renewal Terms for such period or periods and upon such terms and conditions as may be approved by both:

     (1)  an agreement in writing signed by Delta; and

     (2) an agreement in writing signed by the Board of Directors and approved by a Special Resolution of the Owners,

and both Delta and all of the Owners will be bound by any such renewal.

2.5  PERFORMANCE BY DELTA.

     (1) This Agreement may be terminated by the Owners in 2009 or any subsequent Operating Year by Special Resolution if any of the following occur:

                                                                         ANNEX B

          (a)  The Revpar Test is not met, or

          (b)  The Revpar Test is met, but the Profitability Test is not met.

     (2) The Owners or the Board of Directors shall give Delta notice of termination which shall be effective no less than 60 and no more than 90 days after delivery of the notice of termination.

2.6  REVPAR TEST.

     (1) Commencing in 2008, the Revpar Test shall be deemed to not have been met if, in two consecutive Operating Years beginning on or after 2007, the Revpar for the Hotel, under Delta's management, is not at least the Minimum Average Revpar (as determined below) of the Sample Properties (as determined below).

     (2) The Minimum Average Revpar shall initially be equal to 90% of the average Revpar of the Sample Properties for the comparable time period. The Minimum Average Revpar may be adjusted higher or lower by agreement of the Owners and Delta as provided in section 2.6(6) and following an addition to or deletion from the Sample Properties.

     (3) The Sample Properties shall initially consist of the following hotels/resorts:

          (a)  Enchantment Resort

          (b)  L'Auberge de Sedona

          (c)  Poco Diablo

          (d)  Junipine

          (e)  Arroyo Roble

     (4) The Sample Properties may not be changed except as provided in section 2.6(6) and except as agreed to by the Owners and Delta where one of the following occurs:

          (a) One of the Sample Properties ceases to operate or no longer meets the criteria for Sample Properties.

          (b) An additional hotel/resort that satisfies the Sample Properties criteria opens in the vicinity of Sedona and Oak Creek Canyon, Arizona and completes 2 full years of operation.

     The addition or deletion of a hotel/resort as a Sample Property shall, at the request of the Owners or Delta, be subject to review by a member of the International Society of Hospitality Consultants ("ISHC") to determine whether the proposed Sample Property satisfies the criteria for being a Sample Property.

                                                                         ANNEX B

     (5) The Sample Properties shall consist of the hotels/resorts determined from time to time in accordance with this Agreement based on the following criteria:

          (a) The Sample Properties shall serve similar market segments to the Hotel.

          (b) The Sample Properties shall be full service hotels/resorts offering first-class accommodations and recreation and restaurant facilities.

          (c) The Sample Properties shall be located in the vicinity of Sedona and Oak Creek Canyon, Arizona.

          (d)  The Hotel shall not be a Sample Property.

     (6) The Sample Properties and the amount of the Minimum Average Revpar shall be reevaluated and, if appropriate, changed by agreement of the Sponsor and Delta approximately five months prior to the Commencement Date.

     (7)  If,

               i) Delta and the Sponsor are unable to agree upon whether the initial Minimum Average Revpar or the initial Sample Properties need to be modified no later than 4 months prior to the Commencement Date, or

               ii) Delta and the Owners are unable to agree within 90 days after a change in the Sample Properties, upon an appropriate Minimum Average Revpar taking into account the effect, if any, of such change, then, such matter shall be resolved by arbitration in the manner described in this SECTION 2.6. All arbitrators appointed pursuant to this SECTION 2.6 shall be hospitality industry experts selected from the membership of the ISHC. If the Owners and Delta are unable to agree, within 30 days after the event giving rise to the arbitration, upon the selection of a single arbitrator to arbitrate the dispute, Delta and the Owners shall each select one arbitrator to arbitrate the dispute. If the two arbitrators selected by the Owners and Delta are unable to agree upon a resolution of the dispute, a third arbitrator shall be selected by the Chairman of the ISHC for that purpose. The authority of the arbitrators shall be limited to determining the Minimum Average Revpar or the Sample Properties, as the case may be.

     (8) Commencing in 2006, the Board of Directors and Delta shall jointly compile Revpar information for the Sample Properties on or before June 30 of each year. The Revpar information shall be obtained, to the extent available, from a generally accepted industry source, such as Smith Travel Research. The Board of Directors and Delta shall jointly attempt to directly obtain Revpar information for any Sample Property for which the Revpar information is not available from an recognized industry source. The Board of Directors and Delta agree that the Revpar information, whether obtained directly from a Sample Property or through a recognized industry source, shall be deemed to be conclusively accurate, absent manifest error.

                                                                         ANNEX B

2.7  PROFITABILITY TEST.

     (1) Commencing in 2008, the Profitability Test shall be deemed to not have been met if, in any two consecutive Operating Years beginning on or after 2007 in which the Revpar Test has been met, the annual Net Hotel Return is less than the following (the "Minimum Return"):

          2007 and 2008             $3,625,000

          2009 and thereafter       $3,750,000

     (2) For any Operating Year in which the Hotel is rendered totally or partially inoperative or in which Net Hotel Return is otherwise materially adversely affected by reason of force majeure including, without limitation, strike, fire, flood, pestilence, war, civil strife, embargo, act of God or other circumstance or market condition beyond the reasonable control of Delta, or, if the size of the Hotel shall be reduced by reason of partial destruction or governmental taking, the Minimum Return described in SECTION 2.7(1) shall be reduced proportionately to reflect the effect of the foregoing enumerated circumstances.

2.8  TOPPING UP BY DELTA. Notwithstanding the provisions of SECTION 2.5:

     (1) If the Owners or the Board of Directors have given a notice of termination in accordance with SECTION 2.5, within 60 days after receipt by Delta of such notice, Delta will have the right, but not the obligation, to pay to the Owners the difference between the actual Net Hotel Return and the Minimum Return for each of the two years in which the failure occurred. If Delta does not elect to cure, and the Owners give Delta a notice of termination as provided in SECTION 2.5, Delta may, within 10 days after receipt of the notice of termination, give the Owners written notice of Delta's election to arbitrate such dispute in the following manner. All arbitrators appointed pursuant to this SECTION 2.8 shall be hospitality industry experts selected by the Owners and Delta from the membership of the ISHC. If, within 30 days after Delta's notice of election to arbitrate, the Owners and Delta are unable to agree upon the selection of a single arbitrator Delta and the Owners shall each select one arbitrator to arbitrate the dispute. If the two arbitrators selected by the Owners and Delta are unable to agree upon a resolution of the dispute, a third arbitrator shall be selected by the Chairman of the ISHC for that purpose. The authority of the arbitrators shall be limited to determining whether the cause of the failure to meet the performance tests described in this SECTION 2.8 was attributable to factors beyond the reasonable control of Delta. Unless the arbitrators determine that the failure to meet the performance test was primarily attributable to factors beyond the reasonable control of Delta, the Owners' notice of termination shall be effective. Fees associated with the arbitration shall be borne equally unless otherwise determined by the arbitrators, provided, however, that each party shall be responsible for its attorneys' fees incurred in connection with the arbitration.

                                                                         ANNEX B

     (2) The Owner's notice of termination will be deemed to be withdrawn upon payment by Delta of the amounts permitted to be paid pursuant to this section and written notice from Delta to the Owners thereof.


                                    ARTICLE 3
                             HOTEL RENTAL MANAGEMENT

3.1 MANAGEMENT OF HOTEL RENTAL POOL. The Owners hereby appoint Delta as their exclusive manager to manage the operation of the Hotel and the Rental Pool in respect thereof in accordance with the terms and conditions set out in this Agreement and to undertake on an exclusive basis, on behalf of and for the account of the Owners, all duties and obligations coming within the scope of the management and marketing of the Hotel Premises, including those specific services as set forth herein. Without limiting any of its duties or obligations set out in this Agreement, Delta agrees to operate the Hotel Premises as a First-Class Hotel, except to the extent that Delta is prevented from maintaining this standard of service due to any default by any Owner pursuant to this Agreement.

3.2 HOTEL RENTAL POOL. Delta will manage the rental of the Units in accordance with this Agreement. Each of the Owners hereby irrevocably covenants and agrees to be bound by the rental bookings of its Unit made by Delta in accordance with this Agreement.

3.3 USE. The Units will be used only as condominium hotel units and only in accordance with the Declaration, this Agreement and the Rental Pool and will not be used for any other purpose without the prior written consent of the Owners and Delta. Any use of the Units will comply with the Declaration, all applicable laws, bylaws, rules and regulations and any other Condominium Documents.

3.4 RESTRICTIONS RE: CONDOMINIUM DOCUMENTS. No Owner will vote in favor of any amendment or modification of, or addition to, the Condominium Documents which conflicts with a term or condition set out in this Agreement.

3.5 MONITORING USE BY OWNERS. Delta will maintain such books and records as may be necessary to monitor use of the Units by Owners to ensure that no Owner uses its Unit more than is permitted by this Agreement.


3.6 Exchange Program. Delta acknowledges that Owner-Seller may, but is under no obligation to institute an Exchange Program which may result in the use of Units by Exchange Program Users.

                                    ARTICLE 4
                         ACTS OF THE BOARD OF DIRECTORS

4.1 OWNERS' MEETINGS. The Owners will have meetings in respect of this Agreement in accordance with the requirements of the Condominium Documents.

4.2 BOARD OF DIRECTORS. Subject to the following, the Owners will be represented by the Board of Directors established pursuant to the Condominium Documents:

                                                                         ANNEX B

     (1) upon a change in the members of the Board of Directors, the new Board of Directors will notify Delta in writing thereof;

     (2) no person on the Board of Directors who is a Related Person to Delta may vote in respect of any matter under or relating to this Agreement;

     (3) Delta will advise the Owners of any nominee to the Board of Directors who is a representative of a person who is a Related Person to Delta prior to the election of such person to the Board of Directors.

     (4) unless otherwise determined by the Board of Directors from time to time, Delta will be given notice of and be entitled to attend meetings of the Board of Directors;

     (5) Delta will be entitled to rely on any agreement, document or instrument signed by the chairperson or any two members of the Board of Directors or the duly appointed agent of the Board of Directors; and

     (6) all acts and thing done by the Board of Directors or its duly appointed agent as set out in this Agreement will be binding upon all of the Owners and Delta will be entitled to rely on all acts and things done by the Board of Directors in purported compliance with this Agreement, except where a Special Resolution is expressly required.

4.3 RELEASE AND INDEMNITY OF BOARD OF DIRECTORS. The Owners hereby release and agree to fully indemnify and hold harmless the members of the Board of Directors for all acts and things done by the members of the Board of Directors as members of the Board of Directors in good faith in connection with this Agreement.

4.4 MAJOR DECISIONS - SPECIAL RESOLUTIONS. The following will be subject to the approval of the Owners by Special Resolution:

     (1)  any amendment to or modification of this Agreement;

     (2)  the renewal of the Term pursuant to SECTION 2.4;

     (3)  termination of the appointment of Delta as Owners' manager pursuant to
          SECTION 15.2;

     (4) assignment, transfer or disposition of Delta's rights under this Agreement if required in SECTION 17.1;

     (5) changes and modifications to the Hotel Premises as provided in SECTION 9.4(1); and

     (6) any other matter which, pursuant to the terms of this Agreement, is required to be approved by a Special Resolution.

To the extent that Delta or an Affiliate of Delta is an Owner of Units, Delta, for itself and on behalf of its Affiliates, irrevocably appoints the president of the Association as its proxy for the limited purpose of casting Hotel Operator's and its Affiliate's votes as abstentions on matters required to be approved by Special Resolution described in SUBSECTIONS 4.4(1)-4.4(4).

                                                                         ANNEX B

4.5 OWNERS TO BE BOUND. All of the Owners will be bound by any acts and things done by the Board of Directors in accordance with the Condominium Documents and this Agreement and any Special Resolutions passed by the Owners at any meeting of the Owners in accordance with the Condominium Documents and this Agreement.

                                    ARTICLE 5
                            OPERATING PLAN AND BUDGET

5.1  OPERATING PLAN AND BUDGET.

     (1) For the first Operating Year, the Operating Plan and Budget will be prepared by Delta and approved by the Owner-Sponsor Seller, acting as the Board of Directors, prior to the Commencement Date. Such Operating Plan and Budget will be an Approved Operating Plan and Budget and Delta will mail a summary thereof to each of the Owners.

     (2) After the first Operating Year, on or before December 1 of each year, Delta will prepare and deliver to a meeting of the Board of Directors duly convened in accordance with this Agreement a preliminary Operating Plan and Budget for the following Operating Year and Delta will review such preliminary Operating Plan and Budget with the Board of Directors at such meeting. For a period of 30 days after receipt by the Board of Directors of the preliminary Operating Plan and Budget at such meeting of the Board of Directors, the Board of Directors is entitled from time to time to request further details from Delta and to submit written comments to Delta. The Board of Directors will give good faith consideration to the preliminary Operating Plan and Budget and not reasonably refuse to accept any item, provided such item is in accordance with this Agreement. If the Board of Directors does not respond to the preliminary Operating Plan and Budget within the 30 day period, then the Board of Directors will be deemed to have approved the preliminary Operating Plan and Budget and such Operating Plan and Budget will be deemed to be an Approved Operating Plan and Budget. If after giving good faith consideration to the preliminary Operating Plan and Budget, the Board of Directors within such 30 day period gives Delta written notice of its objection and proposals for amendment of any disputed items, the Board of Directors and Delta, both acting reasonably, will endeavor to resolve any such differences between them.

     (3) Each Operating Plan and Budget is subject to the approval of the Board of Directors and no Operating Plan and Budget will be an Approved Operating Plan and Budget unless it is approved or deemed approved by the Board of Directors in accordance with this SECTION 5.1(3). If any Operating Plan and Budget is not approved by the Board of Directors, then:

          (a) pending resolution of any disputed item, the specific disputed items of the Operating Plan and Budget will be suspended and replaced for the Operating Year in question by an amount equal to the lesser of (i) that proposed by Delta for such Operating Year or (ii) such budget item in the Approved Operating Plan and Budget for the Operating Year prior thereto, subject to escalation per item by the Escalation Factor, over the 12 month period immediately following the start of the Operating Year in question, provided that if such budget item was not in the Approved Operating Plan and Budget for the Operating Year prior thereto, such item will be suspended pending resolution of such item; and

                                                                         ANNEX B

          (b) either the Board of Directors or Delta may submit the Operating Plan and Budget to be settled by arbitration in accordance with
               SECTION 18.1.

     (4) Delta makes no assurances that actual performance of the Hotel will correspond to such estimates contained in the Approved Operating Plan and Budget. However, Delta agrees to use its best efforts to operate the Hotel within the Approved Operating Plan and Budget. The Owners acknowledge that notwithstanding Delta's experience and expertise in relation to the operation of hotels, the projections contained in each Approved Operating Plan and Budget are subject to and may be affected by changes in financial, economic and other conditions and circumstances beyond Delta's control.

5.2 INCLUSIONS IN OPERATING PLAN AND BUDGET. The Operating Plan and Budget will be a reasonably detailed budget of revenue and expenses in connection with the operation of the Hotel, similar in kind and scope to operating plans and budgets prepared by Delta for other hotels in the Delta Group as of the Commencement Date, and will include the following:

     (1) the projected Gross Revenue, detailed as to each source of revenue, together with information and background as to how the various projections have been determined;

     (2) the budgeted Hotel Expenses, by major expense category, together with information and background as to how the various projections have been determined;

          (3)  the projected Unit Revenue Share for each Unit;

          (4)  the marketing strategy and plan for the Hotel;

          (5) any recommended Capital Expenditures for capital improvements to be made to the Hotel Premises; and

          (6) the basis upon which the Delta Marketing and Sales Expenses and Delta Recoveries will be charged.

5.3 BUDGET SUMMARY. Delta will mail to each of the Owners a summary of each Approved Operating Plan and Budget once it is approved in accordance with this
ARTICLE 5.

                                    ARTICLE 6
                  OWNERS' REVENUES AND DISTRIBUTIONS TO OWNERS

6.1 CALCULATIONS BY DELTA. For each calendar month during the Term, Delta will prepare or cause to be prepared reasonably detailed financial statements, prepared in accordance with Generally Accepted Hotel Accounting Principles and for each such period Delta will calculate:

                                                                         ANNEX B

     (1)  the Gross Revenue;

     (2)  the Hotel Expenses;

     (3)  the Capital Expenditures, if any;

     (4)  the FF&E Reserve;

     (5)  the Incentive Fee, if any;

     (6)  capital lease payments, if any;

     (7)  the Operating Cash Reserve; and

     (8)  the Unit Revenue Share for each Unit,  determined  in accordance  with
          SECTION 6.2.;

     (9)  the number of days in the month the Unit was occupied; and

     (10) the number of days in the month the Unit was in the Rental Pool.


No later than the 20th day following the end of each calendar month during the Term, Delta will


          (a)  deliver to the Board of Directors such financial statements; and

          (b) mail to each of the Owners a written summary statement (the "Monthly Statement"), setting out the amounts set out in SECTIONS 6.1(1) through 6.1(8) 6.1(10) above and the calculations thereof, in reasonable detail.

6.2  CALCULATIONS OF UNIT REVENUE SHARE. The Owners and Delta agree that:

     (1) for each day that a Unit is In the Rental Pool, the Owner of such Unit will be entitled to share in the Gross Revenue from the Hotel Premises and the operation of the Hotel earned on such day, as calculated by multiplying the Gross Revenue earned on such day by the fraction which has as its numerator the Percentage Interest of such Unit and as its denominator the aggregate of the Percentage Interests of all of the Units In the Rental Pool on such day;

     (2) each Owner of a Unit will be responsible for the payment of all Hotel Expenses, Capital Expenditures exceeding the FF&E Reserve, capital lease payments and Incentive Fees payable for all days (whether or not the Unit is In the Rental Pool), as calculated by multiplying the relevant Hotel Expenses, the Capital Expenditures exceeding the FF&E Reserve, capital lease payments and Incentive Fees by the Percentage Interest; and

     (3)  each Owner will be responsible for the FF&E Reserve in accordance with
          SECTION 6.6 and for the  Operating  Cash  Reserve in  accordance  with
          SECTION 6.7, as calculated by multiplying each of the FF&E Reserve and the Operating Cash Reserve by the Percentage Interest.

                                                                         ANNEX B

For the purposes of this Agreement, the "Unit Revenue Share" for any Unit in respect of any period means the amount allocated to such Unit in accordance with
SECTION 6.2(1) for such period less the amounts allocated to such Unit in accordance with SECTIONS 6.2(2) and 6.2(3).


6.3 "IN THE RENTAL POOL". For the purposes of this Agreement, a Unit will be considered to be "In the Rental Pool" on a particular day only if it is not booked by the Owner for use by the Owner or an Exchange Program User in accordance with ARTICLE 10 (unless the Owner complies with the requirements of SECTION 10.6 and Delta, acting reasonably, determines that the Unit is In the Rental Pool).


6.4 PAYMENTS TO OWNERS. Concurrently with the mailing of the Monthly Statement, Delta will mail to each Owner a check, drawn upon the Hotel Bank Account, in the amount equal to the Owner's Unit Revenue Share for the month for which the Monthly Statement applies less the following amounts:

     (1)  any  unpaid  amount  then  payable by the Owner to Delta  pursuant  to
          SECTION 6.8; and

     (2) any amount deductible therefrom pursuant to SECTIONS 6.9, 6.10 or 10.3; and

     (3) any other amount payable by the Owner to Delta pursuant to this Agreement; and

     (4)  withholding tax, if applicable.

Notwithstanding the foregoing, Delta may at any time, in consultation with the Board of Directors, prepare a reasonable estimate of the annual Unit Revenue Share payable to each of the Owners pursuant to this SECTION 6.4 and distribute to the Owners concurrently with the mailing of the monthly statements the amount of such estimate, less a percentage (not to exceed 20%) established by Delta for seasonal working capital requirements in 12 equal monthly payments, in which case at the end of such Operating Year Delta will calculate or cause to be calculated the actual Unit Revenue Share payable to each of the Owners in accordance with this Agreement and include such calculation in the Annual Statement as set out in SECTION 8.2(2) and at such time Delta will pay to each Owner the balance of his or her Unit Revenue Share payable for such Operating Year.

6.5 MAINTENANCE AND REPAIR OF UNITS. Delta will, for and on behalf of the Owners, keep the Units in substantially the same condition they were in as of the Commencement Date, nominal wear and tear excepted, and the cost thereof will be a Hotel Expense. The Owners acknowledge and agree that the cost of maintaining and repairing the Units will be shared by all of the Owners during the Term in accordance with pro rata shares based on Percentage Interests.

6.6 FF&E RESERVE. Delta will establish for and on behalf of the Owners a reserve in the following amounts:


                             Amount to be Reserved Each Operating Year Expressed
Operating Year                  as a Percentage of Gross Revenue in that Year
--------------                  ---------------------------------------------
1                                                      0%

2                                                      2%

3                                                      3%

4                                                      4%

5 and subsequent                                       5%
     Operating Years

                                                                         ANNEX B

The FF&E Reserve will be held by Delta, for and on behalf of the Owners, in a separate account from the Hotel Bank Account, as a reserve for Capital Expenditures for the repair and replacement of the Hotel Premises and for the repair and replacement of any Furniture, Fixtures and Equipment. Delta will, for and on behalf of the Owners, keep the Hotel Premises and the Furniture, Fixtures and Equipment in substantially the same condition, quality and scope they were in as of the Commencement Date, normal wear and tear excepted, and the Owners hereby authorize Delta to use the FF&E Reserve only for such purposes. Delta will be under no obligation to use its own funds for such purpose. The Owners acknowledge and agree that the FF&E Reserve will be for the benefit of all of the Units collectively and not for each individual Unit separately and that the cost of maintaining and replacing the Furniture, Fixtures and Equipment will be shared by all of the Owners during the Term in accordance with pro rata shares based on Percentage Interests. The FF&E Reserve, at all times during the Term and after termination or expiry of this Agreement, shall remain the property of the Owners.


6.7 OPERATING CASH RESERVE. A reserve in the amount of $250,000 will be established for and on behalf of the Owners, for use by Delta on behalf of the Owners, as working capital in connection with the operation of the Hotel. The Operating Cash Reserve will be initially established with funds paid by each Owner at the time of settlement of the Owner's purchase of its Unit. If, 12 months after the Commencement Date, there have not been a sufficient number of purchases of Units to fund the Operating Cash Reserve in the amount of $250,000, Sponsor shall contribute such amounts as are necessary to fully fund the Operating Cash Reserve. Sponsor shall be reimbursed for the amount so contributed out of closing proceeds as and when remaining Units are purchased. Commencing 12 months after the Commencement Date, Delta will at all times be authorized to withhold each month from the Owners' Unit Revenue Shares sufficient funds in order to keep the Operating Cash Reserve at such $250,000 level throughout the Term. The Operating Cash Reserve will be held in the Hotel Bank Account and, commencing 12 months after the Commencement Date, Delta may withdraw funds from the Operating Cash Reserve to pay any Hotel Expenses, Capital Expenditures in excess of the FF&E Reserve, capital lease payments and the Incentive Fee. During the 12 month period following the Commencement Date, Owner-Seller shall provide to Delta such funds as may be necessary for the payment of Hotel Expenses, Capital Expenditures, capital lease payments and the Incentive Fee to the extent that there are inadequate funds derived from the operations of the Hotel to pay such amounts. The Operating Cash Reserve, at all times during the Term and after termination or expiry of this Agreement, shall remain the property of the Owners.


6.8 SHORTFALLS. If at any time the funds in the Hotel Bank Account are not sufficient to pay when due any Hotel Expenses, Capital Expenditures in excess of the FF&E Reserve, capital lease payments or Incentive Fees payable under this Agreement, then:

     (1) Delta may (such as in the case of seasonal operating shortfalls), but will not be obligated to, pay any such amount out of its own funds, in which case the Owners will repay such amount to Delta forthwith upon demand and will pay interest on any amount outstanding at the rate equal to the Prime Rate plus 2% per annum, calculated from the date of advance by Delta until the date of repayment by the Owners and Delta may deduct the amount of any such payment by Delta and interest thereon from the Hotel Bank Account; or

                                                                         ANNEX B

     (2) Delta may require the Owners to pay the amount of the shortfall estimated by Delta, by mailing to the Owners a written notice setting out such amount and each Owner's proportionate share thereof, as calculated by multiplying the amount of such shortfall by the Percentage Interest.

     (3) Delta shall have all rights and remedies available at law or in equity to enforce the payment of any shortfall by any Owner, and the Association will cooperate with Delta to collect such shortfall including enforcing any assessment lien and remitting the proceeds of any such enforcement actions to Delta.

6.9 PAYMENT OF UNIT EXPENSES BY OWNERS. Each of the Owners will promptly pay when due all taxes personal to the Owners in respect of such Owner's Unit, including income taxes and capital gains taxes, and all amounts owing under any financing of the Owner's Unit arranged by such Owner. For administrative purposes, Delta will, if requested by the Board of Directors, pay to the Association for and on behalf of and in the name of each Owner, out of the Unit Revenue Share payable to such Owner, the Owner's pro rata share of Assessments.

If any Owner's Unit Revenue Share is not sufficient to pay any such amount, Delta will notify such Owner thereof and such Owner will either remit to Delta any shortfall and Delta will pay such amount or pay such amount directly, as directed by Delta.

6.10 OTHER TAXES. The parties agree that:

     (1) Delta will, as agent for and on behalf of the Owners, collect and remit to any applicable taxing authority, within the required time for the remittance thereof, any tax, hotel tax, transient lodging tax, bed tax and other tax imposed or collected in connection with the use of the Hotel Premises by Hotel Guests and Owners, and make any necessary filings and reports in respect thereof; and

     (2) Delta may withhold from any of the Owners and remit to any relevant taxing authority any amount required to be withheld or remitted in respect of withholding tax or any other applicable statutory tax, charge or levy which Delta is required to withhold or remit.

6.11 NO SEPARATE REVENUE FOR DELTA. Except as specifically set out in this Agreement or any other agreement in writing between or among Delta, the Owners or the Association, neither Delta nor any person Related to Delta will receive any other revenue, profit or reward of any kind or nature from or in respect of the Hotel Premises or the Hotel or any portion thereof. Notwithstanding the foregoing, Delta and any person Related to Delta will be entitled to receive any amount payable to Delta or such person pursuant to this Agreement as an Owner of any Unit. Except as otherwise provided herein, to the extent Delta or any person Related to Delta owns any Units, Delta or such person Related to Delta shall be entitled to all of the rights, benefits and privileges, and shall be subject to all of the burdens, obligations and liabilities of an Owner hereunder.

                                                                         ANNEX B


6.12 FOREIGN OWNERS. Owners that are non-resident aliens or foreign corporations agree to file such tax returns and make such tax elections with, and provide such information to, all applicable taxing authorities located in the United States as may be required to avoid the necessity for withholding income tax on distributions. In addition, Owners that are non-resident aliens or foreign corporations agree to pay all income taxes for which withholding would otherwise be required because of such Owners' status as non-resident aliens or foreign corporations. Each Owner that is a non-resident alien or foreign corporation shall notify Delta, in writing, of its status as such and shall advise Delta whether it is subject to income tax on withholding or is exempt therefrom. Each Owner that is a non-resident alien or foreign corporation shall indemnify and hold harmless all other Owners, Owner-Seller and Delta, for, from and against any and all liability, including liability for taxes, penalties and interest, arising out of or in connection with such Owner's failure to fulfill its obligations under this Section 6.12.


                                    ARTICLE 7
               MANAGEMENT AND OTHER FEES AND REIMBURSABLE EXPENSES

7.1  BASE FEE. The Owners and Delta agree that:

     (1) during the Term, Delta will receive a Base Fee as compensation for the services rendered in accordance with this Agreement as follows:

          (a) for the period commencing on the Commencement Date and ending at the end of the month on the first anniversary of the Commencement Date, the Owners will pay to Delta a Base Fee of $10,000 per month (with a pro rata portion thereof for a part of a month); and

          (b) thereafter, the Owners will pay to Delta a Base Fee in an amount of 3.0% of Gross Revenue for each Operating Year payable in monthly installments in respect of the Gross Revenue for the preceding month, payable as a Hotel Expense in each case upon the delivery of the Monthly Statement in respect of such month;

     (2) the Base Fee paid in respect of each Operating Year will be adjusted annually, based on actual Gross Revenue for that Operating Year, within 30 days after the delivery of the Annual Statement.

7.2  INCENTIVE FEE. The Owners and Delta agree that:

     (1) if for any Operating Year during the Term the Net Hotel Return exceeds $3,200,000 the Owners will pay to Delta an Incentive Fee for such Operating Year equal to the aggregate of the following:

                                                                         ANNEX B
                                  INCENTIVE FEE

--------------------------------------------------------------------------------
                          YEAR         YEAR          YEAR           YEAR
NET HOTEL RETURN            1            2           3,4,5       6,7,8,9,10
--------------------------------------------------------------------------------

Less than $3.2 Million     0.0%         0.0%          0.0%           0.0%

Over $3.2 Million and     15.0%        15.0%         12.0%          10.0%
up to $4.2 Million        of the amount by which Net Hotel Return exceeds
                          $3.2 Million

Over $4.2 Million         30.0%        25.0%         22.50%         10.0%
                          of the amount by which Net Hotel Return exceeds
                          $4.2 Million

     (2) For purposes of computing the Incentive Fee, the first Operating Year shall be deemed to commence on January 1, 1999 and end on December 31, 1999.

     (3) the Incentive Fee in respect of each Operating Year, will be payable to Delta 30 days after the mailing of the Annual Statement.

     (4) during any Renewal Term, the Incentive Fee shall be computed in the same manner as in year 10 of the Initial Term.

7.3 SALES, RESERVATIONS, ADVERTISING AND MARKETING EXPENSES. For the services provided by Delta pursuant to ARTICLE 9, including, without limitation, the Delta Group advertising and marketing programs, sales and reservation systems the Owners will, pay to Delta and its Affiliates the fees and charges set out in SECTIONS 9.9(3) and 9.9(7), (net of any applicable credits) (collectively called "Delta's Marketing and Sales Expenses"). The Owners acknowledge that the basis and method of allocation of Delta's Marketing and Sales Expenses may change during the Term and the Owners agree to any such change provided it is in accordance with SECTION 7.4.

7.4 LIMITATION ON DELTA'S MARKETING AND SALES EXPENSES. Delta agrees that none of Delta's Marketing and Sales Expenses will be:

     (1) charged on a basis different than that charged to any other hotel in the Delta Group; or

     (2) allocated by a method other than that set out in the then current Approved Operating Plan and Budget.

7.5 ADMINISTRATION FEE. The Owners and Delta agree that:

     (1) for the services provided by Delta pursuant to ARTICLES 3 and 6 the Owners will pay to Delta an annual Administration Fee equivalent to $5 per month per Unit.

     (2) the Administration Fee will be payable monthly as a Hotel Expense in each case upon the delivery of the Monthly Statement in respect of such month.

                                                                         ANNEX B

7.6 REIMBURSEMENT OF DELTA RECOVERIES. The Owners agree to reimburse Delta for all reasonable costs incurred by Delta for the Owners' account in the ordinary course of business, which costs will be Hotel Expenses, including, without limitation, the following:

     (1) the daily per diem rate for those personnel of Delta assigned to special projects, which will be based upon each individual's rate of pay and Fringe Benefits (such special projects will include, but not be limited to, special sales or marketing programs, training and installation of capital purchases and reasonable travel and out-of-pocket expenses will be included);

     (2) reasonable travel and out-of-pocket expenses incurred directly in connection with the operation of the Hotel by Head Office Personnel. When such expenses were incurred in visiting a number of hotels within the Delta Group, the cost will be reasonably prorated to all those hotels; and

     (3) the reasonable cost of the standard Delta corporate services utilized by hotels within the Delta Group such as, but not limited to, attendance at Delta's management seminars and other conferences, operating handbooks and manuals, purchasing services, departmental services, and corporate marketing services, and provided that each of the foregoing is set out in an Approved Operating Plan and Budget or otherwise preapproved by the Board of Directors.

                                    ARTICLE 8
                    HOTEL BANK ACCOUNT AND BOOKS AND RECORDS


8.1 HOTEL BANK ACCOUNT. Delta will have the right to designate the United States bank having a branch reasonably convenient to the Hotel with which the Hotel will conduct its various banking affairs, and all funds received in the operation of the Hotel will be deposited into a trust account bearing the name of the Hotel in such bank. The Hotel Bank Account will be under the control of Delta. Checks and other documents of withdrawal will be signed only by persons authorized by Delta. All funds in the Hotel Bank Account will belong to the Owners and will be dealt with in accordance with this Agreement. Delta is hereby authorized to pay all Hotel Expenses, Capital Expenditures, Association Expenses, capital lease payments (if any) and Incentive Fees incurred in accordance with this Agreement and all amounts repayable to the Owner-Sponsor Seller pursuant to SECTION 6.7 from funds in the Hotel Bank Account.


8.2 BOOKS, RECORDS, FINANCIAL STATEMENTS.

     (1) Delta agrees on behalf of the Owners, to keep on the Hotel Premises proper books of account and other records relating to or reflecting the results of the operations of the Hotel in accordance with this Agreement. All books of account and other records are the property of the Owners and will be available to the Board of Directors at all reasonable times for examination, audit, inspection and copying. Upon any termination of this Agreement, all financial books and records and a list of the Hotel's individual guests who stayed at the Hotel during the preceding two years (with their names and addresses and the dates of their arrivals and departures) will be turned over forthwith to the

                                                                         ANNEX B

          Board of Directors to ensure the orderly continuance of the operation of the Hotel. All books and records will thereafter be available to Delta at the Hotel, at all reasonable times, for inspection, audit, examination and copying. Any costs and expenses incurred in providing books and records to Delta after termination will be paid by Delta.

     (2) Within 75 days after the end of each Operating Year, Delta agrees to cause to be prepared and mailed to all of the Owners, reasonably detailed financial statements in accordance with Generally Accepted Hotel Accounting Principles, together with an annual statement setting out the items referred to in SECTIONS 6.1(1) to (6) the Incentive Fee, if any, and the calculation of each of them (collectively called the "Annual Statement") and any other reports or information as may be reasonably required by the Owners for tax purposes. Unless otherwise agreed by the Board of Directors in advance, the Annual Statement will be audited by the Certified Public Accountants and will contain a certification by the Certified Public Accountants to the effect that all of such items have been calculated in accordance with the terms of this Agreement.

                                    ARTICLE 9
                        SERVICES TO BE RENDERED BY DELTA

9.1  MANAGEMENT SERVICES. Delta will:

     (1) use all reasonable efforts to sell room nights in respect of the Units to Hotel Guests;

     (2) use all reasonable efforts to sell the use of the conference facilities, restaurant and other amenities located at the Hotel Premises to Hotel Guests;

     (3) carry out and perform all such acts and things as are reasonably necessary or desirable in connection with the operation of the Hotel as a First-Class Hotel in accordance with this Agreement;

     (4) procure and maintain any licenses and permits which may be required in connection with the carrying out of its duties and obligations under this Agreement;

     (5) strictly observe and abide by the terms and conditions set out in the Declaration; and

     (6) diligently and faithfully perform its duties and obligations under this Agreement as would a reasonably prudent hotel manager in the position of Delta.

9.2 GENERAL MANAGEMENT. Subject to the terms and conditions of this Agreement and any Approved Operating Plan and Budget, Delta agrees to perform on behalf of and for the account of the Owners, all appropriate and necessary management services in connection with the operation of the Hotel as a First-Class Hotel, including but not limited to:

     (1)  the general organization of the Hotel;

                                                                         ANNEX B

     (2) the development and implementation of sales, advertising, personnel, employment, purchasing and maintenance programs consistent with the provisions of this Agreement;

     (3) the implementation of administrative accounting, budgeting, and operational policies and practices of Delta as used in the hotels within the Delta Group, from time to time. Such policies and practices will be deemed to be in compliance with Delta's obligations hereunder, and the Owners will accept such policies and practices so long as they do not conflict with any term or condition of this Agreement or any Approved Operating Plan and Budget;

     (4) the review of the conduct of hotel operations at the Hotel from time to time in accordance with the standards of a First-Class Hotel and established management practices and policies of Delta;

     (5) the establishment and supervision of Delta's standard accounting and inventory control systems which are normally used for the hotels within the Delta Group which are comparable to the Hotel;

     (6) the arrangement for the provision to the Hotel of all goods and services as are necessary for the proper operation and maintenance of a First-Class Hotel as contemplated by this Agreement;

     (7) the establishment of all prices, charges and rates, and in connection therewith, the supervision and control of the collection, receipt and giving of receipts for all goods or services provided or revenue of any nature derived from the operations of the Hotel;

     (8) the determination of the Hotel's purchasing policy, including the selection of the merchandise, supplies and materials and establishment and maintenance of all inventories required for the proper operation of the Hotel, and the selection of the suppliers and negotiation of supply contracts in order to assure that all purchases are made on the best available terms;

     (9) the negotiation and execution of contracts which are normally entered into within the scope of hotel operations and preparation of the corresponding legal documents;

     (10) the determination of credit practices applicable to suppliers and to the Hotel's clientele and negotiation of arrangements with credit organizations, in particular those issuing credit cards;

     (11) with the prior approval of the Board of Directors, acting reasonably, instituting in the name of the Hotel any lawsuits or other legal actions having a direct link with the operations of the Hotel and deemed necessary or advisable by Delta; and

     (12) the supervision and control of the activities of Owners while in occupancy of a Unit, Hotel Guests and any tenants, concessionaires and holders of privileges in respect of any portion of the Hotel Premises and their employees, including the dispossession of Hotel Guests, Owners and tenants for nonpayment of rent or any other proper cause, or the termination of the rights of concessionaires or licensees for proper cause.

                                                                         ANNEX B

9.3  MAINTENANCE.

     (1) Delta agrees for the account of the Owners, to cause the Hotel Premises and the Furniture, Fixtures and Equipment to be maintained in good operating condition and repair, normal wear and tear excepted, and Delta will replace, at the expense of the Owners, such items of the Furniture, Fixtures and Equipment and Operating Supplies and Expendables as from time to time may be appropriate in accordance with the then current Approved Operating Plan and Budget. All items of Furniture, Fixtures and Equipment not located within a Unit, forthwith upon acquisition and receipt by Delta of any payment therefor, will become, without further act, the property of the Owners and will be owned collectively in accordance with their pro rata shares based on Percentage Interest. Upon completion of reconstruction of any change or addition to the Hotel, Delta will furnish to the Board of Directors any guarantees and warranties relating to any portions of the Hotel or the Furniture, Fixtures and Equipment and Operating Supplies and Expendables. Delta agrees to cooperate with the Owners to enforce the provisions of such guarantees and warranties. Delta will make no expenditures for the repair and replacement of the Furniture, Fixtures and Equipment or for maintenance and repair which would result in or cause a change in the general character of the interior or exterior of any portion of the Hotel Premises or make any Capital Expenditures except if the same is included in an Approved Operating Plan and Budget or otherwise preapproved by the Board of Directors.

     (2) The Owners acknowledge that the Hotel will be operated as a member of the Delta Group and that it will therefore be mandatory for the Hotel Premises and the Furniture, Fixtures and Equipment to be maintained in the manner befitting a First-Class Hotel in order to continue operation of the Hotel as part of the Delta Group.

9.4 CHANGES AND ALTERATIONS. From time to time during the Term, Delta may make, at the Owners' expense, but subject to the terms of this Agreement and the then current Approved Operating Plan and Budget, reasonable changes and alterations to the Hotel Premises, or any part thereof, subject however in all cases to the following:

     (1)  no change or alteration will be made which would:

          (a)  change the general character or description of the Hotel;

          (b)  involve the excavation of any portion of the Hotel Premises;

          (c) include alteration of, or result in increasing the burden upon the foundation of the Hotel Premises; or

          (d)  reduce the size of any Unit;

          without the prior consent of the Owners by Special Resolution;

                                                                         ANNEX B

     (2) all permits, licenses and authorizations required to be procured in connection with any change or alteration will be procured (or caused to be procured) by Delta, and the cost of the same will be a Hotel Expense;

     (3) any change or alteration will be made promptly in a good and workmanlike manner and in compliance with all applicable laws, rules, regulations and permits and insurance requirements;

     (4) the cost of any change or alteration will be promptly paid (or caused to be paid) so that the Hotel Premises will at all times be free from any lien, encumbrance, mortgage, chattel mortgage, conditional sales agreement, title retention agreement or other charge for labor, services or material supplied or claimed to have been supplied to the Hotel Premises;

     (5) if any such change or alteration involves an estimated cost of more than $50,000:

          (a) Delta agrees to obtain the specific approval (in addition to approval of the Approved Operating Plan and Budget) of the Board of Directors to such change or alteration prior to Delta proceeding;

          (b) if Delta proposes to have such change or alteration supervised by personnel of Delta or the Hotel, Delta will obtain the specific approval of the Board of Directors as to whether such change or alteration requires the supervision of an independent engineer or architect; and

          (c) if the Board of Directors so advises Delta in writing prior to the Owners approving same, such change or alteration will be made under the supervision of an architect or engineer approved by the Board of Directors in accordance with detailed plans and specifications approved by the Board of Directors prepared by such architect or engineer and the Board of Directors will have the right to approve the contractor and to supervise construction.

9.5 CAPITAL EXPENDITURES. Delta is authorized to make Capital Expenditures only in accordance with the terms of the then current Approved Operating Plan and Budget or otherwise pre-approved by the Board of Directors, except where required in an emergency to preserve property or the safety of persons in or about the Hotel Premises.

9.6  PERSONNEL AND EMPLOYEES.

     (1) The selection and employment of the general manager and all such other employees and personnel necessary for the proper operation of the Hotel is the responsibility of Delta and all such persons will be employed by Delta as employees of Delta. The hiring, promoting and discharging of the general manager and any other employees and personnel and the terms of their employment, including compensation, will be at the sole discretion of Delta, acting reasonably and in the best interest of the Owners.

                                                                         ANNEX B

     (2) Delta may delegate to the general manager of the Hotel, who in turn may delegate to others, the selection and hiring of all employees and personnel required for the operation of the Hotel.

     (3) The general manager may, during the Term be replaced by Delta, and likewise the employment of any other Employee may be terminated by Delta or the general manager or by the person or persons to whom the general manager will delegate such authority. The decision in regard to any such discharge, whether directly or through the general manager of the Hotel, will be at the sole discretion of Delta, acting reasonably.

     (4) The Owners agree that all costs and expenses incurred by Delta, acting reasonably and prudently, in connection with the employment of the Employees (including any hiring costs and expenses, Fringe Benefits, withholding amounts and termination costs payable, including the costs of terminating Employees at the end of the Term or earlier termination of the appointment of Delta under this Agreement), will be Hotel Expenses, payable by the Owners pursuant to this Agreement.

9.7  DELTA GROUP ADVERTISING.

     (1) Delta agrees to integrate the Hotel in all corporate publicity, advertising, audio visual and public relation programs and campaigns with respect to hotels affiliated with the Delta Group. Advertising may be implemented on a national or regional basis.

     (2) Delta will cause the hotels in and affiliated with the Delta Group to promote the Hotel with their own clientele in a similar manner to the other hotels in and affiliated with the Delta Group.

9.8  MARKETING AT THE HOTEL.

     (1) Delta will carry out on behalf of the Hotel all operational marketing activities and the implementation of the Delta Group marketing policy as applied to the Hotel.

     (2) Marketing at the Hotel level will be established and carried out by Delta for the market where the Hotel is located and other markets which Delta reasonably believes relevant considering the nature of the Hotel.

     (3) Delta agrees to establish for the Hotel, as part of the Operating Plan and Budget, an annual marketing plan for each Operating Year, including, but not limited to:

          (a)  the determination of the sales policy of the Hotel;

          (b) the determination of yearly and long-term objectives regarding occupancy rates, revenues and clientele;

          (c) the establishment of all Hotel rates (including the rates for any lounge, bar, restaurant or conference facilities contained in the Hotel);

                                                                         ANNEX B

          (d)  the setting of any special sales terms;

          (e)  the determination of credit practices;

          (f) the establishment of sales methods and procedures relating to the various clientele segments; and

          (g)  the analysis of results and permanent control.

     (4) Delta agrees to perform appropriate advertising and promotion services at the Hotel level including:

          (a) the definition of the Hotel policy regarding advertising and promotion;

          (b)  the preparation of advertising documents and brochures; and

          (c) the reasonable distribution of such documents in the hotels of the Delta Group, and other sales outlets.

     (5) Delta agrees to make its central sales office available to the Hotel for marketing action intended for specific territories. Delta will assist the Hotel in reaching specific market segments through the drafting of potential clientele lists, the visiting of selected travel agencies, tour operators and corporations and the following up of such activities in the processing of sales orders.

     (6) Delta may undertake advertising campaigns in specific territories through the Delta Group sales offices if necessary, subject to the Approved Operating Plan and Budget.

     (7) Delta agrees to integrate the Hotel in the various trade shows and exhibitions attended by Delta or recommended for the Hotel.

     (8) The Owners consent to the integration of the Hotel's guest list and client list into Delta's guest history and client listing data base, which may be used by hotels in the Delta Group.

9.9  RESERVATION AND SALES SYSTEMS.

     (1) The Hotel will be integrated into all reservation systems established and used by the Delta Group including:

          (a) the toll free telephone and reciprocal reservation system among hotels of the Delta Group (the "Delta Reservation System");

          (b) other sales and reservation systems (the "Other Reservation Systems") chosen by the Hotel and available under contract with the Delta Group according to the same terms and conditions negotiated by the Delta Group for the other hotels of the Delta Group (including international airlines and independent reservations systems).

                                                                         ANNEX B

     (2) Delta agrees with the Owners that throughout the Term, the Hotel will have the right to benefit from the sales communication systems used by the Delta Group.

     (3) The Owners agree to abide by the reservation charges negotiated or established by Delta with or for the Other Reservation Systems.

     (4) The method of allocation of reservation charges in connection with the Delta Reservation System will be set out in each Approved Operating Plan and Budget. The parties acknowledge and agree that as of January 1, 1997, such charges (expressed in Canadian Dollars) were as follows:

               (a)  an  overall  charge of $9.00 per  available  room per month;
                    plus

               (b)  a per transaction fee of:

                    (i)  $6.25 per automated reservation booked; or

                    (ii) $7.75 per manual telephone reservation booked,

               all  charged monthly.

     (5) The Owners agree to honor all reservations made by Delta in accordance with this Agreement, including those made for the 24 month period after the termination of the appointment of Delta under this Agreement.

     (6) The Hotel will be entitled to benefit from the sales and promotional activities planned for groups undertaken at the national or international level and intended for travel agents, tour operators, incentive groups, conventions, corporations, governmental agencies, international associations and airline companies. These activities will be performed by or through Head Office Personnel.

     (7) Delta agrees to distribute to all sales outlets as determined by Delta, the following:

          (a) information on services and facilities offered by the Hotel and advertising literature published by the Hotel; and

          (b) the individual and group rates established annually by the Hotel, and if necessary, any special rates offered for specific markets.

     (8) The Owners will pay to Delta its annual advertising and marketing charge for the Hotel Premises, (the method of allocation of which will be set out in the Approved Operating Plan and Budget) and the parties acknowledge and agree that as of January 1, 1997, such advertising and marketing charge was $45,000 (Canadian) plus 1.15% of Gross Room Revenue (in Canadian dollar equivalent) per year.

                                                                         ANNEX B

     (9) The Owners agree that the Hotel will abide by all commission agreements negotiated and established by Delta in good faith with third parties who are not Related to Delta, pursuant to which the services described in SECTION 9.9(5) may be offered to hotels in the Delta Group.

9.10 OTHER DELTA SYSTEMS. Delta agrees to make available to the Hotel:

     (1) all operational departmental supervision and control and other similar services furnished to other hotels within the Delta Group; and

     (2) all services used by hotels within the Delta Group generally, with regard to the procurement of all Furniture, Fixtures and Equipment and Operating Supplies and Expendables and other goods and services required for the Hotel.

9.11 PERFORMANCE OF DELTA'S SERVICES.

     (1) In its management of the Hotel and to provide the Hotel with the benefits of volume purchasing, market research in the development of new and used equipment and supplies and design, decorating and other services, Delta may, subject to the Approved Operating Plan and Budget or the prior approval of the Board of Directors, purchase goods, supplies and services from or through Delta or any of its Affiliates, so long as the prices and terms are competitive with the prices and terms of goods and services of equal quality available from others.

     (2) Delta may pay to any of its Affiliates a reasonable fee for the negotiation of contracts for the direct purchase by Delta from independent suppliers of goods, supplies and services so long as the prices and terms thereof when added to the fee are competitive. Such fee and the prices and terms of goods and services charged to the operation of the Hotel will be on the same basis as charged to the operation of hotels owned by Delta Affiliates.

     (3) Subject to the Approved Operating Plan and Budget, Delta may retain an Affiliate or division as a consultant and to perform technical services in connection with any substantial remodelling, repairs, construction or other capital improvement to the Hotel and the Affiliate or division will be reasonably compensated for its services.

9.12 MEETINGS. The Board of Directors and Delta agree to meet not less frequently than quarterly, upon reasonable written notice from either party, to discuss general Hotel operating procedures, the current Approved Operating Plan and Budget the Operating Plan and Budget for an Operating Year, results of an Operating Year, or any other matter of interest or concern.

                                   ARTICLE 10
                             USE OF UNITS BY OWNERS

10.1 USE OF UNITS BY OWNERS. The parties agree that the terms and conditions set out in Schedule B are binding upon all the Owners, all persons claiming under the Owner pursuant to Schedule B, and Delta and are hereby incorporated into

                                                                         ANNEX B

this Agreement. Each Owner and each person claiming under the Owner (other than the Owner of an Executive Unit) will be permitted to use its Unit in accordance with Schedule B and in no other manner whatsoever. If any Owner proposes to book the use of his or her Unit in accordance with Schedule B, Delta will not be responsible if the Unit has been otherwise booked, provided that Delta has complied with Schedule B. Notwithstanding anything contained in Schedule B (including the definition of "Day"), the Owners will be bound by and comply with the check-in and check-out times established by Delta for the use of the Units.


10.2 NO USE BY EXECUTIVE UNIT OWNERS. Notwithstanding any other provisions of this Agreement, the Owner of an Executive Unit may not use or authorize or assign to any other Person the right to use or occupy its Executive Unit (except that any such Executive Unit shall be made available for use and occupancy under the terms of this Agreement). The provisions of SECTIONS 10.3 through 10.6 shall not be applicable to Executive Units.


10.3 DAILY CLEANING. The Owners will pay, upon checkouts, Delta's daily mandatory clean charge, payable by an Owner for the periods in which the Owner or a person claiming under the Owner uses the Owner's Unit in accordance with Schedule B. As of the Commencement Date, such fees and charges are as follows:


         UNIT TYPE                      CLEANING FEE
         ---------                      ------------
         Studio                              $20

         One Bedroom                         $30

Delta may change any of such fees and charges in any Approved Operating Plan and Budget, with the approval of the Board of Directors. In addition, the Owners and those using the Units with the permission of the Owners in accordance with Schedule B will pay the standard charges established by Delta for the following:

     (1)  long distance calls;

     (2)  movie rentals;

     (3)  vending machine charges;

     (4) charges for use of any recreational facilities, including spas, golf courses and racquet sport facilities at the Hotel Premises or off the Hotel Premises pursuant to agreement with third parties; and

     (5)  purchases of other goods and services offered by Delta.

If any Owner or person claiming under any Owner does not pay any fee or charge set out in this SECTION 10.3, Delta may deduct such amount from the Owner's Unit Revenue Share. All of the fees and charges set out in this SECTION 10.3 received by Delta will be included in the Gross Revenue.

                                                                         ANNEX B

10.4 NO CHARGE FOR COMMON  PROPERTY OR COMMON  FACILITIES.  Except as set out in
SECTION 10.3, Delta will not charge any Owner or any person claiming under the Owner pursuant to Schedule B for the use or enjoyment of its Unit or any portion of the Hotel Premises (including parking), provided that such use is in accordance with this ARTICLE 10 and Schedule B.

10.5 OWNER ELECTION NOT TO USE. The Owner will forthwith notify Delta in writing if the Owner determines or discovers at any time that the Owner or any person claiming under such Owner will not use the Unit on any of the days for which the Owner gave notice of the Owners use thereof pursuant to Schedule B and Delta may then rent out the Owner's Unit to Hotel Guests on such days.

10.6 USE BY OR ON BEHALF OF OWNER. No Owner will use or permit any person to use the Owner's Unit or the Common Elements except in accordance with this ARTICLE 10 or with the prior written consent of Delta in its sole discretion. The Owner will be responsible for any use of its Unit by the Owner or any person claiming under the Owner in accordance with this ARTICLE 10 and any amount payable from any Owner in respect of such use of such Owner's Unit to Delta hereunder. Under no circumstances will the Owner during the Term directly or indirectly charge rent or accept any form of consideration for the use of the Owner's Unit except in accordance with this Agreement.


10.7 PROMOTIONAL USE BY OWNER-SELLER. Notwithstanding any other provision in this Agreement to the contrary, until Owner-Seller has sold all of the Units to another Owner, Owner-Seller shall have the right to use Units reasonably designated by Delta as models for the promotion and sale of the remaining unsold Units. Delta shall also provide, at no cost to Owner-Sponsor Seller, an office on the Hotel Premises with telephone facilities for use in connection with the promotion and sale of the unsold Units. Owner-Sponsor Seller shall be liable for operating costs in connection with the use of the office on the Hotel Premises (e.g. telephone).

10.8 ADDITIONAL PERSONAL USE BENEFITS.

     (1) Each Owner will have privileges with other Delta hotels managed or operated in North America by Delta or its parent company to reserve rooms at a 25% discount off the rack rate, subject to availability.

     (2) Each Owner will receive, upon application to Delta or its parent company, membership in the Delta Privilege guest recognition program. The Owner's benefits and continued membership as a Delta Privilege member holder are subject to the rules of the Delta Privilege program, as such rules may be amended by Delta or its parent company from time to time.

     (3) For a period of five years after the Commencement Date, each Owner and up to 9 of the Owner's guests will receive a 25% discount off their food tab (excluding beverages) whenever the Owner dines in the restaurant dining room at the Hotel after 5:00 p.m., regardless of whether such Owner has reserved its Unit for use at that time.

                                                                         ANNEX B

                                   ARTICLE 11
                    COVENANTS, REPRESENTATIONS AND WARRANTIES

11.1 COVENANTS. All of the terms and provisions of this Agreement will be deemed and construed to be "covenants" to be performed by the respective parties as though words specifically expressing or importing covenants and conditions were used in each separate term and provision hereof.

11.2 REPRESENTATIONS AND WARRANTIES OF DELTA. Delta represents and warrants, as representations and warranties that are true as of the date hereof and will be true at all times during the Term, as follows:

     (1) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation authorized to do business in Arizona.

     (2) it has full corporate power, authority and legal right to operate the Hotel and to perform and observe the provisions of this Agreement; and

     (3) this Agreement constitutes a binding obligation of Delta enforceable in accordance with its terms; and

covenants that it will, during the Term, preserve and keep in effect, at its own expense and not as a Hotel Expense, its corporate existence, rights and licenses as required to carry on business in the State of Arizona.

11.3 REPRESENTATIONS AND WARRANTIES OF OWNERS. Each of the Owners represents and warrants, as representations and warranties that are true as of the date hereof and will be true at all during the Term, as follows:

     (1) if such Owner is a corporation, it is a corporation duly authorized to do business under the laws of the State of Arizona;

     (2) it has full power, authority and legal right to own real property in the State of Arizona and to execute and deliver, and to perform and observe the provisions of this Agreement;

     (3) this Agreement constitutes the valid and binding obligations of the Owner enforceable in accordance with its terms; and

covenants that if such Owner is a corporation, it will, during the term of this Agreement, preserve and keep in effect, at its own expense, its corporate existence, rights and licenses to carry on business in the State of Arizona.

                                                                         ANNEX B

                                   ARTICLE 12
                                   TRADEMARKS

12.1 TRADEMARKS. The parties agree that:

     (1) subject to SECTION 12.2, during the Term, the Hotel will at all times be known and designated as follows:

                    "Sedona Golf Resort and Conference Center
                              A Delta Suite Hotel"

          or such other name as may be agreed by Delta and the Board of Directors.

          It is, however, agreed between the parties hereto that the name "DELTA", when used alone or in conjunction with some other work or words, is and will remain the exclusive property of Delta Hotels Limited, a corporation constituted under the laws of Ontario, Canada, which has all rights to the names "DELTA", "DELTA HOTELS", "DELTA HOTELS & RESORTS" and "DELTA SUITE HOTEL"; and

     (2) upon termination of this Agreement for any reason whatsoever or Delta removing the "Delta" brand pursuant to SECTION 12.2, the Owners will remove the names "DELTA", "DELTA HOTELS", "DELTA HOTELS & RESORTS" and "DELTA SUITE HOTEL" from all locations within the Hotel and from all advertising or other materials used by the Hotel, and will cease absolutely the use of the names "DELTA", "DELTA HOTELS", "DELTA HOTELS & RESORTS" and "DELTA SUITE HOTEL" in any trademark thereof with respect to the Hotel. The Owners hereby give Delta a power of attorney to cancel any license agreement granted hereunder for the use of such names.

12.2 REMOVAL OF "DELTA" BRAND. If at any time during the Term, 5 or more Units are not subject to this Agreement (except where such Units are temporarily not subject to this Agreement because of damage resulting from fire, flood or other casualty), then Delta may, at its option, cease to operate or identify the Hotel as part of the Delta Group, in which case:

     (1) Delta may carry out its duties and obligations hereunder through a subsidiary or assign this Agreement to a subsidiary;

     (2) Delta will change the name of the Hotel to remove any references to"Delta"; and

     (3) Delta will not offer any of the Delta Group services described in this Agreement and will not charge for such services accordingly and alternate reservation services and marketing will be provided by Delta or its subsidiary for the fees and charges to be set out in the Approved Operating Plan and Budget or otherwise approved by the Board of Directors.

                                   ARTICLE 13
                                    INSURANCE

13.1 INSURANCE. Delta will, for itself, the Owners, and the Association, at the sole cost and expense of the Owners, as a Hotel Expense, take out and maintain at all times during the Term:

     (1) insurance in respect of the Hotel Premises and all the Furniture, Fixtures and Equipment, including those in the Units, against loss or damage by fire and all other reasonably insurable perils included in the broad form extended coverage endorsement available under fire policies in an amount not less than the actual replacement cost;

                                                                         ANNEX B

     (2) comprehensive public, products and innkeepers' liability and property damage insurance against claims for personal and bodily injury or death and property damage occurring in or about the Hotel Premises, with a single limit of not less than $50,000,000 per occurrence, wherever practicable, or such higher amount as the Board of Directors and Delta may agree, acting prudently;

     (3) reasonable levels of business interruption insurance, as determined by Delta, acting reasonably;

     (4) worker's compensation insurance to the extent necessary to meet the requirements of the laws of Arizona;

     (5) employer's liability insurance, with a minimum liability limit of $1,000,000;

     (6)  employee honesty insurance in the amount of $500,000 per occurrence;

     (7)  reasonable levels of boiler and machinery insurance; and

     (8) such insurance coverages as are required under the Declaration with limits no less than are required under the Declaration.

in all cases to the extent that such insurance is available.

13.2 PARTIES INSURED. All insurance policies provided for in SECTION 13.1 will, to the extent reasonably possible, include the Owners, Delta and the Association as parties insured as their interests may appear. All insurance policies referred to in SECTION 13.1 will provide that the same may not be cancelled or materially modified until at least 10 days after prior notice to the Board of Directors and Delta. Delta and the Board of Directors will be provided copies of all such policies.

13.3  INSURANCE  BY DELTA.  The cost of  furnishing  any  insurance  pursuant to
SECTION 13.1 will be borne by the Owners and charged by Delta to the Owners as a Hotel Expense.

13.4 SCHEDULES OF INSURANCE. Delta will provide the Board of Directors with copies of insurance certificates for any insurance obtained pursuant to SECTION
13.1. At least once during each Operating Year, Delta will furnish to the Owners a schedule of insurance, listing the number of the policies of insurance obtained by Delta then outstanding and in force with respect to the Hotel Premises, or any part thereof, the names of the companies issuing such policies, or dates of such policies and the risks covered thereby.

                                                                         ANNEX B

                                   ARTICLE 14
                                      TITLE

14.1 TITLE. Each Owner represents, warrants, covenants and agrees that:

     (1) it has, and that throughout the Term it will maintain, full ownership of the Owner's Unit and the Furniture, Fixtures and Equipment therein, free and clear of all non-consensual liens and encumbrances except any Security and any other liens or encumbrances which do not materially affect the operation of the Hotel by Delta, and those hereafter approved in writing by Delta;

     (2) the Owner will not remove, and will not permit any person claiming under the Owner to remove, any item of FF&E in the Owner's Unit except in accordance with this Agreement; and

     (3) Delta, in the course of fulfilling its duties and obligations herein, will and may peaceably and quietly possess, manage and operate the Owner's Unit and the Furniture, Fixtures and Equipment therein during the Term.

Each Owner will, at its own expense, undertake and prosecute any appropriate action, judicial or otherwise, to assure peaceful and quiet possession of such Owner's Unit by Delta. Each Owner further agrees that throughout the Term it will observe and perform all terms, covenants, conditions, duties and obligations required under any law, mortgage, or other agreement creating a lien on the Owner's Unit and the Furniture, Fixtures and Equipment therein and pay all property taxes and other charges levied with the property taxes.

                                   ARTICLE 15
                       DEFAULT, OBLIGATIONS ON TERMINATION

15.1 EVENTS OF DEFAULT. The following will constitute events of default on the part of Delta:

     (1) the filing of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law by Delta;

     (2) the consent to an involuntary petition in bankruptcy or the failure to vacate within 60 days from the date of entry thereof any order approving an involuntary petition by Delta;

     (3) the entering of an order, judgement, or decree by any court of competent jurisdiction, on the application of a creator, adjudicating Delta a bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or a substantial part of such party's assets, and such order, judgment or decree will continue unstayed and in effect for a period of 120 consecutive days; and

     (4) the failure of Delta to perform, keep or fulfil any of its material covenants, undertakings, obligations or conditions set forth in this Agreement.

15.2 REMEDIES FOR OWNERS. If Delta is in default pursuant to SECTION 15.1, the Board of Directors may give to Delta notice of its intention to call a meeting of the Owners to terminate the appointment of Delta under this Agreement after the expiration of a period of 15 days from the date of such notice. Notwithstanding the foregoing, with respect to events of default referred to in
SECTION  15.1(1) and (4), upon receipt of such notice  Delta,  promptly and with

                                                                         ANNEX B

all due diligence, will proceed to cure the default referred to in SECTION 15.1(4), or if such default is not susceptible of being cured within a 15 day period, Delta will take and continue action to cure such default with all due diligence until the same is cured, such additional period not to exceed 90 days from such notice. Once a cure has been effected the notice will be of no effect. If, following the expiration of such period such default has not been cured, the Owners may, by Special Resolution, terminate the appointment of Delta pursuant to this Agreement. The remedies granted in this SECTION 15.2 will not be in substitution for, but will be in addition to any rights and remedies otherwise available for breach of contract or otherwise.

15.3 TERMINATION BY DELTA. Delta may terminate its appointment as manager under this Agreement at any time upon 60 days' written notice to the Board of Directors (i) if the Owners fail to make or authorize Delta to make (at the sole cost and expense of the Owners) Capital Expenditures without which the Hotel cannot be operated as a First Class Hotel (and Delta hereby acknowledges and agrees that as of the Commencement Date the capital improvements within the Hotel Premises are sufficient for the Hotel to be operated as a First Class Hotel) or (ii) the number of units subject to this Agreement is less than 200.

Any termination by Delta pursuant to this SECTION 15.3 is without prejudice to any other rights that Delta might otherwise have against the Owners or any of them.

15.4 REMEDIES FOR DELTA. The Owners acknowledge and agree that if any Owner or Owners are in breach of any of their duties or obligations under this Agreement Delta may seek an injunction or the specific performance by such Owner or Owners of such duties or obligations, instead of or in addition to seeking damages against such Owner or Owners.

15.5 OBLIGATIONS ON TERMINATION. Upon termination or expiry of the appointment of Delta under this Agreement, the following will apply:

     (1) Delta and the Owners will cooperate with respect to all matters relating to the transition of the Management of the Hotel;

     (2) all fees and payments payable to Delta in accordance with this Agreement, other than those referred to in SUBSECTION 15.5(3) will be paid to Delta when due, provided that Delta will not be entitled to any Base Fee, Administrative Fee, Incentive Fee, Delta Marketing and Sales Expenses or Delta Recoveries for any period following such termination or expiry;

     (3) all fees and payments due to Delta in accordance with this Agreement which are computed on an annual or other periodic basis will be annualized, prorated and paid within 30 days after termination of the appointment of Delta under this Agreement, including all deferred, accrued and unpaid fees;

     (4) Delta will peacefully vacate the Hotel Premises and surrender the management of the Hotel to or to the order of the Owners; and

     (5) Delta will deliver to the Owners all the Owners' books and records respecting the Hotel in the custody and control of Delta, and assign and transfer to or to the order of the Owners all of Delta's right, title and interest in and to all licenses and permits, if any, used by Delta in the operation of the Hotel, provided that if Delta has expended any of its own funds in the acquisition of such licenses or permits, the Owners will reimburse Delta therefor if the Owners request assignment and transfer of such licenses and permits.

                                                                         ANNEX B

                                   ARTICLE 16

                        OWNER-SELLER, UNITS, DISPOSITIONS

16.1 INITIAL AGREEMENT BY OWNER-SPONSOR SELLER. The parties acknowledge and agree that this Agreement is initially entered into with the Owner-Sponsor Seller, as the owner of all of the Units. The Owner-Sponsor Seller his entered into this Agreement on behalf of all subsequent owners of the Units and each such subsequent owners of the Units will be bound by the terms and conditions of this Agreement insofar as this Agreement relates to such Owner's Unit as though such Owner was a signatory hereto. This Agreement will run with each of the Units and bind the Owners from time to time of all of the Units and all of the Units will continue to be in the Rental Pool in accordance with the terms and conditions of this Agreement. Forthwith upon the completion of the sale of each Unit from the Owner-Sponsor, Seller, Owner-Seller will provide to Delta the assignment and assumption agreement in the form of Schedule A, duly executed by the Owner-Seller and the purchaser.


16.2 LIMITATION OF OWNERS' LIABILITY. Notwithstanding anything contained in this Agreement, the duties, obligations and liabilities of each Owner pursuant to this Agreement will be limited to:

     (1) with respect to the duties and obligations relating directly to the Units, to such Owner's duties and obligations arising directly in respect of any Unit owned by such Owner; and

     (2) with respect to duties and obligations of the Owners collectively under this Agreement, to such Owner's proportionate share of such duties and obligations, as calculated in accordance with the Percentage Interest, and without limiting the generality of the foregoing:

     (3) Delta will not look to any Owner for the payment of any amount in connection with this Agreement except as is expressly set out herein; and

     (4)  no Owner will be liable for any act or omission of any other Owner.

The duties and obligations of the Owners are several only and not joint duties or obligations.

16.3 SALE OF UNIT BY ANY OWNER. The Owners and Delta agree that if at any time any Owner wishes to sell, lease or otherwise directly or indirectly dispose of its Unit or any interest therein to any person (in this SECTION 16.3 called a "Transferee") (other than by way of financing to any Security Holder):

     (1) prior to entering into any contract or agreement with any Transferee, the Owner will notify the proposed Transferee of the existence and substance of this Agreement and the fact that the ownership and use of the Unit are subject to the rights of Delta and any bookings of the Unit by the Selling Owner pursuant to this Agreement and the Declaration, notify the proposed Transferee of any bookings of the Unit by the Owner pursuant to ARTICLE 10 and provide the proposed Transferee with a true copy of this Agreement;

                                                                         ANNEX B

     (2) the Owner will not directly or indirectly sell, lease or otherwise directly or indirectly dispose of the Unit or any interest therein unless prior to the completion of such transaction the proposed Transferee covenants pursuant to an agreement in writing in favor of Delta, in the form and content of Schedule A (modified to change the name of the Owner-Seller to the name of the vendor of such Unit), to fully assume and be bound by this Agreement insofar as it relates to such Unit, and Delta will provide the Owner and the Transferee with copies of such agreement, duly executed by Delta, as soon as reasonably possible thereafter;

     (3)  upon  written   request  from  the  Owner,   Delta  will  provide  any
          prospective Transferee therein with details of any bookings of the Unit by the Owner pursuant to ARTICLE 10;

     (4) the Owner or the Transferee will notify Delta of the completion of the sale, lease or other disposition of the Unit and provide Delta with reasonable evidence thereof, together with the assignment and assumption agreement in the form of Schedule A, duly executed by the Owner and the Transferee;

     (5) Delta will not be required to make any adjustments as between the Owner and any Transferee and Delta will be deemed to have fully discharged its obligations hereunder if Delta pays the Unit Revenue Share payable to such Owner in accordance with SECTION 6.4 to or to the order of the person who was, according to the records of Delta, the registered owner of the Unit on the days such Unit Revenue Share is payable to such Owner in accordance with SECTION 6.4; and

     (6) subject to Delta's approval, acting reasonably, the Transferee may upon not less than 30 days' notice to Delta, reschedule the use by the Transferee pursuant to ARTICLE 10.

16.4 ASSUMPTION AND RELEASE. Upon the execution and delivery of the assignment and assumption agreement in the form of Schedule A by the vendor (including the Owner-Seller as vendor) and purchaser of any Unit and the transfer of title of such Unit to the purchaser thereof:

     (1)  the  vendor  of such  Unit  will  be  released  from  its  duties  and obligations under this Agreement insofar as such duties and obligations relate to such Unit for the period from and including the date of such transfer of title, provided that the vendor of such Unit will not be released from any of its duties or obligations under this Agreement in respect of any other Unit owned by such vendor; and

     (2) the purchaser of such Unit will be responsible for all duties and obligations under this Agreement insofar as such duties and obligations relate to such Unit for the period from and including the date of such transfer of title.

                                                                         ANNEX B

16.5 FINANCING OF UNITS. If title to any Unit is at any time to be subject to any mortgage, assignment of rents or other security registered or to be registered by any Owner against title to its Unit, including any renewals, modifications, replacements or extensions thereof (collectively called the "Security"), then:

     (1) prior to granting any Security, the Owner of such Unit will notify the proposed holder of such Security (the "Security Holder") of the existence and substance of this Agreement and the fact that the ownership and use of the Unit are subject to the rights of Delta and the Hotel Guests pursuant to this Agreement and the Owner will provide the Security Holder with a true copy of this Agreement; and

     (2) if the Security Holder in respect of such Security does not agree to the priority of the Declaration and this Agreement over the Security, the Declaration and this Agreement will be subordinate to such Security and Delta will, upon request of the Owner, execute any instrument of postponement or in confirmation of the subordination of the Declaration and this Agreement pursuant to this SECTION 16.5(2) and in such case the Owner will use its best efforts to obtain a non-disturbance agreement in the form of Schedule B from such Security Holder.

16.6 ESTOPPEL CERTIFICATES. Delta will, from time to time, upon not less than 10 days' prior notice by any Owner or any Security Holder, execute and deliver to such Owner or Security Holder, a certificate in writing certifying that this Agreement is unmodified and in force (or, if there have been modifications, that the same is in force as modified and stating the modifications), stating such facts as to this Agreement as such Owner or Security Holder reasonably requires, and stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any duty or obligation contained in this Agreement, and, if so, specifying each such default of which the signer may have knowledge. Any certificate so delivered may be relied upon by such Owner and by any such Security Holder or prospective Security Holder. Delta, upon similar notice, will be entitled to a similar certificate from each Owner.

16.7 ATTORNMENT BY DELTA. Delta agrees to attorn to and become the manager, in accordance with this Agreement, of any purchaser, mortgagee or trustee who becomes entitled to possession of any Unit in accordance with any requirements set out in this ARTICLE 16.

                                   ARTICLE 17
                               ASSIGNMENT BY DELTA

17.1 ASSIGNMENT BY DELTA. Delta has the right to assign its rights under this Agreement as security to its bankers, provided prior thereto the assignee agrees to be liable hereunder for the obligations of Delta to the Owners upon any enforcement by the assignee of its security comprising Delta's rights under this Agreement. Delta has the further right, so long as it is not then in default under this Agreement, to assign its rights under this Agreement:

     (1)  to an Affiliate of Delta; or

     (2) to any successor assignee of Delta which may result from any merger, transfer, consolidation or reorganization,

                                                                         ANNEX B

provided in any such case that such assignee enjoys the benefits of the organization of Delta and that Delta will continue to be liable for its obligations hereunder and following any such assignment, Delta will deliver to the Board of Directors an agreement pursuant to which such assignee agrees to assume and be bound by all of the provision of this Agreement on terms and conditions determined by Delta, acting reasonably. Except as provided, Delta will not directly or indirectly assign, transfer, convey or otherwise dispose of this Agreement, any interest in this Agreement or any of its rights or duties and obligations under this Agreement without the Owners' prior approval by Special Resolution.

                                   ARTICLE 18
                                  ARBITRATION

18.1 ARBITRATION. Where pursuant to the terms and conditions of this Agreement a matter is submitted to arbitration (other than pursuant to SECTIONS 2.6 OR 2.8), such matter will be settled by arbitration in accordance with this SECTION 18.1. If any such matter is so submitted to arbitration, the arbitration will be final and binding upon the parties and will be conducted as follows:

     (1) The United States Arbitration Act (Title 9, United States Code) and the Commercial Rules of the American Arbitration Association (the "Rules") will apply to the arbitration, except as otherwise provided in this SECTION 18.1.

     (2) Such matter will be determined by a single arbitrator agreed upon by the parties, or, failing agreement on the arbitrator by the date which is 10 days after the party submitting the matter to arbitration has notified the other party that it wishes the matter to be determined by arbitration, the arbitrator will be appointed in accordance with the Rules, upon request by either party at any time after such date.

     (3) The arbitrator will be an experienced hotel consultant or such other person as is approved by Delta and the Board of Directors.

     (4) The arbitrator will make this determination on the basis of written submissions and affidavits (including expert evidence) submitted by the parties, without any hearing, unless the arbitrator determines that a hearing is necessary, and the arbitrator may require the parties to make further and other written submissions or provide further and other affidavits. Each party will receive a copy of each such submission and affidavit.

     (5)  The arbitrator's decision will be final and binding on the parties.

     (6) The parties will share all costs of the arbitrator equally, unless otherwise determined by the arbitrator.

     (7) The parties acknowledge and agree that they have provided for arbitration to determine the matters set out in this SECTION 18.1 so as to promote the efficient, expeditious and inexpensive resolution of the issue. The parties agree to act at all times so as to facilitate, and not frustrate nor delay, such efficient, expeditious and inexpensive resolution of the issue. The arbitrator is authorized and directed to make orders, on his initiative or upon application of either party, to ensure that the arbitration proceeds in an efficient,

                                                                         ANNEX B

          expeditious and inexpensive manner, and, in particular, to enforce strictly the time limits provided for in the Rules or as set by order of the arbitrator, unless the arbitrator considers it inappropriate to do so. The parties acknowledge and agree that it is their wish that the issue be determined within 30 days after appointment of the arbitrator, subject to an order of the arbitrator extending the date.

                                   ARTICLE 19
                                  MISCELLANEOUS

19.1 THIRD PARTY BENEFICIARY. The Association is a third party beneficiary of this Agreement.

19.2 COOPERATION. Subject to the terms and conditions set out in this Agreement, the parties will at all times during the Term act in good faith, cooperate and act reasonably in respect of all matters within the scope of this Agreement.

19.3 UNITED STATES FUNDS. Unless otherwise noted, all amounts payable by either party to the other hereunder will be paid in funds of the United States.

19.4 NO WAIVER OF BREACH. No failure by Delta or the Owners to insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon a breach, will constitute a waiver of any such breach or any subsequent breach of such Covenant, agreement, term or condition. No waiver of any breach will affect or alter this Agreement, but each and every Covenant, agreement, term and condition of this Agreement will continue in full force and effect with respect to any other then existing or subsequent breach.

19.5 SEVERABILITY OF PROVISIONS. If any provision of this Agreement or the application thereof to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, as the case may be, will not be affected thereby, and each provision of this Agreement will be valid and enforceable to the fullest extent permitted by law.

19.6 NOTICES. All notices, requests, approvals, demands and other communications required or permitted to be given under this Agreement will be in writing and addressed to the parties as follows:

      (1)  if to Delta:

           DELTA HOTELS LIMITED
           350 Bloor Street East, Suite 300
           Toronto, Ontario
           M4W IH4

           ATTENTION: CHAIRMAN

           Fax No.: (416) 926-7875

           and:

                                                                         ANNEX B

     (2)   if to the Owners:


          (i)  in the case of the Owner-Seller:


               UP Sedona, Inc.
               2601 E. Thomas Street, Suite 225
               Phoenix, Arizona  85018

               ATTENTION: PRESIDENT

               Fax No.: (602) 955-8140

          (ii) in the case of any other Owner, to the address of such Owner as notified by such Owner to Delta,

or, in any case, at such other address as the party to whom the notice is sent will have designated in accordance with the provision of this SECTION 19.6. All notices will be delivered personally, transmitted by fax or mailed by postage prepaid mail (provided that in the event of a disruption in mail services, notices will be delivered personally or transmitted by fax). Notices will be deemed to be received:

          (3) on the date of delivery or transmittal thereof if delivered personally or sent by fax; or

          (4) on the fifth Business Day after the mailing thereof, if sent by mail.

19.7 SUCCESSORS AND ASSIGNS. Subject to SECTION 16.4, this Agreement will enure to the benefit of and will be binding upon the heirs, executors, successors, legal representatives and permitted assigns of the parties.

19.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be an original, but all of which will constitute but one and the same instrument.

19.9 WAIVER. No provision of this Agreement may be changed orally, but only by an instrument in writing signed by the party against which the enforcement of the change is sought.

19.10 INDEPENDENT CONTRACTOR; NO PARTNERSHIP OR JOINT VENTURE. For all purposes of this Agreement, Delta and its affiliates shall be and act as independent contractors. Nothing contained in this Agreement will constitute or be deemed to create a partnership or joint venture between the Owners and Delta or its Affiliates.

19.11 APPROVALS. Except as expressly set out herein, whenever any party hereto is requested to give its approval to any matter, such approval will not be withheld or delayed unreasonably. If a party will desire the approval of the other party hereto to any matter, such party will give notice to such other party that it requests such approval, specifying in such notice the matter (in reasonable detail) as to which such approval is requested.

19.12 FORCE MAJEURE. If a party is prevented or delayed from performing any of the obligations on its part to be performed hereunder by reason of Act of God, strike, labor dispute, lockout, threat of imminent strike, fire, flood,

                                                                         ANNEX B

interruption or delay in transportation, war, insurrection or mob violence, requirement or regulation of government, or statute, unavoidable casualties, shortage of labor, equipment or materials, economic or market conditions, plant breakdown or failure of operation equipment or any disabling cause (other than lack of funds), without regard to the foregoing enumeration, beyond the control of either party or which cannot be overcome by the means normally employed in performance, then and in every such event, any such prevention or delay will not be deemed to be a breach of this Agreement but performance of any of the said obligations or requirements will be suspended during such period or disability and the period of all such delays resulting from any such thing required or permitted by either party to be done is to be done hereunder, it being understood and agreed that the time within which anything is to be done, or made pursuant hereto will be extended by the total period of all such delays.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DELTA HOTELS INTERNATIONAL, INC., a
Delaware corporation

By:
   ------------------------------------
Its:
    -----------------------------------

UP SEDONA, INC., an Arizona corporation

By:
   ------------------------------------
Its:
    -----------------------------------

UP SEDONA, INC., an Arizona corporation,
On behalf of the Owners

By:
   ------------------------------------
Its:
    -----------------------------------

                                                                         ANNEX B

                                   SCHEDULE A

                  ASSIGNMENT AND ASSUMPTION OF HOTEL OPERATING
                            AND RENTAL POOL AGREEMENT


"DELTA"           DELTA HOTELS INTERNATIONAL, INC.
 -----            350 Bloor Street East, Suite 300
                  Toronto, Ontario M4W 1H4
                  Fax:  (416) 926-7875



"SELLER"          Name:
                  ----------------------------------

                  Address:
                  ----------------------------------
                  ----------------------------------
                  ----------------------------------
                  Phone:
                       -----------------------------
                  Fax:
                       -----------------------------

"PURCHASER"       Name:
                  ----------------------------------

                  Address:
                  ----------------------------------
                  ----------------------------------
                  ----------------------------------
                  Phone:
                       -----------------------------
                  Fax:
                       -----------------------------

                  Name:
                  ----------------------------------

                  Address:
                  ----------------------------------
                  ----------------------------------
                  ----------------------------------
                  Phone:
                       -----------------------------
                  Fax:
                       -----------------------------

"UNIT"            Sedona Golf Resort and Conference Center
                  Unit
                      ------------

"SALE DATE"                     , 1997
                 --------------

     WHEREAS:

     A. Seller is the owner of the Unit.

                                                                         ANNEX B


     B. Seller and Purchaser have entered into a contract for the sale of the Unit from Seller to Purchaser on the Sale Date.

     C. Seller and Delta are parties to a Hotel Operating and Rental Pool Agreement dated as of _________________________, 1997, among Delta, UP Sedona, Inc., and the Owners of the Units (as defined therein), as amended by the amendments, if any, described in Section 5 below (collectively, the "RENTAL POOL AGREEMENT") in respect of the Sedona Golf Resort and Conference Center; and

     D. The parties are required to enter into this Agreement in accordance with the Rental Pool Agreement.

     THEREFORE, in consideration of the transfer of the Unit from Seller to Purchaser on the Sale date, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all of the parties, the parties agree as follows:

     1. Assignment to Purchaser. Effective as of the Sale Date, Seller hereby absolutely assigns, transfers and conveys, effective from and including the Sale Date, all of Seller's right, title and interest in and to the Rental Pool Agreement insofar as they arise from ownership of and related to the Unit, and all rights and benefits to be derived thereunder (including any amounts payable to Seller thereunder) insofar as such rights and benefits arise from ownership of and related to the Unit.

     2. Direction to Pay. Seller and Purchaser hereby direct Delta to pay any amounts payable under the Rental Pool Agreement in respect to the Unit from and including the Sale Date to Purchaser at the address set out above.

     3. Assumption and Indemnity by Purchaser. Purchaser hereby assumes, from and including the Sale Date, all of the duties and obligations of Seller under the Rental Pool Agreement insofar as such duties and obligations arise from ownership of and relate to the Unit, and covenants and agrees with Seller and Delta to perform and observe all of such duties and obligations from and including the Sale Date, and ratifies the Rental Pool Agreement in all respects.

     4. Other Units Excluded. This Agreement relates only to the Unit and not to any other units in the Development.

     5.  Amendments  to  Rental  Management  Agreement.   Seller  represents  to
Purchaser that the Rental Pool Agreement has not been amended except as follows [none if not completed]:

     6. Miscellaneous. If either Seller or Purchaser is comprised of more than one person, the covenants and agreements of Seller or Purchaser, as the case may be, are joint and several covenants and agreements. This Agreement will be

                                                                         ANNEX B

binding upon and inure to the benefit of the heirs, executors, successors, legal and personal representatives, and assigns of the parties, as applicable.

     7. Purchaser's Acknowledgment. Purchaser acknowledges that Purchaser has received a copy of and has been given an opportunity to read the Rental Pool Agreement (including any amendments set out in Section 5 above).

         Dated:              , 1997.
              ---------------


SELLER:

--------------------------------------,
a(n)
    ----------------------------------

By:
   -----------------------------------
Name:
   -----------------------------------
Its:
   -----------------------------------



PURCHASER:

--------------------------------------,
a(n)
    ----------------------------------

By:
   -----------------------------------
Name:
   -----------------------------------
Its:
   -----------------------------------


--------------------------------------
Name:

--------------------------------------
Name:

                                                                         ANNEX B

                                CONSENT OF DELTA

     Delta hereby agrees that Seller is hereby released from all of Seller's duties and obligations under the Rental Pool Agreement arising from and including the Sale Date, insofar as such duties and obligations arise from ownership of or relate to the Unit.

         Dated:              , 1997.
              ---------------
                                           DELTA HOTELS INTERNATIONAL, INC., a
                                           Delaware corporation


                                           By:
                                              -------------------------------
                                           Name:
                                                -----------------------------
                                           Its:
                                               ------------------------------

                                   SCHEDULE B

                     SEDONA GOLF RESORT & CONFERENCE CENTER

                             USE OF UNITS BY OWNERS


1.   DEFINITIONS. For the purposes of this SCHEDULE B:

     (a) capitalized terms used in this SCHEDULE B and not defined herein have the meanings ascribed to such terms in the Hotel Operating and Rental Pool Agreement;

     (b) "Day" means any period of 24 consecutive hours, commencing at 2:00 p.m. on any day and ending at 2:00 p.m. on the immediately following day;

     (c) "Hotel Operating and Rental Pool Agreement" means the hotel operating and rental pool agreement to which this Schedule B is attached.

     (d) "Hotel Operator" means the entity appointed by the Unit Owners under the Hotel Operating and Rental Pool Agreement as the Unit Owners' exclusive manager to manage the Hotel and the Rental Pool.

     (e)  "Public" means all persons other than the Unit Owner;

     (f) "Registered Owner" means the person shown in the Official Records of Yavapai County, Arizona as owner in fee simple of the Unit;

     (g) "Unit Owner" means the Registered Owner and the spouse, children and parents of such Registered Owner and the parents of the Registered Owner's spouse; and where there is more than one Registered Owner, all the Registered Owners and their spouses, children, parents and the parents of their spouses will together constitute the "Unit Owner" for the Unit and, where the Registered Owner is a corporation or corporations, all directors, officers, shareholders and employees and the spouses, children and parents of corporations constitute the "Unit Owner" for the Unit; and "Unit Owner" will include any person permitted by any of the foregoing to Use the Unit free of charge, including an Exchange Program User;

     (h) "Use" includes the purpose to which the Unit is put, and includes reside, sleep, inhabit, or otherwise occupy;

     (i)  "Year" means a calendar year.

2.   SIX MONTH ADVANCE RESERVATIONS.

     (a) A Unit Owner (other than an Exchange Program User) may reserve and Use its Unit for up to a maximum of 14 days per Year provided that the Registered Owner (or any other person permitted by the Hotel Operator, in its sole discretion, to reserve the use of the Unit on behalf of the Registered Owner) first reserves the Use of the Unit by a notice in writing to the Hotel Operator at least six months prior to the commencement of the period in which the Unit Owner wishes to Use the Unit.

     (b) If a Unit is reserved for a stay which commences at or after 2:00 p.m. on a Friday or a Saturday, the Unit must be reserved for Use for a minimum of 2 Days. A Unit Owner may Use the Unit no more than 4 times per Year (including any Use pursuant to Paragraph 3 below) with respect to 2 or 3 Day stays that commence at or after 2:00 p.m. on a Friday or a Saturday.

     (c) If the Unit Owner (or any other person permitted by the Hotel Operator, in its sole discretion, to reserve the Use of the Unit on behalf of the Registered Owner other than an Exchange Program User) reserves the Use of the Unit pursuant to this Paragraph 2, the Unit Owner shall be entitled to Use such Unit during the period or periods so reserved regardless of whether the Hotel Operator has accepted a reservation from the Public for the Use of the Unit for the period or periods reserved by the Registered Owner and Use shall be in accordance with the applicable provisions of the Hotel Operating and Rental Pool Agreement, including Section 10.3 of the Hotel Operating and Rental Pool Agreement regarding payment for any services used by the Unit Owner and payment of any restocking/cleaning charges. For purposes of determining whether the Registered Owner participates in any rental pool provided for in the Hotel Operating and Rental Pool Agreement (or as operated by the Association, if no Hotel Operating and Rental Pool Agreement is in effect), a Registered Owner will be deemed to have Used the Unit during the period or periods so reserved, whether or not the Unit Owner actually Uses or occupies the Unit during such period or periods unless the Unit is available for rental to the Public and at least 30 Days prior to the Unit Owner's scheduled Use of the Unit the Unit Owner cancels such reservation, with the approval of the Hotel Operator, acting reasonably.

     (d) If the Unit Owner does not Use the Unit for the full 14 Days permitted to be Used by the Unit Owner pursuant to this Paragraph 2 in any Year, the Unit Owner will not be entitled to accumulate or otherwise use the unused Days in any future Year.

     (e) The Unit may only be reserved and Used for a total of 14 Days per Year pursuant to this Paragraph 2, regardless of the number of Registered Owners of the Unit or Unit Owners during such Year.

3. FIFTEEN DAY ADVANCE RESERVATION. In addition to the reservation and Use rights set forth in Paragraph 2 above, a Unit Owner may reserve and Use the Unit for an additional 14 days in a Year under the following terms and conditions:

     (a) The Unit Owner (other than an Exchange Program User) may request that the Hotel Operator reserve the Unit for Use by the Unit Owner no more than 15 Days prior to the date of requested use.

     (b) If the Hotel is less than 80% booked for all Days requested as of the date the reservation is requested and the Unit has not been reserved for use by a Guest, the Unit shall be reserved for Use by the Unit Owner.

     (c) Use shall be in accordance with the applicable provisions of the Hotel Operating and Rental Pool Agreement, including Section 10.3 of the Hotel Operating and Rental Pool Agreement regarding payment for any services and payment of any restocking/cleaning charges.

     (d) If a Unit is reserved for a stay which commences at or after 2:00 p.m. on a Friday or a Saturday, the Unit must be reserved for use for a minimum of 2 Days. A Unit Owner may Use the Unit no more than 4 times per Year (including any use pursuant to Paragraph 2 above) with respect to 2 or 3 Day stays that commence at or after 2:00 p.m. on a Friday or a Saturday.

     (e) For purposes of determining whether the Registered Owner participates in any rental pool provided for in the Hotel Operating and Rental Pool Agreement (or as operated by the Association, if no Hotel Operating and Rental Pool Agreement is in effect), the Registered Owner will be deemed to have Used the Unit for the Days so reserved whether or not the Unit Owner actually Uses or occupies the Unit during such Days unless, at least 5 Days prior to the Unit Owner's scheduled Use of the Unit, the Unit Owner cancels such reservation with the approval of the Hotel Operator.

     (f) The Unit may only be reserved and Used for a total of 14 Days per Year pursuant to this Paragraph 3, regardless of the number of Registered Owners of the Unit or Unit Owners during such Year.

     (g) If the Unit Owner does not Use the Unit for the full 14 Days permitted to be Used by the Unit Owner pursuant to this Paragraph 3 in any Year, the Unit Owner will not be entitled to accumulate or otherwise Use the unused Days in any future Year.

4. Subject to the Use by the Unit Owners pursuant to this SCHEDULE B, the Unit will be available at all times for rental to the Public; the Hotel Operator may accept reservations from the Public for the Use of the Unit for any future Day or Days, unless the Registered Owner has already reserved that Day or those Days pursuant to section 2 or 3 hereof.

           THERE ARE TAX CONSEQUENCES TO A REGISTERED OWNER (SOME OF WHICH MAY BE ADVERSE) THAT RESULT FROM THE USE OF A UNIT BY A UNIT OWNER. THE REGISTERED OWNER SHOULD CONSULT ITS TAX ADVISOR REGARDING HOW THE USE OF THE UNIT MAY AFFECT THE REGISTERED OWNER'S TAX SITUATION.

THE REGISTERED OWNER IS RESPONSIBLE FOR MONITORING THE IMPACT ANY USE OF ITS UNIT MAY HAVE ON THE REGISTERED OWNER'S TAXES. NEITHER UP SEDONA, INC. NOR THE HOTEL OPERATOR SHALL HAVE ANY LIABILITY OR RESPONSIBILITY FOR THE TAX CONSEQUENCES TO A REGISTERED OWNER RESULTING FROM THE USE OF THE REGISTERED UNIT OWNER BY A UNIT OWNER.

                                                                         ANNEX C

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES


 UNIT            UNIT                UNIT                 PERCENTAGE
NUMBER           TYPE             DESCRIPTION              INTEREST
------           ----             -----------              --------
1008              OB 1              1 BED                  0.448353%
1009              ST 1              STUDIO                 0.378533%
1010              OB 1              1 BED                  0.448353%
1011              EX 1              EXECUTIVE              0.436488%
1012              OB 1              1 BED                  0.448353%
1013              EX 1              EXECUTIVE              0.436488%
1014              OB 1              1 BED                  0.448353%
1015              OB 1              1 BED                  0.448353%
1016              OB 1              1 BED                  0.448353%
1017              OB 1              1 BED                  0.448353%
1018              OB 8              1 BED                  0.455426%
1019              OB 1              1 BED                  0.448353%
1020              OB 1              1 BED                  0.448353%
1021              OB 1              1 BED                  0.448353%
1022              OB 1              1 BED                  0.448353%
1023              OB 8              1 BED                  0.455426%
1024              ST 1              STUDIO                 0.378533%
1025              ST 1              STUDIO                 0.378533%
1026              OB 1              1 BED                  0.448353%
1027              OB 3              1 BED                  0.455426%
1028              OB 1              1 BED                  0.448353%
1030              OB 2              1 BED                  0.455426%
1032              OB 2              1 BED                  0.455426%
1034              OB 1              1 BED                  0.448353%
1035              OB 3              1 BED                  0.455426%
1036              OB 1              1 BED                  0.448353%
1037              ST 1              STUDIO                 0.378533%
1038              ST 1              STUDIO                 0.378533%
1039              OB 1              1 BED                  0.448353%
1040              OB 1              1 BED                  0.448353%
1041              ST 1              STUDIO                 0.378533%
1042              ST 1              STUDIO                 0.378533%
1043              OB 7              1 BED                  0.455426%
1044              OB 7              1 BED                  0.455426%
1052              EX 1              EXECUTIVE              0.436488%
1053              ST 1              STUDIO                 0.378533%
1054              EX 1              EXECUTIVE              0.436488%
1055              EX 1              EXECUTIVE              0.436488%
1056              OB 1              1 BED                  0.448353%
1057              EX 1              EXECUTIVE              0.436488%

                                                                         ANNEX C

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES


 UNIT           UNIT                UNIT                  PERCENTAGE
NUMBER          TYPE             DESCRIPTION               INTEREST
------          ----             -----------               --------
1058            OB 1               1 BED                   0.448353%
1059            OB 1               1 BED                   0.448353%
1060            OB 1               1 BED                   0.448353%
1061            OB 1               1 BED                   0.448353%
1062            OB 8               1 BED                   0.455426%
1063            OB 1               1 BED                   0.448353%
1064            OB 1               1 BED                   0.448353%
1065            OB 1               1 BED                   0.448353%
1066            OB 1               1 BED                   0.448353%
1067            OB 8               1 BED                   0.455426%
1068            ST 1               STUDIO                  0.378533%
1069            ST 1               STUDIO                  0.378533%
1070            OB 1               1 BED                   0.448353%
1071            OB 3               1 BED                   0.455426%
1072            OB 1               1 BED                   0.448353%
1074            OB 2               1 BED                   0.455426%
1076            OB 2               1 BED                   0.455426%
1078            OB 1               1 BED                   0.448353%
1079            OB 3               1 BED                   0.455426%
1080            OB 1               1 BED                   0.448353%
1081            ST 1               STUDIO                  0.378533%
1082            ST 1               STUDIO                  0.378533%
1083            OB 1               1 BED                   0.448353%
1084            OB 1               1 BED                   0.448353%
1085            ST 1               STUDIO                  0.378533%
1086            ST 1               STUDIO                  0.378533%
1087            OB 7               1 BED                   0.455426%
1088            OB 7               1 BED                   0.455426%
2003            OB 8               1 BED                   0.468432%
2005            OB 1               1 BED                   0.461358%
2006            OB 10              1 BED                   0.461358%
2007            ST 2               STUDIO                  0.397015%
2008            OB 1               1 BED                   0.461358%
2009            ST 1               STUDIO                  0.391539%
2010            OB 1               1 BED                   0.461358%
2011            OB 1               1 BED                   0.461358%
2012            OB 1               1 BED                   0.461358%
2013            OB 1               1 BED                   0.461358%
2014            OB 1               1 BED                   0.461358%
2015            OB 1               1 BED                   0.461358%

                                                                         ANNEX C

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES


 UNIT            UNIT                UNIT                 PERCENTAGE
NUMBER           TYPE             DESCRIPTION              INTEREST
------           ----             -----------              --------
2016             OB 1                 1 BED                0.461358%
2017             OB 1                 1 BED                0.461358%
2018             OB 8                 1 BED                0.468432%
2019             OB 1                 1 BED                0.461358%
2020             OB 1                 1 BED                0.461358%
2021             OB 1                 1 BED                0.461358%
2022             OB 1                 1 BED                0.461358%
2023             OB 8                 1 BED                0.468432%
2024             ST 1                 STUDIO               0.391539%
2025             ST 1                 STUDIO               0.391539%
2026             OB 1                 1 BED                0.461358%
2027             OB 3                 1 BED                0.468432%
2028             OB 1                 1 BED                0.461358%
2030             OB 2                 1 BED                0.468432%
2032             OB 2                 1 BED                0.461358%
2034             OB 1                 1 BED                0.454285%
2035             OB 3                 1 BED                0.468432%
2036             OB 1                 1 BED                0.454285%
2037             ST 1                 STUDIO               0.391539%
2038             ST 1                 STUDIO               0.384465%
2039             OB 1                 1 BED                0.461358%
2040             OB 1                 1 BED                0.454285%
2041             ST 1                 STUDIO               0.391539%
2042             ST 1                 STUDIO               0.384465%
2043             OB 7                 1 BED                0.468432%
2044             OB 7                 1 BED                0.461358%
2047             OB 8                 1 BED                0.468432%
2049             OB 1                 1 BED                0.461358%
2051             ST 2                 STUDIO               0.397015%
2052             OB 1                 1 BED                0.454285%
2053             ST 1                 STUDIO               0.391539%
2054             OB 1                 1 BED                0.454285%
2055             OB 1                 1 BED                0.461358%
2056             OB 1                 1 BED                0.454285%
2057             OB 1                 1 BED                0.461358%
2058             OB 1                 1 BED                0.454285%
2059             OB 1                 1 BED                0.461358%
2060             OB 1                 1 BED                0.454285%
2061             OB 1                 1 BED                0.461358%
2062             OB 8                 1 BED                0.461358%

                                                                         ANNEX C

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES


 UNIT            UNIT                UNIT                 PERCENTAGE
NUMBER           TYPE             DESCRIPTION              INTEREST
------           ----             -----------              --------
2063              OB 1              1 BED                  0.461358%
2064              OB 1              1 BED                  0.454285%
2065              OB 1              1 BED                  0.461358%
2066              OB 1              1 BED                  0.454285%
2067              OB 8              1 BED                  0.468432%
2068              ST 1              STUDIO                 0.384465%
2069              ST 1              STUDIO                 0.391539%
2070              OB 1              1 BED                  0.454285%
2071              OB 3              1 BED                  0.461358%
2072              OB 1              1 BED                  0.454285%
2074              OB 2              1 BED                  0.468432%
2076              OB 2              1 BED                  0.468432%
2078              OB 1              1 BED                  0.461358%
2079              OB 3              1 BED                  0.461358%
2080              OB 1              1 BED                  0.461358%
2081              ST 1              STUDIO                 0.384465%
2082              ST 1              STUDIO                 0.391539%
2083              OB 1              1 BED                  0.454285%
2084              OB 1              1 BED                  0.461358%
2085              ST 1              STUDIO                 0.384465%
2086              ST 1              STUDIO                 0.391539%
2087              OB 7              1 BED                  0.461358%
2088              OB 7              1 BED                  0.468432%
3001              ST 1              STUDIO                 0.397471%
3002              OB 1              1 BED                  0.460218%
3003              OB 8              1 BED                  0.474364%
3004              OB 1              1 BED                  0.460218%
3005              OB 1              1 BED                  0.467291%
3006              OB 10             1 BED                  0.467291%
3007              ST 2              STUDIO                 0.402947%
3008              OB 1              1 BED                  0.467291%
3009              ST 1              STUDIO                 0.397471%
3010              OB 1              1 BED                  0.467291%
3011              OB 1              1 BED                  0.467291%
3012              OB 1              1 BED                  0.467291%
3013              OB 1              1 BED                  0.467291%
3014              OB 1              1 BED                  0.467291%
3015              OB 1              1 BED                  0.467291%
3016              OB 1              1 BED                  0.467291%
3017              OB 1              1 BED                  0.467291%

                                                                         ANNEX C

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES


 UNIT            UNIT                UNIT                 PERCENTAGE
NUMBER           TYPE             DESCRIPTION              INTEREST
------           ----             -----------              --------
3018              OB 8              1 BED                 0.474364%
3019              OB 1              1 BED                 0.467291%
3020              OB 1              1 BED                 0.467291%
3021              OB 1              1 BED                 0.467291%
3022              OB 1              1 BED                 0.467291%
3023              OB 8              1 BED                 0.474364%
3024              ST 1              STUDIO                0.397471%
3025              ST 1              STUDIO                0.397471%
3026              OB 1              1 BED                 0.467291%
3027              OB 3              1 BED                 0.474364%
3028              OB 1              1 BED                 0.467291%
3030              OB 2              1 BED                 0.474364%
3032              OB 2              1 BED                 0.467291%
3034              OB 1              1 BED                 0.460218%
3035              OB 3              1 BED                 0.474364%
3036              OB 1              1 BED                 0.460218%
3037              ST 1              STUDIO                0.397471%
3038              ST 1              STUDIO                0.390398%
3039              OB 1              1 BED                 0.467291%
3040              OB 1              1 BED                 0.460218%
3041              ST 1              STUDIO                0.397471%
3042              ST 1              STUDIO                0.390398%
3043              OB 7              1 BED                 0.474364%
3044              OB 7              1 BED                 0.467291%
3045              ST 1              STUDIO                0.397471%
3046              OB 1              1 BED                 0.460218%
3047              OB 8              1 BED                 0.474364%
3048              OB 1              1 BED                 0.460218%
3049              OB 1              1 BED                 0.467291%
3050              OB 10             1 BED                 0.460218%
3051              ST 2              STUDIO                0.402947%
3052              OB 1              1 BED                 0.460218%
3053              ST 1              STUDIO                0.397471%
3054              OB 1              1 BED                 0.460218%
3055              OB 1              1 BED                 0.467291%
3056              OB 1              1 BED                 0.460218%
3057              OB 1              1 BED                 0.467291%
3058              OB 1              1 BED                 0.460218%
3059              OB 1              1 BED                 0.467291%
3060              OB 1              1 BED                 0.460218%

                                                                         ANNEX C

                    SEDONA GOLF RESORT AND CONFERENCE CENTER

                                   UNIT VALUES


 UNIT            UNIT                UNIT                 PERCENTAGE
NUMBER           TYPE             DESCRIPTION              INTEREST
------           ----             -----------              --------
3061              OB 1              1 BED                  0.467291%
3062              OB 8              1 BED                  0.467291%
3063              OB 1              1 BED                  0.467291%
3064              OB 1              1 BED                  0.460218%
3065              OB 1              1 BED                  0.467291%
3066              OB 1              1 BED                  0.460218%
3067              OB 8              1 BED                  0.474364%
3068              ST 1              STUDIO                 0.390398%
3069              ST 1              STUDIO                 0.397471%
3070              OB 1              1 BED                  0.460218%
3071              OB 3              1 BED                  0.467291%
3072              OB 1              1 BED                  0.460218%
3074              OB 2              1 BED                  0.474364%
3076              OB 2              1 BED                  0.474364%
3078              OB 1              1 BED                  0.467291%
3079              OB 3              1 BED                  0.467291%
3080              OB 1              1 BED                  0.467291%
3081              ST 1              STUDIO                 0.390398%
3082              ST 1              STUDIO                 0.397471%
3083              OB 1              1 BED                  0.460218%
3084              OB 1              1 BED                  0.467291%
3085              ST 1              STUDIO                 0.390398%
3086              ST 1              STUDIO                 0.397471%
3087              OB 7              1 BED                  0.467291%
3088              OB 7              1 BED                  0.474364%
TOTAL                                                      100%

                                                                         ANNEX D

                          PURCHASE CONTRACT AND RECEIPT
                   (SEDONA GOLF RESORT AND CONFERENCE CENTER)


     THIS PURCHASE CONTRACT AND RECEIPT (the "CONTRACT") is entered into between UP SEDONA, INC. an Arizona corporation, with principal offices at the address set forth on the signature page hereof (the "SELLER"), and whose address is set forth on the signature page hereof (the "BUYER"), who will take title as (check one):

____ an unmarried ____ man, ____ woman, as sole and separate property
____ married ____ man, ____woman, as his/her sole and separate property
____ husband and wife as community property
____ husband and wife as community property with right of survivorship
____ joint tenant with right of survivorship
____ tenants in common
____ trustee(s)  under trust agreement dated  _______________
____ other,  ____ corporation, ____ partnership, ____ limited liability company under the following terms and conditions:


     1. PURCHASE. Subject to Buyer meeting the investor suitability requirements set forth on Exhibit "A" ATTACHED HERETO, Seller hereby agrees to sell and Buyer hereby agrees to buy for the price and in accordance with the terms set forth herein, that certain real property, together with all rights and appurtenances thereto, described as follows:

          Unit ____ (the "UNIT") of Sedona Golf Resort & Conference Center, a condominium (the "PROJECT"), recorded in the office of the Recorder of Yavapai County, Arizona, in Book ____ of Maps, Page ____, together with an undivided interest in the common areas thereof (the "COMMON AREA") in accordance with plans and specifications on file in the office of Seller (the "PLANS"), which Buyer hereby acknowledges having reviewed and approved. (The Unit and the interest in the Common Area are collectively referred to as the "PROPERTY".)

The purchase of the Property includes participation by Buyer in a mandatory rental pool for the Project (the "RENTAL POOL"), as more fully described in the Prospectus previously delivered to Buyer, which Buyer acknowledges receiving.

                                                       Buyer's Initials: _______

     2. OWNERS ASSOCIATION AND RENTAL POOL. Upon recordation of the deed from Seller to Buyer for the Property, Buyer will automatically become a member of Sedona Golf Resort & Conference Center Condominium Owners Association (the
"ASSOCIATION"), and shall be subject to the terms of the Declaration of Covenants, Conditions and Restrictions for Sedona Golf Resort & Conference

                                                                         ANNEX D

Center, recorded as Instrument No. _______________, records of Yavapai County, Arizona, as the same have been and may be amended from time to time (the "DECLARATION"), the Hotel Operating and Rental Pool Agreement (the "RENTAL POOL AGREEMENT") by and between Seller, the owners of all of the Units within the Project (collectively, the "UNIT OWNERS"), and the hotel operator referred to in the Prospectus (the "HOTEL OPERATOR"), the Articles of Incorporation, Bylaws, Rules and Regulations of the Association. Buyer acknowledges that concurrently with the execution of this Contract, Seller has furnished to Buyer copies of the Declaration, the Rental Pool Agreement, the Articles of Incorporation, Bylaws, and the Rules and Regulations of the Association. At the Closing (as defined below), Buyer shall execute a written instrument reasonably satisfactory to Seller or an execution counterpart of the Rental Pool Agreement confirming that Buyer adopts and ratifies all the terms, covenants, provisions, conditions, and stipulations of the Rental Pool Agreement. Buyer has carefully reviewed the Declaration, the Rental Pool Agreement, Articles of Incorporation, Bylaws, and Rules and Regulations of the Association, and Buyer is familiar with and understands the development objectives for the Project and the use restrictions on the Unit which are consistent with such objectives.

                                                     Buyer's Initials: _________

     3. PURCHASE PRICE AND METHOD OF PAYMENT. The purchase price for the Property to be paid by Buyer and method of payment shall be as follows:

           Purchase Price for Unit
           and Furnishings                                  $________________

           Earnest money paid herewith to
           Escrow Agent (10% of price)
           _____ Cash; _____ Check (subject to
           collection if by check):                         $________________

           Aditional earnest money to be
           deposited with Ecrow Aent within
           five (5) days following notice from
           Seller that framing of the Poject has
           commenced (5% of price):                         $________________

           Aditional earnest money to be
           deposited with Ecrow Agent within
           five (5) days following notice from
           Seller that the roof of the Project has
           been constructed (5% of price):                  $________________

                                                                         ANNEX D
           Mortgage Amount due at Closing
           from loan proceeds if Buyer
           elects to obtain financing                       $________________

           Balance due at Closing
           (exclusive of earnest money deposits,
           Mortgage Amount and closing costs)               $________________

The earnest money shall be deposited with Escrow Agent and shall not be released to the Seller until the earlier of (i) Closing, at which time it shall apply against the purchase price; or (ii) a default by Buyer in which event the earnest money shall be paid to Seller pursuant to the provisions of paragraph 9(a) below.

     4. FINANCING.

          (a) If any part of the purchase price for the Property is to be paid from the proceeds of a loan, within five (5) days following execution of this Contract by Buyer, Buyer shall make application for and use its best efforts to obtain a loan from a lender (to be approved in writing by Seller). Within three
(3)  business  days  of  being  requested  to do so,  Buyer  shall  furnish  all information and truthfully and diligently make, execute and complete all documents which any lender may request for the prompt loan processing and timely funding. Buyer shall notify Seller within three (3) days from the date that any loan applied for by Buyer is accepted, rejected or modified. If Buyer is approved for a loan in an amount less than that applied for, the difference shall be deposited by Buyer into escrow five (5) business days after notification of the lender's approval for such lesser amount. If (i) Buyer is rejected for a loan by any lender to whom Buyer has made a loan application, or
(ii) Buyer's loan application has not been approved within thirty (30) days from the date of Seller's acceptance of this Contract, or (iii) loan approval is subject to conditions that are unacceptable to Seller, Seller may cancel this Contract, and if Buyer has fully complied in good faith with its obligations under this Paragraph and has done nothing to delay or hinder loan approval, Buyer may cancel this Contract, unless prior to such cancellation Buyer receives written notice of loan approval and Seller approves same. In the event of such cancellation, Seller shall refund to Buyer all sums received from Buyer pursuant to this Contract.

          (b) The interest rate and other loan terms for any loan applied for by Buyer are matters of concern solely between Buyer and the lender and shall not in any way affect the rights or obligations of the parties hereto. Seller has not agreed to provide a loan to Buyer nor has Seller guaranteed the availability of a loan or any particular loan terms. Seller shall not be responsible for the representations, actions, or omissions made by any lender.

     5. CONSTRUCTION AND COMPLETION.

          (a) Seller shall cause the Project and the Unit to be constructed in substantial conformance with the County-approved Plans subject to substitution of materials, fixtures and appliances of equal or better quality and subject to such changes in the Plans as may be required or approved by any state, federal, county or local government authority. The final inspection and acceptance of the Unit by Yavapai County shall constitute conclusive evidence that the Unit has

                                                                         ANNEX D

been constructed in substantial accordance with the Plans and that Seller's construction obligations relative to the Unit have been fully satisfied, subject to the limited warranty items described below. As the Unit will be subject to the Rental Pool Agreement and the Project will be operated as a hotel, Buyer understands that Buyer will not be involved in the selection of furnishings, finishes or other design and/or decorative items relative to the Unit. Buyer understands that the Project will be constructed by _______________________, which is licensed as a contractor by the Arizona Registrar of Contractors, license number __________________.

          (b) If not already complete, Seller expects to complete construction of the Project no later than December 31, 1998 (the "EXPECTED COMPLETION DATE"), which may be extended by reason of delays caused by or contributed to as a result of casualties, acts of God, labor difficulties, material or fuel shortages, adverse weather conditions, governmental moratoriums, delays in obtaining governmental permits and approvals, fire, vandalism, unavailability of utilities, or other conditions beyond the control of Seller (the "UNCONTROLLABLE EVENTS"). Buyer's sole remedy for Seller's failure to complete construction of the Project by the Expected Completion Date (as such date may be extended by any Uncontrollable Events) shall be to terminate this Contract, which shall occur sixty (60) days following written notice of termination received by Seller from Buyer; provided, however, that this Contract shall not be terminated if Seller completes the Project within such sixty (60) day period. If this Contract is so terminated, all earnest money and other amounts paid by Buyer to Seller under this Contract shall be returned to Buyer and thereafter neither party shall have any obligation to the other under this Contract. If Buyer does not elect to terminate this Contract during such sixty (60) day period and Seller fails to complete the Project within twenty-four (24) months from the date Buyer executes this Contract, Buyer shall have all rights and remedies available at law or in equity against Seller, including specific performance but excluding incidental or consequential damages (including lost profits). Except as set forth in this paragraph, no representation is made by Seller as to a specific completion date or construction schedule.

          (c) Insulation will be installed in the Unit as follows where construction allows: (i) walls separating refrigerated areas from nonrefrigerated areas: Type: fiberglass batts; thickness: _________ inches; R-value: __________; (ii) ceiling (except over unrefrigerated storage areas):
Type: cellulose or fiberglass batts; thickness: _______________ inches; R-value:
___________ or greater. All thickness and R-values are approximate and R-values do not include the R-value of other wall or ceiling materials. Notwithstanding the foregoing, insulation may be of lesser thickness and R-value than indicated in certain areas where the design of the Unit does not permit greater thickness. Examples of locations where thickness and R-values may vary include locations where studs are placed in walls, at corners and windows and where roof trusses attach to outside walls. The R-values are based on the representation of the manufacturer and/or installer of the insulation and Seller does not warrant or represent that these R-values are correct. Seller has the right to make substitutions as to the type, thickness and R-value of insulation installed in the Unit without obtaining the consent of Buyer, as long as there are no substantial changes in the R-value of the insulation installed in a substantial portion of the Unit.

                                                                         ANNEX D

     6. POSSESSION, ESCROW AND CLOSING.

          (a) Possession of the Property shall remain exclusively with Seller until the Closing and Buyer shall not have the right to take possession or occupancy of the Unit at or following the Closing except as provided in the Rental Pool Agreement.

          (b) Seller and Buyer hereby employ ________________________, or such other escrow agent as Buyer and Seller may agree upon (the "ESCROW AGENT"), to act as escrow agent to facilitate the closing of this transaction. This Contract shall serve as escrow instructions to Escrow Agent and the parties do not intend to execute separate instructions. Upon Closing, Escrow Agent shall cause the recording in the appropriate county offices of all necessary documents, disburse all funds, issue to Buyer the title insurance policy referred to below and issue to any lender any required title insurance policy insuring the lender's lien against the Property in the amount of any loan obtained by Buyer. Escrow Agent will not accept payments or tendered performance from Buyer after a cancellation notice has been issued by Seller unless Seller authorizes acceptance of the same in Seller's sole discretion. The parties hereto grant to Escrow Agent the right to execute on their behalf an Affidavit of Value to enable recording of the deed, using the total purchase price set forth above, unless instructed by the parties to the contrary.

          (c) It is Seller's intention to complete construction of the Project prior to completion of the sale contemplated by this Contract. Accordingly, Closing shall occur on the seventh (7th) day after Seller has notified Buyer that Yavapai County has approved the Project (including the Unit) for occupancy, which may occur prior to the Expected Completion Date. Should Buyer not fully perform all of its payment and performance obligations (including but not limited to execution and delivery of all loan and other closing documents) on or before the date set for the Closing, in addition to all other amounts payable hereunder, Buyer shall pay to Seller to compensate Seller for the delay, interest at twelve percent (12%) per annum on the entire purchase price from the date originally scheduled for the Closing to the date that this transaction is actually completed, unless Seller elects to cancel this transaction by reason of the failure of Buyer to timely complete this transaction on the Closing, or unless such nonperformance by Buyer is caused by Seller's nonperformance of any terms or conditions hereof. Provided Seller completes construction of the Unit as required by the terms hereof, Seller shall not be liable to Buyer for any costs, expenses, liabilities, losses or damages incurred by Buyer as a result of any delay in the Closing, including but not limited to any loss or damage as a result of any increase in commitment fees, points or interest rates assessed or charged by any lender.

     7. CONVEYANCE. Title to the Property shall be conveyed by special warranty deed at the Closing subject only to (i) patent reservations, (ii) taxes and assessments not due and payable at Closing, (iii) any liabilities, charges and obligations imposed upon the Property by reason of inclusion or membership in any electrical, agricultural, hospital, community facilities or other improvement district or any water users association, (iv) the Declaration and any amendments thereto and any matters referred to therein, (v) matters shown on the plat, or which an accurate survey would show, (vi) easements and

                                                                         ANNEX D

rights-of-way for roads, canals, ditches, drainage and public utilities, (vii) water rights, (viii) Buyer's purchase money encumbrance, if any, (ix) any other matters of record not adversely affecting marketability of title to the Property; and (x) any other matters agreed to in writing by Buyer, including, without limitation, the Rental Pool Agreement. Once title to the Property has been so conveyed, all claims and demands of Buyer against Seller arising under this Contract or otherwise, including without limitation claims of negligence, shall be waived, released and forever discharged, except, however, any warranty claims arising under paragraph 12.

     8. CLOSING COSTS AND PRORATIONS.

               (a) In addition to the purchase price for the Unit, Buyer shall deposit in escrow at least three (3) days prior to the Closing (i) an amount equal to all casualty and liability insurance premiums, and tax impounds required by any lender, and all advance payments to the Association as may be required under the declaration, including, without limitation, a reserve fund payment equal to $250,000 multiplied by the Percentage Interest attributable to the Unit as set forth in the declaration, (ii) all prepaid Prorate Items
(defined below) for the period accruing after the Closing, and (iii) any financing costs (origination fees, points, document preparation fees, tax service fees, loan application fees, appraisal fees and credit report fees), escrow fees and other closing costs, if any; provided, however, with respect to the amounts referred to in this subsection (iii), Seller shall pay up to $7500 of such fees and costs for a one bedroom unit, $6500 for a studio unit, and $7500 for an executive unit. Taxes, general and special assessments, community facilities district assessments and homeowner association assessments ("prorate items") shall be prorated as of the Closing based on the most recent information available to Escrow Agent without adjustment following the Closing; however, if Buyer causes any delay in the Closing, Buyer shall be responsible for all Prorate Items from the date initially established for the Closing regardless of the actual date of Closing.

               (b) Income and expenses payable under the Rental Pool Agreement shall also be prorated as of the closing, but such proration shall not occur until 7 days after either Buyer or Seller receives information from the Hotel Operator setting forth the amount of income and expenses attributable to the Unit under the Rental Pool Agreement for the month in which the Closing occurs. The party receiving such information from the Hotel Operator shall immediately send a copy to the other party and any amount owed from one party to the other shall be payable within 7 days following receipt of the monthly statement from the Hotel Operator. The total positive or negative Rental Pool amount for the calendar month in which Closing occurs shall be prorated with the Seller being entitled to (or responsible for) the total of such monthly amount multiplied times a fraction, the numerator of which is the number of days within the calendar month through and including the date of Closing, divided by the number of days in the calendar month, and Buyer being entitled to (or responsible for) the balance of such monthly amount; provided, however (i) if Seller made personal use of the Unit such that it was not included within the rental pool during the calendar month in which the Closing occurred, the number of days so used by seller shall be deducted from the numerator for purposes of computing such proration and (ii) if Buyer makes personal use of the Unit following the Closing during the month in which Closing occurred, the numerator shall be increased by the number of days so used by Buyer for purposes of computing such proration. Such proration shall be done

                                                                         ANNEX D

directly by the parties outside of escrow and neither Escrow Agent nor Hotel Operator shall be responsible for determining the amount of any such proration or shall be liable to Buyer or Seller with respect to any dispute regarding such proration.

     9. DEFAULT AND REMEDIES.

               (a) If, due to circumstances other than Seller's failure to perform any term or condition hereof, Buyer fails to make any payment when due or to timely perform any other term or condition hereof, Seller may deliver to Buyer and Escrow Agent written notice detailing Buyer's failure of payment or performance. Buyer shall have seven (7) days from receipt of such notice from Seller or Escrow Agent within which to remedy the failure of payment or performance. If, at the expiration of such curative period, Buyer has not cured such failure of payment or performance, Seller's sole right and remedy for Buyer's failure to perform and close escrow shall be to cancel this Contract and any escrow established in connection herewith and receive all amounts paid by Buyer into escrow as liquidated damages (and not as a penalty), in consideration for administering this Contract, canceling escrow and taking the Unit off the market, it being acknowledged that the actual damages of Seller would be extremely difficult and impractical to ascertain.

          (b) If Seller fails to complete the Project by the Expected Completion Date (as it may be extended by Uncontrollable Events), Buyer shall have the rights and remedies as set forth in paragraph 5(b) above. In all other instances, if Seller fails to comply with the terms and conditions of this Contract and if Buyer shall have complied with all of its obligations hereunder, Buyer may deliver to Seller a written notice setting forth in detail the alleged failure of performance by Seller. Seller shall have thirty (30) days from the receipt of such notice from Buyer within which to cure such failure of performance, except that if the required performance cannot reasonably be completed by Seller within said thirty-day period, then Seller shall have a reasonable time within which to complete its performance, not to exceed an additional sixty (60) days. If, at the expiration of such period, Seller shall not have cured such failure of performance, Buyer may, by further notice to Seller, either (i) require Seller to refund all money deposited into escrow by Buyer, whereupon this Contract shall be terminated without liability to either party, or (ii) enforce any other right or remedy available at law or in equity; however, in order to elect specific performance Buyer must tender full and complete performance. In no event shall Seller be responsible to Buyer for incidental or consequential damages, including lost profits. If Buyer does not elect a specific remedy in its initial default notice to Seller, Buyer shall be conclusively deemed to have elected to terminate this Contract and receive a refund of all money deposited into escrow.

          (c) If either party cancels this Contract as permitted herein, Buyer shall have no further right, title or interest in or to the Property.

          (d) If either party commences litigation, arbitration or any regulatory proceeding to enforce any of the terms of this Contract, then the nonprevailing party shall pay to the prevailing party all court costs, arbitration fees, expert witness fees and other expenses of arbitration, regulatory proceeding or suit (including any appeal) in connection therewith, together with reasonable attorneys' fees determined by the court (without a jury), arbitrator or regulatory agency.

                                                                         ANNEX D

     10. NO ORAL CHANGES OR REPRESENTATIONS. Seller wishes to avoid any misunderstanding concerning the purchase of the Property and it is the policy of Seller not to enter into any oral agreement or to ask any buyer to rely on any oral representations concerning the Property or the Project. Buyer should not rely on any representation or promise that is not set forth in writing in this Contract or the Prospectus. No salesperson or broker has any authority to modify the terms hereof nor any authority to make any representation or agreement not contained in this Contract or the Prospectus and no person on behalf of Seller is authorized to make any future oral agreement upon which Buyer may rely to cancel, change or modify any portion of this Contract. This Contract supersedes any and all prior understandings and agreements. This Contract may be amended or modified only by an agreement in writing signed by Buyer and Seller and Seller's authorized agent.

     11. NOTICES. All notices to be given by either party to the other shall be in writing and shall be served by personal delivery or by depositing such notice in the United States mail, certified or registered, addressed and delivered to the party to receive the notice at the addresses set forth herein or at such other address as may be indicated by one party to the other party by written notice. Notices sent by certified or registered mail as set forth above shall be deemed to have been delivered upon the third business day following the day on which such notice is deposited for delivery in any United States Postal Service mail box or branch office established by the United States Postal Service, as evidenced by the postmark.

     12. REPRESENTATIONS AND WARRANTIES.

          (a) Except as otherwise set forth in paragraph 12(d) below, in lieu of and as a substitute for all implied warranties of any kind relative to construction of the Unit, Seller expressly warrants that it shall repair or
replace  all  defective   materials   and  correct  all  defective   workmanship
incorporated in the Unit if Buyer notifies Seller in writing of the defect within one (1) years from the date of Closing. Such warranty does not apply to (and Seller should have no liability for) defects or damage caused, by way of example and not as a limitation, by (i) normal wear and tear or deterioration,
(ii) any damage caused or made worse by the negligence, improper maintenance, improper operation or alteration of the Unit by anyone other than Seller, (iii) any loss or damage resulting from acts of God, natural disasters or other causes beyond the control of Seller, including but not limited to, fire, explosion, smoke, water, glass breakage, windstorm, hail, lightning, changes which are not reasonably foreseeable in the level of the underground water table, falling trees, aircraft, vehicles, flood and earthquake; (iv) insubstantial variances or defects; (v) environmental conditions such as overhead, underground or above-ground power lines or facilities, radon or other naturally occurring hazardous environmental conditions; (vii) deferred maintenance items or vandalism or other damage caused by occupants of the Unit; (vii) warranty service which is the responsibility of the manufacturer or supplier of any tangible personal property included within the Unit; or (viii) maintenance and repairs which are the responsibility of the Hotel Operator under the Rental Pool Agreement. Buyer understands and agrees that warranty service may require multiple service calls in order to complete corrective action. At or prior to

                                                                         ANNEX D

Closing Seller shall schedule a walk-through inspection of the Unit with Buyer. Seller shall make agreed upon repairs identified during such walk-through inspection within a reasonable period of time following the Closing.

          (b) THE WARRANTIES CONTAINED IN THIS CONTRACT ARE THE ONLY WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED. TO THE EXTENT PERMITTED BY LAW SELLER HEREBY DISCLAIMS (AND BUYER HEREBY WAIVES AND RELEASES SELLER FROM ALL LIABILITIES IN CONNECTION WITH) ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, HABITABILITY OR WORKMANSHIP WHICH EXCEED THE EXPRESS WARRANTY SET FORTH IN PARAGRAPH 12(a) ABOVE. BUYER UNDERSTANDS AND AGREES THAT SELLER'S LIABILITY, WHETHER IN CONTRACT, TORT, WARRANTY OR OTHERWISE, IS LIMITED TO THE REMEDY OF REPAIR OR REPLACEMENT AS SET FORTH ABOVE. NO STEPS TAKEN BY SELLER TO CORRECT DEFECTS OR ALLEGED DEFECTS SHALL EXTEND THE WARRANTY PERIOD BEYOND THE ONE-YEAR PERIOD SET FORTH ABOVE. UNDER NO CIRCUMSTANCES SHALL SELLER BE LIABLE TO BUYER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS CONTRACT, MAY BE BROUGHT BY BUYER MORE THAN ONE YEAR AFTER THE CAUSE OF ACTION HAS ACCRUED UNDER THE WARRANTY PROVISIONS OF THIS
SECTION 12.

                                                        Buyer's Initials: ______

     13. ENTRY ON PROPERTY. Seller's field construction personnel and contractors have no authority to make promises or waivers which are binding upon Seller. Buyer agrees not to interfere with the work of such personnel and contractors. Buyer understands that the Project site could be dangerous and prior to closing Buyer shall not enter the Project. Buyer shall be responsible for all injury and damage to persons or property suffered by Buyer or Buyer's family members or guests who enter the Project, and Buyer shall indemnify, defend and hold Seller and its contractors harmless for, from and against any such injuries and damages and all costs and expenses related thereto, including attorneys' fees.

     14. ENVIRONMENTAL NOTICE. SELLER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, ABOUT THE EXISTING OR FUTURE SOIL OR ENVIRONMENTAL CONDITIONS ON OR ADJACENT TO THE PROPERTY OR THE PROJECT, INCLUDING POSSIBLE PRESENT OR FUTURE POLLUTION OF THE AIR, WATER OR SOIL FROM ANY SOURCES, INCLUDING BUT NOT LIMITED TO RADON GAS OR UNDERGROUND MIGRATION OR SEEPAGE OF HAZARDOUS SUBSTANCES OR OTHER POLLUTANTS. SELLER EXPRESSLY DISCLAIMS ANY LIABILITY FOR ANY TYPE OF DAMAGE, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL, WHICH THE PROPERTY OR ITS INHABITANTS MAY SUFFER BECAUSE OF ANY EXISTING OR FUTURE ENVIRONMENTAL OR OTHER CONDITIONS, INCLUDING BUT NOT LIMITED TO POWER LINES OR RADON, AFFECTING SUCH INHABITANTS, THE LOT OR REAL PROPERTIES IN OR ADJACENT TO THE PROJECT.

                                                                         ANNEX D

     15. BROKERAGE DISCLOSURE. Buyer acknowledges that the agents marketing Units for Seller at the Project are acting solely as the agents of Seller. Seller does not utilize sub-agents; therefore, if Buyer has been shown the Unit by an agent other than one of Seller's Project agents, such agent is the agent of Buyer and solely represents Buyer. Seller shall not pay any broker, agent or finder a commission, fee or any other compensation unless there is a written agreement signed by Seller and the broker, agent or finder detailing the amount of compensation to be paid, the conditions of payment and confirming that the agent, broker or finder is acting solely on behalf of Buyer and not as a sub-agent of Seller and that such agent, broker or finder is legally qualified to be paid compensation for locating Buyer or participating in the sale of the Unit.

     16. MISCELLANEOUS.

          (a) If this Contract is signed by more than one Buyer, each Buyer shall be jointly and severally liable hereunder. The numbers and gender used herein shall be deemed to apply to such number and gender as the context requires.

          (b) This Contract shall inure to the benefit of and shall be binding upon the parties, their heirs, personal representatives, successors and assigns, provided, however, neither this Contract nor any rights hereunder may be assigned or transferred by Buyer prior to the Closing without the prior written consent of Seller, which consent may be withheld in the sole discretion of Seller, and any such prohibited assignment shall be void.

          (c) Except as otherwise provided herein, no waiver in connection with this Contract shall be effective unless it is in writing signed by the party against whom enforcement of the waiver is sought. The waiver of a breach of any position of this Contract shall not constitute a waiver of the same or a different breach in the future.

          (d) Time is of the essence with respect to the performance of all terms, conditions and provisions of this Contract.

          (e) This Contract shall not be binding upon Seller until accepted by Seller and executed by Seller's authorized representative. Buyer's earnest money deposit is accepted subject to prior sale, and this Contract may be canceled by Seller in the event of prior sale.

          (f) If prior to the Closing all or a substantial portion of the Project shall be destroyed or materially damaged by fire or other casualty, either Buyer or Seller may cancel this Contract, in which event Buyer shall be entitled to a full refund of all amounts paid hereunder, unless Seller agrees to repair and compete construction no later than one year after the date of fire or other casualty, in which event this Contract shall remain in full force and effect.

          (g) This Contract shall be governed and enforced under the laws of the State of Arizona.

                                                                         ANNEX D

          (h) Within five (5) days after request therefor, Buyer and Seller shall execute and deliver any additional documents and provide any additional information required or reasonably requested by the other party, any lender or escrow agent in order to evidence or give effect to the provisions of this Contract, both prior to and following the Closing. If the parties cannot agree upon the terms and conditions of any documents to be executed which are not specifically agreed upon in this Contract, then Escrow Agent's standard form of that particular document shall be used.

     17. ACKNOWLEDGEMENTS AND RIGHTS OF BUYER.

          (a) Buyer understands and accepts that (i) the character and uses of property surrounding and in the vicinity of the Project may change, (ii) there may be minor deviations in the Unit from Seller's standard plans or model units located within the Project and from illustrations and designs shown in promotional materials, (iii) floor plans, maps, landscaping and elevation renderings included within information and promotional brochures may not have been drawn to scale and any square footage or dimensions shown in such materials are only approximations, and may not reflect inside of wall to inside of wall dimensions, and (iv) Seller reserves the right to make changes in the design of the Project and in the plans, specifications, materials, size and location of all Project improvements (except that only minor deviations may be made with respect to the Unit).

          (b) Buyer represents that Buyer is purchasing the Property and the participation in the Rental Pool for Buyer's own account.

          (c) Buyer acknowledges that there is no organized market for the resale of the Unit and that this investment is not liquid.

                                                                         ANNEX D

     IN WITNESS WHEREOF, the parties have executed this Contract as of the date set forth below.

APPROVED AND ACCEPTED FOR SELLER:           BUYER:______________________________

UP SEDONA, INC., an Arizona corporation     a(n)________________________________

ON __________________, 199___
                                            By:_________________________________
                                            Name:_______________________________
                                            Its:________________________________
                                            Date:_______________________________
By:_____________________________
       Authorized Agent                     Address:
                                                ________________________________
Address:                                        ________________________________
________________________________                ________________________________
________________________________            Telephone Number____________________
________________________________
Telephone:______________________


                                           _____________________________________
                                           State or Country of Primary Residence

                                           _____________________________________
                                           Citizenship

Submitted by the following                 _____________________________________
broker/representative on                   Social Security No.
______________________, 199_
                                           Mailing Address if Different:
                                           _____________________________________
                                           _____________________________________
                                           _____________________________________
_____________________________________
of __________________________________

The broker/representative by transmitting this Purchase Contract acknowledges that the purchase of the Property contracted for by Buyer, based on information obtained from Buyer concerning Buyer's investment objectives, is suitable for Buyer and that Buyer has been informed by broker/representative of the facts relating to liquidity and marketability of the Property. Broker/ representative agrees to maintain records confirming Buyer's suitability.

                                                                         ANNEX D
                    ADDENDUM TO PURCHASE CONTRACT AND RECEIPT


     This Addendum to Purchase Contract and Receipt (this "ADDENDUM") is attached to that certain Purchase Contract and Receipt (the "CONTRACT"), dated ______________________, 199__, by and between UP SEDONA, INC., an Arizona corporation ("SELLER") and _______________________________, a(n)
___________________________  ("BUYER")  for unit  ____.  Capitalized  terms  not otherwise defined in this Addendum be as defined in the Contract. In the event of any inconsistency or conflict between the terms of this Addendum and the Contract, the terms of this Addendum shall govern.

     1. DEFINITIONS.

          a. "CASH FLOW DEFICIENCY" means that at any time during the Inducement Period, there is a negative difference between Gross Revenues and Expenses with respect to the Unit which have been earned and incurred during the Inducement Period.

          b. "EXPENSES" shall include all "Hotel Expenses" as defined in the Rental Pool Agreement plus: (1) assessments payable by the Buyer pursuant to the Declaration; (2) real property taxes and assessments for the Unit; and (3) debt service payments which would be payable pursuant to an Imputed Mortgage. Expenses shall exclude, however, (i) any expenses incurred to repair or replace any damage to the Unit or the furniture and furnishings within the Unit as a result of Buyer's intentional or negligent acts; and (ii) any exclusion to the term "Hotel Expenses" as set forth in the Rental Pool Agreement unless specifically included above.

          c. "GROSS REVENUE" shall have the same definition as in the Rental Pool Agreement.

          d. "INDUCEMENT PERIOD" means the period commencing on the Closing Date and expiring one year following the date upon which the Project opens for business and begins accepting paying hotel guests (as determined by the Hotel Operator).

          e. "IMPUTED MORTGAGE" means a loan which, for computation purposes, has a loan to value ratio of seventy-five percent (75%) of the purchase price of the Unit as set forth in Paragraph 3 of the Contract and bears interest at a rate not to exceed eight percent (8%) per annum, computed biannually, amortized over a period of thirty (30) years, which results in a mortgage constant of
 .00724711 on a monthly basis. Therefore, in computing monthly debt service payments for purposes of establishing whether there is a Cash Flow Deficiency, the price of the Unit would be multiplied by 75% and the product would be multiplied by the mortgage constant of .00724711, which results in an imputed monthly debt service for Buyer of $ . Seller's obligations under this Addendum are based upon an Imputed Mortgage regardless of whether Buyer pays cash for the Unit or obtains a purchase money loan of more or less than seventy-five percent (75%) of the Unit purchase price.

     2. PAYMENT OF CASH FLOW DEFICIENCY.

          a. At the Closing the Hotel Operator shall be given a copy of this Addendum and the current tax statement for the Unit and shall be directed to submit to Buyer and Seller monthly statements during the Inducement Period setting forth any Cash Flow Deficiency for the specific monthly period. Buyer irrevocably authorizes Hotel Operator to provide such information to Seller. Upon receipt Buyer shall send to Seller copies of all subsequent real property tax assessment notices for the Unit. Seller shall promptly forward such tax statements to the Hotel Operator to enable the Hotel Operator to include current

                                                                         ANNEX D

real property taxes in determining whether a Cash Flow Deficiency exists. Until receipt of any such subsequent assessment notices, the Hotel Operator may rely upon the last tax assessment notice received by the Hotel Operator. If following the end of any calendar month Seller receives notice from the Hotel Operator that there was a Cash Flow Deficiency for the Unit which occurred in the prior month during the Inducement Period, Seller will cause such Cash Flow Deficiency to be paid to the Hotel Operator, for the account of Buyer (and for distribution and application as set forth in the Rental Pool Agreement), within fifteen (15) days of receipt of such written statement from the Hotel Operator detailing the amount of the applicable Cash Flow Deficiency.


          b. Buyer understands that the amounts to be derived under the Rental Pool Agreement will likely fluctuate from month to month and that while there may be a Cash Flow Deficiency during one or more monthly periods, in other monthly periods Buyer may receive distributions under the Rental Pool Agreement which would have otherwise offset prior Cash Flow Deficiencies, such that at the end of the Inducement Period (i) there may be no actual accumulated Cash Flow Deficiency, or (ii) the total accumulated Cash Flow Deficiency may be less than the total monthly Cash Flow Deficiencies which Seller has paid for the benefit of Buyer during the Inducement Period. Accordingly, at the end of the Inducement Period, based upon the reports of the Hotel Operator, if Seller has paid to Buyer any Cash Flow Deficiencies during the Inducement Period and either (i) there is no aggregate Cash Flow Deficiency, or (ii) the aggregate Cash Flow Deficiency for the term of the Inducement Period is less than the total of the periodic amounts paid by Seller to Buyer under the terms of subparagraph 2(a), Buyer shall immediately remit any overpayments to Seller. If Seller has not received such payment within fifteen (15) days following notice to Buyer requesting repayment, Seller may enforce all rights and remedies available at law or in equity to collect such reimbursement and Buyer hereby irrevocably instructs the Hotel Operator to pay to Seller all amounts which would otherwise be payable to Buyer under the Rental Pool Agreement until such reimbursement amount, together with interest thereon at the rate of twelve percent (12%) per annum from the due date until paid, has been paid in full.

          c. Seller shall have no obligation to Buyer for any Cash Flow Deficiency which may occur at any time after the Inducement Period.


SELLER:                                     BUYER:
                                            ____________________________________
UP SEDONA, INC., an Arizona corporation     a(n)________________________________
                                            ____________________________________

By:_________________________________       By:__________________________________
Name:_______________________________       Name:________________________________
Its:________________________________       Its:_________________________________

================================================================================

Until ______________ all dealers that buy, sell or trade the Units, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as Underwriters and with respect to unsold allotments or subscriptions.







You should rely only on the information contained in this document or incorporated by reference and supplemental literature referred to in this Prospectus. UP Sedona has not authorized anyone to provide you with information that is different. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered by this Prospectus in any State to any person to whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any sale made pursuant to this Prospectus shall under any circumstances create any implication that there has been no change in the affairs of the proposed hotel condominium project since the respective dates at which information is given as set forth in the Prospectus or since the date of this Prospectus. However, if any material change in the affairs of the proposed hotel condominium project shall occur during the time when a copy of this Prospectus is required to be delivered, UP Sedona will amend or supplement this Prospectus to reflect such change.






                               SEDONA GOLF RESORT
                              AND CONFERENCE CENTER






                        225 RESORT HOTEL INVESTMENT UNITS





                                PROSPECTUS DATED

                              ______________, 1997



================================================================================

                                   APPENDIX A

                    Description of Graphic and Image Material

1.  Location:       Inside Front Cover Page of Prospectus
    Item:           Photographs
    Description:    The  photographs  appearing on the inside front cover of the prospectus are from top to bottom:(a)The Sedona golf resort and conference center, and (b) model of hotel against the surrounding area.

2.  Location:       First Page Front and Back Following Inside Front Cover Page
    Item:           Photographs
    Description:    The photographs appearing on the front and back of the first page after the inside front cover of the prospectus are from top to bottom and front to back: (a) a colored main floor plate indicating units by type and suite numbers, corridors, conference center, restaurant, parking and landscaping, (b) a colored second floor plate showing unit types, suite numbers and corridors, and (c) a colored third floor plate showing unit types and suite numbers,

3.  Location:       Last Page of Prospectus Preceeding Inside Back Cover Page
    Item:           Photographs
    Description:    The photographs appearing on the last page of the prospectus preceeding the inside back cover page are from top to bottom and front to back: (a) a one bedroom OB1 Floor Plan.,
                    (b) a one  bedroom OB2  Floor  Plan., (c) a one bedroom OB3
                    Floor Plan, and (d) a studio ST1 floor plan.

4.  Location:       Inside Back Cover Page of Prospectus
    Item:           Photographs
    Description:    The  photographs  appearing  on the inside back cover of the prospectus are from top to bottom: (a) a general location map of Phoenix to the Grand Canyon, and (b) a map of the Sedona area.

5.  Location:       Page 16 of Prospectus
    Item:           Bar Graph
    Description:    This bar  graph  from  Smith  Travel  Research  outlines  in graphical form, the growth in occupancy and average daily rate for the total U.S. lodging industry from 1991 through 1995.

6.  Location:       Page 17 of Prospectus
    Item:           3 Bar Graphs stacked vertically
    Description:    These bar  graphs  from  Smith  Travel  Research  outline in graphical form, the occupancy, average daily rate and the revenue per available room for the total U.S. full service market and the total U.S. resort market from 1991 through 1995,

7.  Location:       Page 24 of Prospectus
    Item:           3 Bar Graphs stacked vertically
    Description:    These bar graphs  outline in graphical  form, the occupancy, average daily rate and the revenue per available room for the total U.S. full service market, the total U.S. resort market and the Sedona resort market from 1991 through 1995,

8.  Location:       Page 32 of Prospectus
    Item:           Bar Graph
    Description:    This bar  graphs  outline  in  graphical  form,  the  steady history of growth in occupancy, average rate and revenue per
                    available  room  for  Delta  Hotels  Limited,   the  primary
                    competitors of Delta Hotels Limited and Hotels in Canada for 1995 and 1996.

9.  Location:       Page 33 of Prospectus
    Item:           Bar Graph
    Description:    This bar graphs  outline in graphical  form,  the net income per available room for Delta Hotels Limited and for the hotel industry in Canada from 1991 and 1996.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses incurred in connection with the issuance and distribution of the securities being registered hereby are as follows:

     SEC registration fee...................................... $13,280.94
     NASD Filing Fee*..........................................
     Accountants' fees and expenses*...........................
     Legal fees and expenses*..................................
     Printing expenses*........................................
     Miscellaneous fees*.......................................
              Total*...........................................

     *  To be filed by amendment

ITEM 31.  SALES TO SPECIAL PARTIES.

          None.

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES.

          None.

ITEM 33.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Articles of Incorporation (the "Articles") require the Registrant to indemnify any person who is or was a director, officer, employee, or agent of the Corporation against liability for monetary damages for acts or alleged acts and failures to act or alleged failures to act of such person with respect to the Corporation. The effect of the provisions of the Articles and the Arizona Business Corporation Act (the "Business Corporation Act") is described below.

     The Articles and the Business Corporation Act require the Registrant to indemnify all "Outside Directors," as defined below, and officers of the Registrant who are not directors against "liability," as defined below. The Articles and the Business Corporation Act also require the Registrant to indemnify against reasonable "expenses," as defined below, any director who is the prevailing party in the defense of any proceeding to which the director is a party because such person is or was a director of the Registrant. In addition, the Business Corporation Act requires the Registrant to pay expenses to Outside Directors in advance of a final disposition of the proceeding if (1) the director furnishes to the Registrant a written affirmation (an "Affirmation") of his or her good faith belief that (i) his or her conduct was in good faith, (ii) he or she reasonably believed that the conduct was in the best interests of the Registrant or at least not opposed to the Registrant's best interests, and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful (the "Standard of Conduct") and (2) the director provides the Registrant with a written undertaking (an "Undertaking") to repay the advance if it ultimately is determined that the director did not meet the Standard of Conduct. However, the Business Corporation Act prohibits the Registrant from advancing expenses to an Outside Director if a court of competent jurisdiction determines before payment that the director failed to meet the Standard of Conduct and a court does not otherwise authorize indemnification.

     The Articles and the Business Corporation Act also require the Registrant to indemnify a director who is not an Outside Director against liability, but only if the Registrant is authorized in the specific case after a determination has been made by either (a) a majority of the members of the Board of Directors who are not at the time parties to the proceeding, (b) special legal counsel, or
(c) the shareholders of the Registrant (excluding shares owned by or voted under the control of directors who are at the time parties to the proceeding) that the director has met the Standard of Conduct (a "Determination"). In addition, the Business Corporation Act prohibits the Registrant from indemnifying a director who is not an Outside Director in connection with a proceeding by or in the right of the Registrant in which the director is adjudged liable to the Registrant, or in connection with a proceeding in which the director was adjudged liable on the basis that the director improperly received a personal benefit. The Business Corporation Act and the Articles permit the Registrant to pay for or reimburse the reasonable expenses of a director who is not an Outside Director in advance of the final disposition of a proceeding if the director furnishes the Registrant with an Affirmation, an Undertaking, and a Determination is made that the facts then known to the persons making the Determination would not preclude indemnification under the Business Corporation Act.

     As permitted by the Business Corporation Act, except for situations where the Registrant is required to indemnify its officers who are not also directors against liability, as described above, the Articles require the Registrant to indemnify against liability and permit the Registrant to advance expenses to any officer, employee, or agent who is not a director to the same extent as to a director. However, the Business Corporation Act prohibits the Registrant from indemnifying such persons against liability unless a Determination is made that indemnification is permissible because the person has met the Standard of Conduct. The Business Corporation Act permits the Registrant to pay for or reimburse expenses to an officer, employee, or agent who is not a director in advance of a final disposition of the proceeding, but only if the person furnishes to the Registrant an Affirmation and an Undertaking, and a Determination is made that the facts then known to the persons making the Determination would not otherwise preclude indemnification.

     The Articles and the Business Corporation Act permit a director or officer of the Registrant to apply to a court for indemnification, in which case the court may, subject to certain conditions, order the Registrant to indemnify such person for part or all of the person's liability and expenses.

     The Business Corporation Act defines "Outside Director" to mean a director who, when serving as a director, was not an officer, employee or holder of more than 5% of the outstanding shares of any class of stock of the Registrant. "Liability" under the Business Corporation Act means the obligation to pay a judgment, settlement, penalty or fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding and include obligations and expenses that have not yet been paid by the indemnified person but that have been or may be incurred. The Business Corporation Act defines "expenses" as attorney fees and all other costs and expenses reasonably related to a proceeding.

ITEM 34.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

          Not  Applicable.

ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial Statements

                  Independent Auditors' Report
                  Balance Sheet as of December 31, 1996
                  Notes to Balance Sheet - December 31, 1996

          (b)  Exhibits

EXHIBIT
NUMBER                        EXHIBIT
------                        -------
1.1*       Form of Selling Agent Agreement
3.1**      Articles of Incorporation of the Registrant
3.2**      Bylaws of the Registrant
4.1*       Form of Certificate evidencing ownership of a Unit
5.1*       Opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears,
           a professional association
8.1* Form of Opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, as to the Tax Matters
10.1**     Golf Facilities Agreement
10.2** Reciprocal Easement Agreement with Covenants and Restrictions Affecting Land regarding Ridge Spa and Racquet Club
10.3       Condominium Declaration
10.4***    Articles of Incorporation of Condominium Association
10.5***    Bylaws of Condominium Association
23.1*      Consent of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears,
           a professional association (included as Exhibits 5.1 and 8.1 hereto)
23.2**     Consent of Toback CPA's, P.C.
24.1** Power of Attorney of Directors and Executive Officers (included on the Signature Page of the Registration Statement)
27*        Financial Data Schedule

*    To be filed by amendment
**   Filed March 3, 1997 Registration Statement 333-22643
*** Filed March 3, 1997 Registration Statement 333-22643 as Annexes D and E, respectively, to the Prospectus

ITEM 36.  UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offer therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i) The undersigned registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Phoenix, State of Arizona, on the 15th day of April, 1997.

                                       UP SEDONA, INC.


                                       By: /s/ William Oliver
                                           --------------------------------
                                               William Oliver
                                               President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


   SIGNATURE                         POSITION                        DATE
   ---------                         --------                        ----

*
-----------------------------   Chairman of the Board            April 15, 1997
Victor D. Setton

/s/ William Oliver
-----------------------------   President                        April 15, 1997
William Oliver                  (Chief Executive Officer)

*
-----------------------------   Secretary and Treasurer          April 15, 1997
Raymond J. Langrish             (Chief Financial Officer and
                                Chief Accounting Officer)


*
-----------------------------
 By: William Oliver
     Attorney-in-Fact